Exhibit 2.1
PURCHASE AND SALE AGREEMENT
BY AND AMONG
THE ENTITIES LISTED AS “SELLERS” ON THE SIGNATURE PAGE TO THIS AGREEMENT,
AND
MHC OPERATING LIMITED PARTNERSHIP
DATED MAY 31, 2011

PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of May 31, 2011 (“Effective Date”), by and among the entities listed “Sellers” on the signature page to this Agreement (each a “Seller” and collectively “Sellers”), having an office at 150 N. Wacker Drive, Suite 2800, Chicago, Illinois 60606, and MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (“Purchaser”), having an office at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606.
RECITALS
          A. Sellers are the respective owners (or ground lessees or holders of a mortgage, as applicable) of the real properties listed on Exhibit A attached hereto (the “Properties”; each of the Properties is individually referred to as a “Property”), and Sellers are also the owner of all the other Acquired Assets (as hereinafter defined), as applicable.
          B. Sellers desire to sell the Acquired Assets to Purchaser, and Purchaser desires to purchase the Acquired Assets from Sellers, each upon and subject to the terms and conditions of this Agreement.
     THEREFORE, in consideration of and in reliance upon the above Recitals, which by this reference are incorporated herein, the terms, covenants, conditions and representations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:
          1. PURCHASE AND SALE OF PROPERTY
          A. Description of Acquired Assets. Subject to the terms and conditions of this Agreement, Sellers agree to sell and convey and Purchaser agrees to purchase and acquire all of Sellers’ right, title and interest (whether now or hereafter existing) in and to the following described property (all of which is herein collectively referred to as the “Acquired Assets”):
          (i) each Property listed on Exhibit A (other than the Ground Lease Property, as hereinafter defined) which shall include the following:
     (a) the land comprising each Property (the legal descriptions of which shall be agreed upon by the parties within five (5) business days after the receipt of the Title Commitments (as hereinafter defined)) together with any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining such land or any of it (all of the foregoing being included within the term “Land”);
     (b) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all recreational buildings, structures and facilities, signs (provided that Purchaser shall remove all references to “Hometown,” “Hometown

America,” and “Providence” from each sign within sixty [60] days after the later to occur of the applicable Closing or the expiration or earlier termination of the Management Agreement (as hereinafter defined) with respect to each Property, as applicable), plumbing, heating, ventilating, air conditioning, mechanical, electrical and other utility systems, water and sewage treatment plants and facilities (including wells and septic systems), parking lots and facilities, landscaping, roadways, sidewalks, swimming pools, security devices, and light fixtures, which are not owned by tenants under the Leases (as such term is hereinafter defined) (collectively, the “Improvements”); and
     (c) all easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining to such Property (collectively, the “Appurtenances”).
(ii)	Sellers’ interest in and to:
     (a) that certain Lease (the “Original SW Lease”) dated as of March 15, 1979, by and between McDay Corporation, a California corporation, as lessor (the “Original SW Lessor”), and Colony Mobile Home Communities, Inc., a Florida corporation, as lessee (the Original SW Lessee”), as evidenced by that certain Memorandum of Lease recorded in Book 940, Page 1491 of the Official Records of the Public Records of Manatee County, Florida (the “O.R.”). The Original SW Lease was amended by that certain (a) Modification of Lease dated February 6, 1980 (the “First SW Amendment”), (b) Amendment to Leases dated as of June 30, 1987 and recorded in O.R. Book 1193 Page 573 (the “Second SW Amendment”), (c) Release and Settlement Agreement dated August 31, 1990 (the “Settlement Agreement”), (d) Third Amendment to Lease Agreement effective as of January 14, 1994 (the “Third SW Amendment”), as evidenced by that certain Memorandum of Amendment to Lease Agreement recorded in O.R. Book 1426, Page 3657, (e) Fourth Amendment to Lease Agreement dated as of October 16, 2003 and recorded in O.R. Book 1876, Page 4826 (the “Fourth SW Amendment”), and (f) Fifth Amendment to Ground Leases dated as of September 27, 2010 (the “Fifth Amendment”). The Original SW Lease, as amended by the First SW Amendment, the Second SW Amendment, the Settlement Agreement, the Third SW Amendment, the Fourth SW Amendment and the Fifth Amendment is sometimes hereinafter referred to as the “SW Lease”;
     (b) that certain Lease (the “Original SE Lease”) dated as of May 31, 1977, by and between Jesse W. Edmonds, Oneita F. Edmonds, Jesse Louis Edmonds, Ethel Lela Kinnard, and Dixie Jean Thinnes, as lessors (collectively, the “Original SE Lessor”), and Colony Mobile Home Communities, Inc., a Florida corporation, as lessee (the

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“Original SE Lessee”), as evidenced by that certain Memorandum of Lease recorded in O.R. Book 865, Page 407 and the Corrective Memorandum of Lease recorded in O.R. Book 870, Page 1. The Original SE Lease was amended by that certain (a) Amendment to Leases dated as of June 30, 1987 and recorded in O.R. Book 1193 Page 573 (the “First SE Amendment”), (b) Settlement Agreement, (c) Second Amendment to Lease Agreement effective as of January 14, 1994 (the “Second SE Amendment”), as evidenced by that certain Memorandum of Amendment to Lease Agreement recorded in O.R. Book 1426, Page 3676, (d) Third Amendment to Lease Agreement dated as of October 16, 2003 and recorded in O.R. Book 1876, Page 4840 (the “Third SE Amendment”), and (e) Fifth Amendment. The Original SE Amendment, as amended by the First SE Amendment, the Settlement Agreement, the Second SE Amendment, the Third SE Amendment and the Fifth Amendment is sometimes hereinafter referred to as the “SE Lease”;
     (c) that certain Lease (the “Original Lakes Lease”) dated as of March 15, 1979, by and between McDay Corporation, a California corporation, as lessor (the “(Original Lakes Lessor”), and F & B Properties, Inc., a Florida corporation, as lessee (the “Original Lakes Lessee”), as evidenced by that certain Memorandum of Lease recorded in O.R. Book 940, Page 1582. The Original Lakes Lease was amended by that certain (a) Modification of Lease dated February 6, 1980 (the “First Lakes Amendment”), (b) Amendment to Leases dated as of June 30, 1987 and recorded in O.R. Book 1193 Page 573 (the “Second Lakes Amendment”), (c) Third Amendment to Lease Agreement effective as of January 14, 1994 (the “Third Lakes Amendment”), as evidenced by that certain Memorandum of Amendment to Lease Agreement recorded in O.R. Book 1426, Page 3667, (d) Fourth Amendment to Lease Agreement dated as of October 16, 2003 and recorded in O.R. Book 1876, Page 4854 (the “Fourth Lakes Amendment”), and (e) Fifth Amendment. The Original Lakes Lease, as amended by the First Lakes Amendment, the Second Lakes Amendment, the Third Lakes Amendment, the Fourth Lakes Amendment and the Fifth Amendment is sometimes herein referred to as the “Lakes Lease”. The Lakes Lease, the SW Lease and the SE Lease are each sometimes individually referred to herein as a “Ground Lease” and collectively as the “Ground Leases”;
     (d) all related Improvements, Appurtenances, Personal Property (as hereinafter defined), Intellectual Property (as hereinafter defined), Licenses and Permits (as hereinafter defined) and Warranties (as hereinafter defined);
     (e) the following promissory notes payable to the order of Colony Cove SPE LLC: (a) a Replacement Promissory Note (Lakes) dated October 3, 2003, made by Oneita F. Edmonds, as Trustee of the Edmonds Trust, in the original principal amount of $980,181.48; (b) a

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Replacement Promissory Note (Southwest) dated October 3, 2003, made by Oneita F. Edmonds, as Trustee of the Edmonds Trust, in the original principal amount of $1,351,067.94; and (c) a Replacement Promissory Note (Southeast) dated October 3, 2003, made by Oneita F. Edmonds, as Trustee of the Edmonds Trust, in the original principal amount of $972,409.33 (individually a “Colony Cove Note” and collectively the “Colony Cove Notes”); and
     (f) the Property that is subject to the Ground Leases is hereinafter referred to as the “Ground Lease Property.”
          (iii) all furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, computers (including factory installed software but excluding proprietary and licensed software), office supplies and equipment, and other tangible personal property of every kind and description situated in, on, over or under the Properties or used solely in connection therewith which are not owned by tenants under the Leases, together with all replacements and substitutions therefor (but specifically excluding a cherry picker which is used in connection with the Properties but that is located at University Lakes MHC owned by a subsidiary of Hometown (as hereinafter defined) that is not subject to this Agreement) (together with the intangible personal property described in Section 1(A)(iv) below, collectively, the “Personal Property”);
          (iv) to the extent in Seller’s possession or control, all existing surveys, blueprints, drawings, plans and specifications in Sellers’ possession (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications), construction drawings, environmental reports, police reports, and other documentation for or with respect to the Properties or any part thereof; all available tenant lists and data, and correspondence with past, present and prospective tenants, utility companies and other third parties; stationery, brochures, booklets, manuals and promotional, marketing and advertising materials (other than such materials that contain the Excluded Trademarks [as hereinafter defined] or that are a part of HTA’s (defined below) national marketing and advertising program); any correspondences relating to any homeowners’ association or similar organization affecting the Properties; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used in connection with the operation of the Properties or any part thereof;
          (v) all intellectual property owned by Sellers relating to the Acquired Assets, whether registered or unregistered, including, without limitation: (a) trademarks and service marks and registrations and applications therefor, trade dress, trade names (including the names of each Property set forth on Exhibit A), corporate names, logos and slogans to the extent used exclusively in connection with the Acquired Assets (and not any other properties owned by any affiliate of Sellers owning properties that are not sold pursuant to this Agreement), together with all goodwill associated with each of the foregoing; (b) confidential information, including customer lists and the rights to prevent the disclosure thereof by any person; and (c) telephone exchange numbers unique to the

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Properties (as opposed to routed to a corporate call center applicable to more properties than just the Properties) (collectively, “Intellectual Property”); provided, however, it is understood and agreed that notwithstanding anything contained in this Agreement or any documents delivered in connection with a Closing to the contrary, Purchaser is not acquiring any: (i) rights in and to the names, trademarks or servicemarks “Hometown,” “Hometown America,” or “Providence” or the logos associated therewith and/or any combinations thereof (collectively, the “Excluded Trademarks”), (ii) rights or assets which are owned, used by or relate to any affiliates of Sellers, as opposed to rights and assets used by or relating to only such entities listed as Sellers in this Agreement in connection with the Properties, and any “corporate” minutes books of such entities listed as Sellers (except pursuant to Section 1(B) below in the event of a transfer of Ownership Interests), or (iii) rights or assets relating to any pre-Closing liabilities, obligations retained by Sellers or other liabilities not expressly assumed hereunder by the Purchaser;
          (vi) the Leases and the Service Contracts (as such terms are hereinafter defined). A summary of all current residential leases affecting each Property or any part thereof (including, without limitation, all so-called “rent-to-own” leases with respect to manufactured homes but excluding any non-residential leases) (collectively, the “Leases”, with each summary being herein referred to as a “Rent Roll”) has been posted in the OneHub data room (“Data Room”) folder captioned “Representation-Knowledge Folder” maintained by Sellers with respect to the transactions contemplated by this Agreement and the Homes and Loans Purchase Agreement (defined below) to which Purchaser has access with respect to the transactions contemplated by this Agreement. The term “Service Contracts” shall mean, collectively, purchase, service and maintenance agreements, equipment leases and any other agreements, contracts, leases (excluding Leases), licenses and permits, including, without limitation, agreements for the provision of utility services, cable television and satellite master antenna television system agreements, affecting or pertaining in any way to each Property or any part thereof;
          (vii) all licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any federal, state or local government or other political subdivision thereof, including, without limitation, any person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, or any court, arbitrational tribunal, administrative agency or commission (each a “Governmental Authority”) which are held by any Seller with respect to the Acquired Assets, including, without limitation, the construction, use or occupancy of the Properties, together with any deposits made by such Seller thereunder, to the extent the same and such deposits are transferable (the “Licenses and Permits”);
          (viii) all warranties and guaranties held by any Seller with respect to any Improvements or Personal Property, to the extent the same are transferable (the “Warranties”); and
          (ix) the Michigan Loans (as hereinafter defined).
          B. Purchase of Ownership Interests. Notwithstanding anything contained in this Agreement to the contrary, Purchaser or Seller shall each, at its option and upon written

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notice to the other not later than June 15, 2011 for Properties scheduled for the First Closing and not later than fifteen (15) days prior to the then-scheduled Closing Date for all other Properties, and subject to the other party’s consenting thereto in their sole but reasonable discretion, and in lieu of conveying title to some or all of the Properties via conveyance deeds, exercise reasonable efforts to agree upon Purchaser acquiring one hundred percent (100%) of the equity ownership interests, including, without limitation, in the event that the Company (as hereinafter defined) is a limited partnership, all of the limited partnership and general partnership interests, (the “Ownership Interests”) in some or all of the Sellers that own title to the Properties (or a ground lease estate, as applicable) and other related Acquired Assets (each such Seller being referred to herein as a “Company”). If the sale of a particular Property is structured as aforesaid, then the provisions of Exhibit E shall apply and are incorporated herein and Sellers shall cause each person or entity that owns an Ownership Interest in a Company (each an “Entity Seller”) and Purchaser shall execute an amendment to this Agreement, in the form attached hereto as Exhibit F, subject to such changes and other provisions as may be mutually agreed upon by the parties, agreeing to be bound by all of terms, conditions and obligations of the Sellers hereunder to the extent applicable to such Ownership Interests and the Property owned by such Company (each a “Company Property”), and each Entity Seller shall be deemed to be a “Seller” under this Agreement and the Ownership Interests shall be deemed to be “Acquired Assets” under this Agreement.
          C. Service Contracts. Sellers shall give appropriate notices of termination of all terminable Service Contracts promptly after receiving written notice from Purchaser (provided such notice is given at least ten (10) days prior to the applicable Closing Date) requesting that such Service Contracts be terminated; provided, however, that Purchaser acknowledges and agrees that: (i) any such termination may be conditioned or delayed based upon the completion of the corresponding Closing or expiration or earlier termination of the Management Agreement, as applicable; and (ii) any such termination shall be effective only after expiration of any notice or grace period specified in the provisions of the applicable Service Contract (which may not occur until after the Closing). Purchaser shall be solely responsible for any and all costs and expenses incurred with respect to the terminated Service Contracts from and after the date of the applicable Closing. Purchaser shall assume at each applicable Closing all Service Contracts that by their terms are not terminable or that have not, in fact, been terminated as of such Closing. Purchaser acknowledges that some of the Service Contracts have been entered into by Sellers or affiliates thereof on a national basis and may not be transferable in which event they shall be cancelled by Sellers, at their sole cost and expense, as of the applicable Closing or expiration or earlier termination of the Management Agreement relative to such Property.
          D. Termination of Agreement With Respect to Certain Properties. Purchaser and Sellers each acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary (i) if Purchaser terminates this Agreement pursuant to any termination right set forth herein with respect to either of the Properties commonly known as “Macomb” or “Westbrook” located in Macomb, Michigan, then this Agreement will automatically terminate with respect to the other Property, (ii) if Purchaser terminates this Agreement pursuant to any termination right set forth herein with respect to either of the Properties common known as “Cloverleaf Farms” or “Cloverleaf Forest” located in Brooksville, Florida, then this Agreement will automatically terminate with respect to the other Property, (iii) if Purchaser terminates this

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Agreement pursuant to any termination right set forth herein with respect to either of the Properties common known as “Peppermint Woods” or “Williams Estates” located in Middle River, Maryland, then this Agreement shall automatically terminate with respect to the other Property, (iv) if Purchaser terminates this Agreement pursuant to any termination rights set forth herein with respect to either a manufactured home community or related parcel as set forth on Exhibit A, then this Agreement shall automatically terminate with respect to both the manufactured home community and the related parcel; (v) each manufactured home community and its related parcel(s) (as shown on Exhibit A) shall close simultaneously; and (vi) the Purchase Price that has been allocated to a Property shall be deemed to include the related parcel as set forth on Exhibit A.
          2. PURCHASE PRICE
          The total consideration to be paid by Purchaser to Sellers for the Acquired Assets is One Billion Two Hundred Sixty Three Million Six Hundred Thousand Sixty Four and 00/100 Dollars ($1,263,600,064.00), subject to adjustment as set forth herein (the “Purchase Price”), which shall be paid as follows:
          A. Earnest Money. Within one (1) business day after the execution of this Agreement by Sellers and Purchaser, Purchaser shall deposit with First American Title Insurance Company (“Escrowee”) by wire transferred federal funds the sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (together with any interest earned thereon, the “Earnest Money”). The Earnest Money shall be held by Escrowee pursuant to the terms of a strict joint order escrow agreement executed by Sellers, Purchaser and Escrowee in the form of Exhibit G attached hereto (the “Escrow Agreement”). If and as Purchaser directs, Escrowee shall invest the Earnest Money in an interest bearing savings or money market account or short term U.S. Treasury Bills or similar cash equivalent securities. If the transactions contemplated by this Agreement close in accordance with the provisions of this Agreement, at each Closing an allocable portion of the Earnest Money (based on the allocation of the Purchase Price to the Acquired Assets that are the subject of each such Closing) shall be delivered by Escrowee to the applicable Sellers as payment toward the allocated portion of the Purchase Price to be paid at each such Closing, and the remaining portion of the Earnest Money shall continue to be held by Escrowee until applied or disbursed in accordance with the terms of this Agreement.
          B. Existing Mortgage Financing. There are currently first mortgage liens (the “Existing Mortgages”) against certain of the Properties securing promissory notes (the “Existing Notes”) all as more particularly described on Exhibit H attached hereto (the “Existing Loans”). At each Closing for a Property that is the subject of a Loan Assumption, the outstanding principal balance of the applicable Existing Loans shall be credited against the portion of the Purchase Price to be paid at such Closing.
          C. ELS Stock. A portion of the Purchase Price shall be payable in shares of Equity LifeStyle Properties, Inc. (“ELS”) (as adjusted for splits, reclassifications, recapitalizations, recombinations and/or similar events or transactions, the “Shares”) representing consideration in the sum of Two Hundred Million and 00/100 Dollars ($200,000,000.00) in the aggregate as follows and in the following order: (i) 1,708,276 shares of common stock of ELS, par value $0.01 per share (the “Common Stock”), representing the sum of

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Ninety Nine Million Eighty Thousand and 00/100 Dollars ($99,080,000.00) divided by Fifty-Eight and 00/100 Dollars ($58.00) per share not to exceed 4.5% of the then outstanding shares of Common Stock and (ii) 1,740,000 shares of Series B Preferred Stock of ELS, par value $0.01 per share (the “Preferred Stock”) with the rights, preferences and privileges as set forth on the Articles Supplementary attached hereto as Exhibit S, representing the sum of One Hundred Million Nine Hundred Twenty Thousand and 00/100 Dollars ($100,920,000.00) divided by Fifty-Eight and 00/100 Dollars ($58.00) per share (collectively, the “Stock Consideration”). For purposes of paying the Stock Consideration pursuant to this Section 2(C), ELS shall contribute stock certificate(s) in book entry form representing the Stock Consideration to MHC Trust, who in turn will contribute stock certificate(s) in book entry form representing the Stock Consideration to Purchaser, and Purchaser shall deliver such stock certificate(s) in book entry form as provided for in this Agreement. At the First Closing, Sellers shall receive Shares of Common Stock valued at $58.00 per share with an aggregate value of Eighty Three Million Four Hundred Thousand and 00/100 Dollars ($83,400,000.00) and Shares of Preferred Stock valued at $58.00 per share with the aggregate value of Sixteen Million Six Hundred Thousand and 00/100 Dollars ($16,600,000.00) to be applied toward the Purchase Price to be paid at the First Closing. All Stock Consideration paid at the First Closing shall be subject to a 90 day lock-up period. Purchaser shall have the right to direct the delivery of the stock certificates representing the Stock Consideration to the ultimate entities or individuals that would receive distributions from each of the Sellers (the “Stock Recipients”). The Stock Recipients shall enter into an amendment to this Agreement for the purposes of agreeing to deliver to Purchaser and ELS the representations and warranties contained in Section 7(A)(xxxix) through Section 7(A)(xliv). Notwithstanding anything herein to the contrary, in no event shall any Seller or any Stock Recipient redeem any Preferred Stock for Common Stock if, after taking into consideration such redemption, the total amount of Common Stock held by any Seller or any Stock Recipient shall exceed ten percent (10%) of the then outstanding Common Stock. The provisions of this Section 2(C) shall survive each Closing (including the Final Closing) and the recordation and delivery of any deeds and other transfer instruments.
          D. Ground Lease Credit.
          (i) Colony Cove Ground Lease. Sellers and Purchaser acknowledge and agree that the Ground Lease contains (a) an option to purchase the Ground Lease Property that cannot be exercised by the ground lessee thereunder until the occurrence of certain conditions contained therein and (b) the right of the ground lessor to “put” the Ground Lease Property to the ground lessee. Sellers and Purchaser further acknowledge and agree that the purchase price for the Ground Lease Property to be paid by the ground lessee upon the trigger of such option to purchase or sell the Ground Lease Property (the “Ground Lease Property Purchase Price”) increases from time to time in accordance with Schedule 2(D) attached hereto.
          (ii) Colony Cove Escrow. At the applicable Closing for the Ground Lease Property if the Ground Lease Fee Closing has not occurred, Sellers shall deposit into an escrow (the “Ground Lease Escrow”) established by Escrowee Shares of Preferred Stock valued at $58.00 per share equal in value to the amount of Six Million Six Hundred Thousand and 00/100 Dollars ($6,600,000.00) (the “Ground Lease Escrow Shares”) and Purchaser shall deposit into an escrow (the “Ground Lease Note Escrow”),

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an amount equal to the then-outstanding balance together with accrued but unpaid interest pursuant to the Colony Cove Notes (the “Note Funds”). At the applicable Closing for the Ground Lease Property, Sellers, Purchaser and the Title Insurer shall enter into (a) an escrow agreement substantially in the form of Exhibit T attached hereto (the “Ground Lease Escrow Agreement”), which shall govern the creation and maintenance of the Ground Lease Escrow and (b) an escrow agreement substantially in the form of Exhibit T-1 attached hereto (the “Ground Lease Note Escrow Agreement”), which shall govern the creation and maintenance of the Ground Lease Note Escrow.
          (iii) Incremental Disbursements. On the first business day of the first full calendar quarter after the applicable Closing Date for the Ground Lease Property, and on the first business day of each calendar quarter thereafter (each such date being an “Escrow Disbursement Date”) through the Ground Lease Fee Closing (or earlier upon depletion of the escrow funds), (a) Purchaser shall receive a distribution from the Ground Lease Escrow equal to the aggregate amount set forth as the “Distribution Amount,” as shown on Schedule 2(D), for the prior calendar quarter. For each such Distribution Amount, Purchaser shall receive Ground Lease Escrow Shares in the amount of such Distribution Amount divided by $58.00 and (b) Purchaser shall receive a distribution from the Ground Lease Note Escrow equal to the aggregate amount set forth as the “Note Distribution Amount,” as shown on Schedule 2(D), for the prior calendar quarter.
          (iv) Post-Closing Final Disbursement. In the event that the Closing consists of the transfer of the Ground Lease (as opposed to the fee title) for the Ground Lease Property, then upon the consummation of the purchase (or deemed purchase, as provided below) of the fee interest in the Ground Lease Property (“Ground Lease Fee Closing”) by Purchaser (or its designee), Purchaser shall receive a distribution of Ground Lease Escrow Shares from the Ground Lease Escrow in an amount equal to the aggregate amount set forth as the “Distribution Amount,” as shown on Schedule 2(D), between the date on which the Ground Lease Fee Closing occurs and the previous Escrow Disbursement Date, prorated to account for such closing occurring on any day other than the first day of a month, divided by $58.00. Immediately upon such distribution to Purchaser, all remaining Ground Lease Escrow Shares and any cash balance in the Ground Lease Escrow shall be disbursed to Sellers and the Ground Lease Escrow shall automatically terminate. Notwithstanding anything in this Section 2(D) to the contrary, in no event shall Sellers’ liability with respect to the Ground Lease Escrow exceed the aggregate amount of $6,600,000.00. Notwithstanding anything herein to the contrary, Purchaser shall use good faith efforts to consummate the Ground Lease Fee Closing on the earliest possible date under the terms of the Ground Lease. If such Ground Lease Fee Closing does not occur on such earliest possible date solely as a result of a default by Purchaser under the terms of the Ground Lease then Purchaser shall be deemed to have consummated the Ground Lease Fee Closing on such earliest possible date for purposes of calculating the Distribution Amount and disbursing Seller’s portion thereof. From and after the applicable Closing Date with respect to the Ground Lease Property and so long as the Ground Lease Escrow is in effect, if Purchaser receives a notice under the Ground Lease that triggers the right of the ground lessee thereunder to exercise the option to purchase the fee interest in the Ground Lease Property or allows the ground lessor to

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“put” the Ground Lease Property to the ground lessee, Purchaser shall provide Sellers with a copy of such notice within five (5) business days after Purchaser’s receipt thereof.
          (v) Pre-Closing “Put” or Exercise of the Purchase Option of the Ground Lease. In the event that, pursuant to the terms of the Ground Lease, the ground lessor under the Ground Lease elects to “put” the Ground Lease Property to the lessee under the Ground Lease and the Ground Lease Fee Closing in accordance with the terms of the Ground Lease occurs prior to the Closing with respect to the Ground Lease Property under this Agreement, then the applicable Seller shall consummate the Ground Lease Fee Closing pursuant to the terms of the Ground Lease prior to the Closing with respect to the Ground Lease Property under this Agreement. In the event that, pursuant to the terms of the Ground Lease, the ground lessor under the Ground Lease delivers the “Offer Notice” (as such term is defined in the Fifth Amendment), the applicable Seller shall elect to purchase the fee interest in the Ground Lease Property pursuant to the terms of the Ground Lease and the applicable Seller shall exercise commercially reasonable efforts to consummate the Ground Lease Fee Closing subject and pursuant to the terms of the Ground Lease prior to or simultaneously with the Closing with respect to the Ground Lease Property under this Agreement and Purchaser shall exercise commercially reasonable efforts to consummate the Closing simultaneously with Seller’s purchase of the Ground Lease Property and Sellers shall have the right to direct, if permitted by the Ground Lease, the ground lessor to convey title to the Ground Lease Property directly to Purchaser. Sellers shall provide Purchaser with copies of all notices, correspondences and documents with respect to any transfer of the fee interest in the Ground Lease Property and shall keep Purchaser apprised of the status of such transfer.
          (vi) Pre-Closing Death of Ground Lessor. Prior to the applicable Closing Date with respect to the Ground Lease Property, if Sellers receive a notice under the Ground Lease that triggers the right of the ground lessee thereunder to purchase the fee interest in the Ground Lease Property pursuant to the Ground Lease, Sellers shall provide a copy of such notice to Purchaser within five (5) business day after Sellers’ receipt thereof. In such event and upon notice from Purchaser to Sellers, pursuant to which Purchaser has elected to cause the applicable Seller to purchase the fee simple interest in the Ground Lease Property and which notice states a closing date on which Purchaser elects that the Ground Lease Fee Closing shall occur, Seller shall, within five (5) business days after receipt of Purchaser’s notice, deliver a notice to the ground lessor, pursuant to the terms of the Ground Lease, electing to purchase the fee simple interest in the Ground Lease Property and have the Ground Lease Fee Closing occur on the date set forth in Purchaser’s notice (or such other date as may be required by the Ground Lease). If the Ground Lease Fee Closing occurs prior to the Closing with respect to the Ground Lease Property under this Agreement, then the applicable Seller shall consummate the Ground Lease Fee Closing pursuant to the terms of the Ground Lease as aforesaid. Sellers shall provide Purchaser with copies of all notices, correspondences and documents with respect to such transfer and shall keep Purchaser apprised of the status of such transfer.
          (vii) Pre-Closing Purchase of the Ground Lease Property. Notwithstanding any provision contained herein to the contrary, in the event that the

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Ground Lease Fee Closing shall have occurred prior to the Closing with respect to the Ground Lease Property under this Agreement in accordance with the terms of Sections 2(D)(v) or 2(D)(vi) above, then: (a) the fee simple interest in the Ground Lease Property shall be included in the definition of “Acquired Assets” hereunder; (b) the applicable Seller, in lieu of transferring its interest in the Ground Lease at the applicable Closing, shall cause to be transferred to Purchaser (or its designee) fee simple title to the Ground Lease Property at such Closing, pursuant to the same form of transfer documents by which the Sellers are transferring fee simple title to the other Properties under this Agreement (or such form as may be required by the Ground Lease if Sellers direct the ground lessor to consummate the Ground Lease Fee Closing directly with Purchaser); (c) the Purchase Price shall be increased by $33,400,000.00, (d) Purchaser and the applicable Seller shall not enter into the Ground Lease Escrow Agreement or the Ground Lease Note Escrow Agreement; and (e) the applicable Seller shall not escrow the Ground Lease Escrow Shares and Purchaser shall not escrow the Note Funds.
          E. Cash Balance. At each Closing, Purchaser shall pay to the applicable Seller the Purchase Price allocated to the applicable Acquired Assets minus (i) the allocable portion of the Earnest Money applicable to such Closing plus the allocable portion of the interest, if any, earned on the principal balance of such Earnest Money, to the extent paid to Seller, (ii) the aggregate amount of the indebtedness then owed under the Existing Loan Documents that are the subject of a Loan Assumption, as applicable, and (iii) the Stock Consideration delivered to Seller, as applicable, such sum to be paid by wire transferred federal funds, subject, however, to such adjustments and prorations as are required pursuant to this Agreement (such amount, as adjusted, is hereinafter referred to as the “Cash Balance”). Furthermore, Purchaser shall provide Sellers with a credit at Closing in the amount of any reserve or escrow accounts existing as of the Closing Date relative to the corresponding Loan Assumption (collectively, the “Reserves”), whereupon the Reserves will continue to be held by the applicable Existing Lender and become Purchaser’s assets and Purchaser shall be entitled to a return thereof directly from the applicable Existing Lender (or, if such amounts are paid to a Seller upon repayment of the applicable Existing Loan, such Seller shall immediately deliver such Reserves to Purchaser). Notwithstanding the foregoing, if required by an Existing Lender, Purchaser shall replace the amount of the Reserves then existing with such amounts as may be reasonably required by such Existing Lender, in which case Sellers shall receive, at or after the applicable Closing, directly from such Existing Lender, an amount equal to the Reserves existing as of the applicable Closing Date, it being understood and agreed that Sellers’ rights in and to such distribution of the Reserves pursuant to this sentence shall survive the applicable Closing and Purchaser shall assign any rights in and to such Reserves to Sellers to the extent required to effectuate the intent of this subsection.
          F. Application of Stock Consideration. After the First Closing, Sellers and Purchaser agree that the Shares may be issued and the Stock Consideration may be applied at such time and at such Closing(s) as Purchaser may determine in its sole discretion which occur on or prior to the Loan Assumption Commitment Outside Date; provided, however, if Closings have not occurred on Properties which are subject to Existing Loans which require equity of at least $120,000,000.00 (the “Equity Threshold”) as of the Loan Assumption Commitment Outside Date, then Purchaser may continue to use Stock Consideration until the Equity Threshold is reached.

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          G. Allocation of Purchase Price for Closings. Sellers and Purchaser agree that the Purchase Price shall be allocated among the individual Properties as set forth in a separate agreement among Sellers and Purchaser. Any references in this Agreement to an allocation of the Purchase Price shall mean the allocations agreed to by the parties as set forth in such separate agreement.
          H. Purchaser’s SEC and Accounting Allocations. Notwithstanding the allocation of the Purchase Price among the individual properties referred to in Section 2(G) above, to the extent that such allocations conflict with generally accepted accounting principles or laws, regulations or findings of the Securities and Exchange Commission (the “SEC”) or Internal Revenue Service (the “IRS”) (or any other regulatory authority) applicable to Purchaser, such allocations may be reflected in Purchaser’s disclosures with the SEC and filings with the IRS in order to comply with generally accepted accounting principles or such laws, regulations or findings of the SEC or the IRS (or any other regulatory authority), as applicable, provided however, any such internal allocations shall not modify the amount to be paid by Purchaser to Sellers with respect to any Properties.
     3. SELLERS’ COVENANTS PRIOR TO CLOSING
          Through the Final Closing Date (as hereinafter defined) or with respect to any Property, such earlier date upon which this Agreement is no longer applicable or the Closing therefor has occurred, and except as otherwise specifically provided in this Agreement, Sellers (and Purchaser, where applicable) shall:
          A. (i) commencing two (2) business days after the Effective Date, afford Purchaser and its representatives access, during regular business hours and upon reasonable advance notice, to the Acquired Assets and the management level employees of Sellers who perform functions on behalf of or provide services to the Properties and (ii) furnish, or cause to be furnished (and posted), to Purchaser, the documents and information set forth in Schedule 3(A) attached hereto including, without limitation, any updates thereto prepared by Sellers in the ordinary course of business. Purchaser shall protect, defend, indemnify and hold Sellers and any property management company of a Seller located at a Property harmless for any damage to any Property to the extent caused or alleged to have been caused by Purchaser or its representatives and which would not have been incurred but for the acts of Purchaser or its representatives, provided that if any claim relating thereto is asserted against Sellers, Sellers shall promptly give written notice thereof to Purchaser and allow Purchaser a reasonable opportunity to defend the same. The failure to give prompt notice shall not eliminate Purchaser’s obligations hereunder. Except as provided in Section 7(N) hereof, no investigation pursuant to this Section 3(A) shall alter any representation or warranty given in this Agreement or in Exhibit E by Sellers or the effect of any such representation or warranty. At Sellers’ election, a representative of Sellers shall be present during any entry by Purchaser or its representatives upon the Acquired Assets for inspecting same. Purchaser shall not cause or permit any mechanics’ liens or other liens to be filed against the Acquired Assets as a result of the inspections. Notwithstanding anything set forth herein to the contrary, Purchaser shall not be permitted to perform any Phase II environmental assessments or any tests that require the physical alteration of any Property (including, without limitation, borings or samplings) without the prior written consent of Sellers, which consent Sellers may withhold in its reasonable discretion. All information obtained shall

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be deemed to be Confidential Information pursuant to the terms of the Confidentiality Agreement (as hereinafter defined) and such information shall be used by Purchaser and its agents solely in connection with the transactions contemplated hereby or with respect to Purchaser’s offering of its shares to the public for funds related to this transaction it being understood and agreed that Purchaser shall have the right to include such information in its prospectus or other share offering materials or general SEC filings provided that any financial information set out therein or otherwise so disclosed shall with respect to the prospectus be made on a portfolio-wide basis and shall not be specific or identifiable to any specific Acquired Asset other than on a regional or state-wide consolidated percentages of revenue basis; provided, however that the obligation contained in this sentence shall cease as of the Closing relative to any Acquired Asset so purchased except with respect to any information regarding Sellers or their affiliates that is deemed to be proprietary by Sellers or relates to an Acquired Asset not purchased. Purchaser’s obligations pursuant to this Section 2(A) shall survive each Closing (including the Final Closing) and the recordation and delivery of any deeds and other transfer instruments or the termination of this Agreement;
          B. manage and operate the Properties substantially in accordance with Sellers’ past business practices and keep the Properties and the tangible Personal Property in reasonably good condition and repair, normal wear and tear and damage by casualty excepted. No Seller shall make any material change in the management of the Properties nor in its normal and customary leasing and billing practices, and shall not apply any security deposits against rent delinquencies or other Lease defaults except for Leases that have been terminated as of the applicable Closing in accordance with Sellers’ past business practices, without the prior written consent of Purchaser;
          C. not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Acquired Assets or any interest therein, nor initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations applicable to all or any part of the Properties as of the Effective Date that would be binding on Purchaser or a Property after the applicable Closing; provided, however, that, subject to Purchaser’s prior written approval, which approval shall not be unreasonably withheld or delayed, Sellers shall have the right to enter into easement, license and similar agreements that are reasonably necessary for the operation of the Properties for their intended purpose; provided, further, that Sellers may replace worn out or obsolete Personal Property in the ordinary course of business with personal property of equal or greater value and utility;
          D. not terminate, modify, amend, extend or renew any Lease or Service Contract or enter into any new Lease or Service Contract except in the ordinary course of business, or institute any new rent increases (except as set forth in the Disclosure Book), without the prior written consent of Purchaser, such consent not to be unreasonably withheld or delayed; and in no event shall any new Lease or any modification, amendment, extension or renewal of any existing Lease provide for a monthly rental less than the rental being charged as of the Effective Date and that would be binding on Purchaser or a Property after the applicable Closing unless same was included in the Disclosure Book. Sellers shall provide Purchaser with bi-weekly updates as to the status and terms of all terminations, modifications, amendments, extensions or renewals of any Leases or the execution of any new Leases;

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          E. promptly deliver to Purchaser (i) updated copies of Sellers’ monthly operating statements for the Acquired Assets for the period between the Effective Date and the applicable Closing Date, and (ii) written notice of the occurrence of any event that materially and adversely affects the truth or accuracy of any representations or warranties made or to be made by Sellers under or pursuant to this Agreement or Exhibit E;
          F. in the event of a termination of this Agreement in its entirety or with respect to certain Acquired Assets (except with respect to a termination as a result of a default by any Seller hereunder), Purchaser shall deliver to Sellers a complete copy of any written studies, reports, tests results or similar documents prepared by third-parties for or on behalf of Purchaser or its agents excluding only market and economic feasibility studies and other reports prepared by Purchaser, subject in each case to any confidentiality or other restrictions imposed by the issuer of such reports (it being understood that such reports will be delivered “AS-IS” and Seller shall have no right to rely upon same); provided, however, that Purchaser shall not be required to deliver to Sellers any such studies, reports, test results or similar documents with respect to more than ten (10) Properties (unless Purchaser shall have defaulted under this Agreement);
          G. comply in all material respects with all laws, ordinances, rules and regulations of any government, or any agency, body or subdivision thereof, and all agreements, covenants, conditions, easements and restrictions, relating to the Acquired Assets;
          H. maintain in full force and effect all insurance coverages for the Properties and the Personal Property in effect as of the Effective Date, subject to such modifications that are consistent with HTA’s other properties;
          I. comply in all material respects with all covenants, conditions and agreements pursuant to the Existing Loan Documents first accruing after the Effective Date; promptly deliver to Purchaser copies of any loan statements and material notices from any Existing Lender delivered to any Seller relating to the Existing Loan Documents, including, without limitation, any and all notices of default and copies of any notices from any Seller to any Existing Lender relating to the Existing Loan Documents; except as set forth in Section 3(M), not amend, modify, extend or terminate any Existing Loan Documents without the prior written consent of Purchaser; comply in all material respects with all covenants, conditions and agreements set forth in the loan documents evidencing and securing the Defeasance Loans (as hereinafter defined) first accruing after the Effective Date; promptly deliver to Purchaser copies of any loan statements and material notices from any lender with respect to a Defeasance Loan delivered to any Seller relating to the loan documents evidencing and securing the Defeasance Loan, including, without limitation, any and all notices of default and copies of any notices from any Seller to any lender relating to the Defeasance Loans;
     J. from the Effective Date through the Final Closing Date (or such earlier date as (i) this Agreement may be terminated due to Purchaser’s default which is not cured within applicable notice and cure periods, (ii) the Loan Assumption Commitment Outside Date (as defined below) with respect to any Properties which were assigned to a purchaser unaffiliated with Purchaser, (iii) the date upon which this Agreement is terminated as to any particular Property, as to such Property), Sellers and their parent, Hometown America Holdings, L.L.C., a Delaware limited liability company (“Holdings”), shall not, and shall cause each of their

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respective directors, officers, managers, general partners or authorized representatives (collectively, the “Exclusivity Parties”), to not, (A) initiate, solicit or knowingly encourage any inquiries or the making of any proposal regarding any Potential Transaction (as hereinafter defined); (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any material information or data to any third party relating to, any Potential Transaction; (C) enter into any verbal or written agreement or agreement in principle with respect to any Potential Transaction; or (D) otherwise knowingly facilitate any effort or attempt to consummate a Potential Transaction. Sellers and Holdings shall advise Purchaser of any written inquiries by any third party with respect to a Potential Transaction valued at more than Five Hundred Million and 00/100 Dollars ($500,000,000.00) received by Patrick Zilis or Richard Cline or received in writing by any member of the Advisory Board of Holdings. A “Potential Transaction” means any stock or asset sale, merger, joint venture, partnership, purchase, exchange or contribution, business combination or similar transaction with respect to all or a portion of the Properties (other than de minimis personal property). It is understood and agreed that the rights granted to Purchaser in this Section 3(J) (collectively, the “Exclusivity Rights”) are of a special, unique and extraordinary character to Purchaser and that money damages would not be a sufficient remedy for any breach of the Exclusivity Rights by Sellers, Holdings or the Exclusivity Parties. Accordingly, notwithstanding any provision contained in this Agreement to the contrary and notwithstanding anything contained in Section 9(A), Sellers and Holdings, on their own behalf and on behalf of the Exclusivity Parties, expressly agree that Purchaser shall have the right, in the event of a breach of the obligations of Sellers, Holdings and the Exclusivity Parties set forth in this Section 3(J), to (i) seek damages against Sellers, Holdings and the Exclusivity Parties arising out of any breach of clause (C) of this Section 3(J), and (ii) seek injunctive and other equitable relief (without the necessity of posting a bond) to prevent the breach, or the further breach, of any of the Exclusivity Rights;
          K. each Seller shall severally, but not jointly, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, protect, defend, indemnify and hold harmless the Purchaser Indemnified Parties (as hereinafter defined) from and against any and all Losses (as hereinafter defined) incurred by or asserted against a Purchaser Indemnified Party (including, without limitation, reasonable attorneys’ fees and expenses) resulting from or arising out of or in any way related to a lien attaching to the assets transferred or liability being incurred by Purchaser for any so-called “bulk sales” state or local taxes required to be paid or collected by any Seller relating to periods prior to the applicable Closing Date, or the failure of a Seller to have given any notification that may have been required to have been given to, or to have obtained any clearance that may have been required to have been obtained from, any state or local taxing authorities in order to permit the transfer of any Property as herein contemplated;
          L. For purposes of this Agreement, the term “Defeasance Loan” shall mean each of the loans described on Exhibit I attached hereto, but only with respect to that portion of the principal of such loans that are allocated to any of the Properties. Sellers and Purchaser shall work together to complete a defeasance of each Defeasance Loan (each a “Defeasance”) at the First Closing (as hereinafter defined) (and at any other Closing involving a Defeasance as provided herein) to the satisfaction of the applicable lender and the reasonable satisfaction of Purchaser and Seller. Without limiting the generality of the foregoing, and except as provided in Section 3(M) below, Sellers shall be responsible for coordinating each Defeasance and shall send each Defeasance notice in time to complete the First Closing on July 1, 2011 (subject to

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extension as set forth below). Sellers shall engage, subject to Purchaser’s reasonable approval, any counsel necessary to prepare documents and deliver opinions to complete each Defeasance (and the defeasance of the other Properties which are part of the loan pools for the Defeasance Loans), including without limitation, counsel for the applicable lender, lender’s servicer and/or lender’s special servicer (such documents, the “Defeasance Documents”). Sellers shall keep Purchaser and its counsel reasonably apprised of the status of each Defeasance. Purchaser shall reasonably cooperate with Sellers’ Defeasance activities and shall sign such documents at or prior to the First Closing (and any other Closing involving a Defeasance as provided herein) as may be reasonably required to complete each Defeasance in accordance with the applicable loan documents for each Defeasance Loan (provided that Purchaser shall not be required to incur any liability in connection therewith) to the satisfaction of the applicable lender and the reasonable satisfaction of Sellers and Purchaser. In connection with the foregoing, Purchaser agrees to deliver such documents and the portion of the Purchase Price to be paid at the First Closing (and at any other Closing involving a Defeasance as provided herein) into escrow with the Title Insurer one (1) business day in advance of the First Closing Date (as hereinafter defined) (and any other Closing Date on which a Defeasance will be consummated as provided herein), if required by the applicable lender or any other party facilitating a Defeasance, in order to complete each such Defeasance; provided, however, that if Purchaser’s lender, if any, shall not agree to fund the proceeds of its loan with Purchaser into escrow with the Title Insurer prior to the First Closing Date (and any other Closing Date on which a Defeasance will be consummated as provided herein), then Purchaser shall only be required to fund its equity into escrow with the Title Insurer one (1) business day in advance of the First Closing Date (and any other Closing Date on which a Defeasance will be consummated as provided herein) in order to facilitate each Defeasance, and provided further that no portion of the Purchase Price to be paid at the First Closing (and at any other Closing involving a Defeasance as provided herein) shall be disbursed prior to the First Closing (and any other Closing involving a Defeasance as provided herein) and provided further that if the First Closing (and any other Closing involving a Defeasance as provided herein) does not occur for any reason on or before 5:00 p.m. (Chicago, Illinois time) on the First Closing Date (and any other Closing Date on which a Defeasance will be consummated as provided herein), the Title Insurer shall immediately refund to Purchaser the portion of the Purchase Price so deposited with Title Insurer in connection with such Defeasance that failed to occur. In addition, Purchaser covenants that Purchaser’s lender’s funds shall be received by Escrowee no later than 9:30 a.m. (CST) on the First Closing Date (and any other Closing Date on which a Defeasance is consummated as provided herein) and unconditional disbursement authorization shall be provided by Purchaser and its lender to release the funds to purchase securities delivered to Escrowee no later than 10:00 a.m. (CST) on the First Closing Date (and any other Closing Date on which a Defeasance will be consummated as provided herein). In addition, Sellers shall be required to deliver into escrow with the Title Insurer such funds as are necessary to complete each Defeasance with respect to properties other than the Properties at least one (1) business day in advance of the First Closing Date (and any other Closing Date on which a Defeasance will be consummated as provided herein) to the extent the net proceeds available to Sellers at the First Closing (and at any other Closing involving a Defeasance as provided herein) will be insufficient to complete such Defeasance. Purchaser acknowledges that Sellers will be committing to purchase the securities in reliance on Purchaser’s obligation to acquire the Properties in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, and except as otherwise provided in Section 3(M) below, in the

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event a Closing with respect to a Property that is the subject of a Defeasance does not occur on the First Closing Date through no fault of Sellers or Purchaser (which, for purposes hereof, shall include any lender of Purchaser), then such Closing will occur on the next business day that is permitted for such Defeasance to occur pursuant to the applicable loan documents for such Defeasance Loan. Sellers and Purchaser shall equally share the premium cost of the Defeasance being the amount equal to (i) the cost of purchasing the securities necessary to consummate the Defeasance as required by the loan documents evidencing and securing the Defeasance Loans less (ii) the then current principal balance of the Defeasance Loans (the “Defeasance Premium Costs”). Sellers and Purchaser shall equally share all other costs related to each Defeasance, including without limitation, all servicer’s, special servicer’s and lender’s costs and fees, the costs of creating the substitute borrower, any accounting reports or opinions, the costs of obtaining the Defeasance Documents and the costs and expenses of any defeasance coordinator or facilitator such as Commercial Defeasance (such amounts described in this sentence collectively, the “Defeasance Transaction Costs”); provided, however, that Sellers shall be solely responsible for the repayment of the then outstanding principal of the Defeasance Loans (and the other principal amounts allocated to the other properties which are part of loan pools for the Defeasance Loans), together with all interest, costs and other fees and expenses then due and payable under the Defeasance Loans (including, without limitation, such amounts allocated to the Massachusetts ROFR Properties [as hereinafter defined] and the other properties which are part of the loan pools for the Defeasance Loans) that are accrued and unpaid as of the applicable Closing Date; provided, further, that each party shall be responsible for its own attorneys’ fees and expenses. The applicable Seller and Purchaser shall each receive a prorated amount of any Residual Cash Balance (as hereinafter defined) with respect to each Defeasance to the extent applicable to a Property purchased by Purchaser based on the securities purchased with respect to the applicable Properties relative to all securities purchased with respect to the Defeasance Loans of which such Properties form a part (including the principal balance attributable to the Massachusetts ROFR Properties and the other properties in the loan pools). As used herein, the term “Residual Cash Balance” shall be equal to the aggregate amount by which the redemption amount of the securities with respect to a Defeasance exceed the loan payments made with respect to the loan related to such Defeasance. In the event that any Seller receives all or any portion of a Residual Cash Balance, such Seller shall, within five (5) business days after its receipt thereof, deliver to Purchaser, Purchaser’s share of such Residual Cash Balance. The obligations of Sellers and Purchaser with respect to the Residual Cash Balance shall survive each Closing (including the Final Closing). Notwithstanding anything contained in this Section 3(L) to the contrary, if Sellers have not obtained a waiver of the right of first refusal for The Glen or Hillcrest Properties on or before the First Closing Date, or reasonably determined that either a right of first refusal is not applicable to such Properties or the time period in which such right may be exercised has expired, and the Title Insurer is willing to insure over any title exception relating to such right of first refusal (either such Property being hereinafter referred to as a “Massachusetts ROFR Property”), then Purchaser shall not pay the Defeasance Premium Costs or Defeasance Transaction Costs at the First Closing Date solely to the extent that same related to such Massachusetts ROFR Property that fails to close at the First Closing; provided, however, that at such time as a Closing occurs on a Massachusetts ROFR Property, if at all, as provided in Section 8(a)(vi), then Purchaser shall pay to Sellers the applicable Defeasance Premium Costs and Defeasance Transaction Costs related to such Massachusetts ROFR Property;

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          M. notwithstanding anything herein to the contrary, Sellers shall have the right, prior to October 1, 2011, to enter into an extension of the loan secured by the Property commonly known as The Woodlands located in Lockport, New York, on terms substantially consistent with the terms set forth in Schedule 3(M) attached hereto or on such other terms as Purchaser shall approve in writing in its sole discretion. If Sellers are successful in entering into an extension of such loan prior to October 1, 2011 on terms substantially consistent with the terms set forth in Schedule 3(M) or on such other terms as Purchaser shall approve in writing in its sole discretion, then such loan shall be deemed an “Existing Loan,” the lender under such loan shall be deemed an “Existing Lender” and Seller shall, not later than October 1, 2011, exercise commercially reasonable efforts to obtain the consent of the applicable lender so as to allow Purchaser or its designee to assume such loan. Sellers and Purchaser shall thereafter work toward a Loan Assumption with respect to such loan in accordance with the terms of Section 11 hereof. Notwithstanding anything in this Agreement to the contrary, all costs, expenses and fees incurred by Sellers in connection with obtaining any such extension shall be shared evenly by the parties; provided, however, that Purchaser shall be solely responsible for all costs, expenses and fees incurred or payable to the extent of any request by Purchaser for additional loan proceeds in connection with such Loan Assumption. If Sellers are not successful in entering into an extension of such loan prior to October 1, 2011 on terms substantially consistent with the terms set forth in Schedule 3(M) or on such other terms as Purchaser shall approve in writing in its sole discretion, then Sellers and Purchaser shall work together to complete a Defeasance or repayment of such loan in accordance with the terms of Section 3(L) above if such repayment is a Defeasance, with a Closing to occur not later than December 1, 2011;
          N. with respect to each Property located in the State of Florida, the applicable Sellers shall send to the residents’ homeowners’ association the notice required by Section 723.071 (as hereinafter defined);
          O. subject to the Existing Loan Documents applicable to the Ground Lease Property, no Seller shall enter into any termination, modifications, amendments, extensions or renewals of the Ground Lease or assign, pledge, encumber or transfer any direct or indirect interest in the Ground Lease. Sellers shall pay, when due and payable, the rentals, additional rentals, and other charges required by, and payable under, the Ground Lease in accordance with the Ground Lease. Sellers shall perform and observe in all material respects all terms, covenants, and conditions that must be performed and observed by the ground lessee under the Ground Lease, and do everything reasonably necessary to preserve and to keep unimpaired the applicable Seller’s rights under the Ground Lease. Sellers shall promptly deliver to Purchaser a copy of any default notice that any Seller receives from the ground lessor under the Ground Lease. Sellers promptly shall notify Purchaser after learning of the death of the ground lessor or the commencement of any bankruptcy affecting the ground lessor under the Ground Lease. Sellers promptly shall deliver to Purchaser any and all notices, summonses, pleadings, applications, and other documents that any Seller receives in connection with any such bankruptcy and any related proceedings;
          P. each Seller shall severally (but not jointly) through the Closing Date, fully comply with the requirements of all applicable WARN Laws (as hereinafter defined and as in effect from time to time), and no Seller shall directly or indirectly violate, incur any liability

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under, or take any actions that may reasonably be expected to cause any Purchaser to incur any liability under any WARN Law;
          Q. the parties acknowledge that a portion of the Property commonly known as Lake Village located in Nokomis, Florida (such portion being referred to herein as the “Lake Village Option Parcel”) is subject to a certain Option Agreement dated as of June 30, 2008, by and between Hometown Lake Village L.P. and SDC Communities, Inc., as more particularly set forth therein (the “Lake Village Option Agreement”). Sellers agree that if Sellers sell and convey the Lake Village Option Parcel pursuant to the terms of the Lake Village Option Agreement prior to the applicable Closing for Lake Village, Purchaser will receive a credit against the Purchase Price at the applicable Closing in the full amount of the consideration received by Sellers in connection with the sale and conveyance of the Lake Village Option Parcel (net of Seller’s reasonable out-of-pocket costs incurred in connection with such sale). At the Closing for the Property commonly known as Lake Village, Seller shall assign to Purchaser all of its rights and obligations in the Lake Village Option Agreement, including, without limitation any and all earnest money, to the extent same remains outstanding. Purchaser acknowledges that if Sellers sell and convey the Lake Village Option Parcel pursuant to the terms of the Lake Village Option Agreement prior to the applicable Closing for Lake Village, the Lake Village Option Parcel shall be excluded from the definition of Property with respect to the Lake Village Property;
          R. the parties acknowledge that a portion of the Property commonly known as Buena Vista located in Buena Vista, North Dakota (such portion being referred to herein as the “Buena Vista Option Parcel”) is subject to a certain Sale Agreement dated as of October 31, 2006 between the applicable Seller and Bullinger Enterprises L.L.L.P. and that certain Retention Pond License dated October 31, 2006 (as heretofore amended, the “Buena Vista License/Option Agreement”). Purchaser acknowledges that if Sellers sell and convey the Buena Vista Option Parcel pursuant to the terms of the Buena Vista Option/License Agreement prior to the applicable Closing for Buena Vista, the Buena Vista Option Parcel shall be excluded from the definition of Property with respect to the Buena Vista Property; and
          S. sellers shall continue to cooperate in connection with the prosecution of the Lawsuit (as hereinafter defined) in a good faith, commercially reasonable manner.
     4. STATUS OF TITLE TO PROPERTY
          A. State of Title. At the Closing for each Property, the applicable Seller shall convey to Purchaser or Purchaser’s designee the entire fee simple estate in and to each such Property by recordable special warranty deed or such other form as shall have been mutually approved by the parties, or the entire ground lease estate granted under the Ground Lease by recordable quit claim deed and recordable assignment and assumption of the Ground Lease, in all such events, subject only to: (i) those covenants, conditions and restrictions of record which are not Unpermitted Exceptions (as hereinafter defined), (ii) rights of tenants under the Leases, as tenants only with no rights or options to purchase all or any portion of any Property, (iii) the lien of general real estate taxes for the year in which the Closing occurs and subsequent years, not yet due or payable, (iv) the Existing Loan Documents for Properties for which a Loan Assumption is contemplated, (v) any matter caused or created by or through Purchaser, and (vi)

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all matters that are shown on the existing surveys of the Properties delivered by Sellers to Purchaser (the above enumerated exceptions being hereinafter collectively referred to as the “Permitted Exceptions”).
          B. Preliminary Evidence of Title. Sellers have ordered the Title Commitments (as hereinafter defined) from the Title Insurer (as hereinafter defined). Purchaser shall order the Updated Surveys (as hereinafter defined) with respect to the Properties contemplated to be purchased at the First Closing within two (2) business days after the Effective Date.
          (i) The title commitments (the “Title Commitments”) for ALTA Owner’s Title Insurance Policies (6-17-06) (the “Owner’s Title Insurance Policy”) proposing to insure Purchaser or Purchaser’s designee and committing to insure title to each Property in the amount of the Purchase Price allocated to each such Property, shall be issued through the Chicago, Illinois national office of First American Title Insurance Company (the “Title Insurer”), and if available, irrevocable for at least twelve (12) months, together with copies of all documents of record referred to in the Title Commitments (collectively, the “Title Documents”).
          (ii) Each Title Commitment shall have an effective date no earlier than May 15, 2011 and shall show fee simple title (or a valid ground lease estate as granted under the Ground Lease) to the applicable Property vested in the applicable Seller; provided, however, the parties acknowledge that the initial Title Commitment with respect to the Properties commonly known as Grand Blanc located in Grand Blanc, Michigan, and Holly Hills located in Holly, Michigan, will show the applicable Sellers’ mortgage estate in the applicable Property. Each Owner’s Title Insurance Policy to be issued to Purchaser (or its designee) at a Closing shall contain an extended coverage endorsement (if available in the state where the Property is located) over the so-called general or standard exceptions which are a part of the printed form of the policy without creating any additional exceptions to title, together with the following special endorsements to the extent available in the state where the applicable Property is located (subject to the Title Insurer’s requirement of receipt of an Updated Survey or Survey Affidavit to the extent Sellers have agreed to provide same): (1) an ALTA Form 3.1 zoning endorsement (provided Purchaser provides Title Issuer with a current zoning report for such Property) including coverage as to parking to the extent Purchaser obtains a New Survey or Seller is required to provide a Survey Affidavit pursuant to Subsection (iii) below; (2) an Owner’s Comprehensive (Restrictions, Encroachments, Minerals) endorsement; (3) a Same as Survey endorsement; and (4) a leasehold owner’s policy endorsement with respect to the ground lease estate granted under the Ground Lease. Notwithstanding anything contained in this Agreement to the contrary, the parties acknowledge and agree that Purchaser has been notified in the Data Room that the legal descriptions of certain of the Properties owned by the applicable Sellers have changed, from time to time, based upon conveyances from or to the applicable Sellers which have previously been disclosed to Purchaser.
          (iii) Purchaser shall have the right to obtain a current survey of each Property (each an “Updated Survey”) made in compliance with and meeting the accuracy

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standards under the “2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Surveys” jointly established by the American Land Title Association and the National Society of Professional Surveyors and contain Table A Optional Survey Responsibilities and Specifications 1 through 21 and contain a certificate of the surveyor attesting to the accuracy of each such updated survey and its conformity to the requirements of the aforesaid Minimum Standard Detail Requirements, which certificate shall be in form and substance acceptable to Purchaser and directed to Purchaser, the applicable Sellers and the Title Company, and to such other persons which Purchaser may designate. Purchaser shall promptly deliver copies of each Updated Survey to Sellers. At the First Closing, the applicable Sellers shall deliver to Purchaser and the Title Insurer an affidavit, in form mutually acceptable to each of them, certifying that there have been no changes to the applicable Properties (excluding the Properties commonly known as Regency Lakes located in Winchester, Virginia and Westpark located in Wickenburg, Arizona and it is understood and agreed that with respect to the Properties known as Orange Lake, Covington and Hidden Valley, Sellers shall have the right to note as an exception to such affidavit that a maintenance building was erected on each such Property since the certification date of the prior surveys provided by Sellers to Purchaser (“Survey Affidavit”). At each subsequent Closing, if the certification of an Updated Survey is dated more than ninety (90) days prior to the applicable Closing Date, Sellers shall deliver to Purchaser and Title Insurer an affidavit certifying that there has been no change to the applicable Property since the certification date of such Updated Survey or, if the applicable Seller is unable to deliver any such affidavit, Purchaser shall cause an update of the Updated Survey in form and substance reasonably acceptable to Purchaser to be prepared and delivered to Purchaser and the Title Insurer prior to the applicable Closing. Subject to the terms of the immediately preceding sentence, Sellers shall not be required to deliver a Survey Affidavit to the extent Purchaser has received an Updated Survey for the applicable Property.
          (iv) Purchaser shall have the right to obtain written results of searches (the “UCC Searches”) conducted by a company selected by Purchaser of the records of the Secretary of State of the state of formation of each Seller as well as the records of the County Recorder of the County and Secretary of State of the state in which each Acquired Asset is located for Uniform Commercial Code Financing Statements, tax liens, judgment liens, bankruptcy filings and pending litigation in the name of each Seller, the Properties and any other name or location reasonably requested by Purchaser, effective as of a date after the Effective Date, together with copies of all documents referenced therein. Notwithstanding any provision contained herein to the contrary, Purchaser may obtain updated UCC Searches with respect to the applicable Sellers and applicable Acquired Assets prior to each Closing.
          (v) Purchaser shall order and obtain current zoning reports for each of the Properties (or such portion of the Properties as contains a manufactured housing component) prior to the First Closing Date.
          C. Title Defects. (i) As soon as reasonably practical after Purchaser’s receipt of (1) the applicable Title Documents with respect to the Properties that are being acquired at the First Closing and (2) the Updated Surveys for the Properties commonly known as Regency

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Lakes located in Winchester, Virginia, and Westpark located in Wickenburg, Arizona and (ii) not later than ten (10) business days after Purchaser’s receipt of the Title Review Documents (as hereinafter defined) and any updates or revisions thereto with respect to the Properties that are being acquired after the First Closing, Purchaser shall have the right to notify Sellers in writing (“Objection Notice”) which of the matters disclosed by any Title Commitment, the UCC Searches, any Updated Survey or the Title Documents (or any revision or update of any of them) (collectively, the “Title Review Documents”), as applicable, are Unpermitted Exceptions. Sellers shall then have until the date this is seven (7) days after Sellers’ receipt of the Objection Notice (but no later than one (1) business day prior to the applicable Closing Date) to notify Purchaser in writing (“Seller’s Response Notice”) which, if any, of the Unpermitted Exceptions Sellers will cure, by removal from the Title Commitment or by endorsement in a form reasonably acceptable to Purchaser; provided, however, that notwithstanding any provision contained herein to the contrary, Sellers shall be obligated to cure (each an “Mandatory Cure”) any Unpermitted Exception that was not shown on the prior Title Review Documents delivered by Sellers to Purchaser or not provided to Purchaser in the Data Room prior to the Effective Date, provided, that Sellers’ shall not be obligated to incur costs in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) per Property to cure such Unpermitted Exception. If Sellers elect not to, or fail to, cure any of the Unpermitted Exceptions at or prior to the applicable Closing (or such Unpermitted Exception would cost, in Sellers’ reasonable business judgment, an amount greater than $50,000.00 to cure), Purchaser shall have the option of either (x) acquiring the affected Property pursuant to the other terms of this Agreement, in which case any Unpermitted Exception (other than with respect to a Mandatory Lien Cure) not so cured shall be deemed an additional Permitted Exception, (y) terminating this Agreement with respect to the affected Property, in which event the Purchase Price shall be reduced by the allocated Purchase Price for such affected Property and the parties shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser, or (z) if Sellers failed to cure an Unpermitted Exception that is a Mandatory Cure, acquiring the affected Property otherwise pursuant to the terms of this Agreement and deducting from the Purchase Price the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) together with an amount necessary to pay off all tax, judgment, mechanics’ and other liens of a definite and ascertainable amount affecting such Property. For purposes of this Agreement, the term “Unpermitted Exceptions” shall mean any lien, encumbrance, easement, agreement, restriction, proceeding, notice, covenant, exception to title, survey matter, flood zone designation or any other matter (specifically excluding any violations that may exist relating to violations of set-backs of improvements such as carports, sheds and the like), in each case to the extent that same would cause title to a Property, in Purchaser’s reasonable discretion, to be “unmarketable” or the Property to be “unfinanceable” by commercial real estate lenders such as insurance companies, CMBS lenders, Fannie Mae or other institution lenders who are in the business of providing mortgage financing secured by manufactured housing communities. Purchaser shall have the right to request that the Title Insurer provide, at Purchaser’s sole cost and expense, any reinsurance or endorsements Purchaser shall request, provided that the issuance of such reinsurance or endorsements shall not be a condition to or delay the Closing.
          D. Monetary Liens and Encumbrances. Notwithstanding anything in this Agreement to the contrary, Sellers agree to remove or insure over (in a manner reasonably acceptable to Purchaser), at or prior to each Closing, as applicable, all liens and encumbrances of a definite and ascertainable amount other than liens and encumbrances relating to the Existing

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Loans. Purchaser hereby consents to Sellers insuring over any “Notice of Commencement” recorded against any Property located in Florida.
     5. CLOSING
          A. Closing Date.
          (i) Except as otherwise expressly set forth in this Agreement, the closing (i.e., the conveyance of the applicable Acquired Assets and the payment of the applicable consideration therefor) of the transactions contemplated by this Agreement with respect to the Properties subject to the Defeasance Loans and the transactions contemplated by this Agreement with respect to the Properties listed on Exhibit J attached hereto (the “Unencumbered Properties”) shall occur on July 1, 2011 or such other date as Sellers and Purchaser shall mutually agree in writing (the “First Closing Date” and the Closing that occurs on such date is sometimes referred to herein as the “First Closing”). Notwithstanding the foregoing, if the right of first refusal has not been waived by the applicable HOA (as hereinafter defined) or insured over by the Title Insurer with respect to the Property commonly known as The Glen located in Norwell, Massachusetts (“The Glen”) or the Property commonly known as Hillcrest located in Rockland, Massachusetts (“Hillcrest”) on or before June 25, 2011, then the Closing with respect to such Property shall be delayed as provided in Section 8(A)(vi) hereof.
          (ii) Intentionally Deleted.
          (iii) The closing or closings (i.e., the conveyance of the applicable Acquired Assets and the payment of the applicable consideration therefor) (each a “Loan Assumption Closing”) of the transactions contemplated by this Agreement with respect to the Properties encumbered by the Existing Mortgages shall occur in accordance with Section 11 hereof.
          (iv) Intentionally Deleted.
          (v) Each of the First Closing and the Loan Assumption Closings are sometimes each referred to herein as a “Closing.” Each of the Closings shall occur at the office of the Purchaser pursuant to an escrow agreement in a form reasonably acceptable to Sellers and Purchaser, including provisions for delivery of the Purchase Price and the documents and instrument to be delivered in connection with each Closing as contemplated hereunder pursuant to a so-called “New York style” closing, or at such other place as Sellers and Purchaser shall agree upon in writing. A “Closing Date” shall be the date of a Closing. The final Closing to occur under the terms of this Agreement is sometimes referred to herein as the “Final Closing.” The date on which such Final Closing occurs is sometimes referred to herein as the “Final Closing Date.” If a Closing Date falls on a Saturday, Sunday or legal holiday, the Closing Date shall be the next business day.

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          B. Closing Documents.
          (i) Sellers. At the Closing for each Property, the applicable Seller shall deliver to Purchaser (or at a Property as indicated below) the following original items (each in form and substance acceptable to Purchaser, if not attached to this Agreement as an Exhibit, and executed [if necessary] by the applicable Seller) (collectively, the “Sellers Closing Deliveries”):
     (a) a special warranty deed for each Property (other than the Ground Lease Property) executed by the Seller that holds title to each such Property, sufficient to transfer and convey to Purchaser or Purchaser’s designee fee simple title to each such Property subject only to the Permitted Exceptions as required by this Agreement, and otherwise in form acceptable to the Title Insurer;
     (b) a general warranty bill of sale executed by the applicable Seller in substantially the form of Exhibit K attached to this Agreement sufficient to transfer to Purchaser or Purchaser’s designee such Seller’s interest in and to the applicable Personal Property;
     (c) Intentionally Deleted;
     (d) Intentionally Deleted;
     (e) a letter for each Property in substantially the form of Exhibit M attached to this Agreement, advising tenants under the Leases of the change in management of each such Property and directing them to pay rent to Purchaser or as Purchaser may direct;
     (f) any and all affidavits, certificates or other documents required by the Title Insurer in order to cause it to issue at the Closing the Owner’s Title Insurance Policies (or marked-up commitments therefor) in the form and condition required by this Agreement;
     (g) copies of all Existing Loan Documents, if Loan Assumption occurs to the extent not previously provided by Sellers;
     (h) an assignment and assumption agreement for each applicable Property in substantially the form of Exhibit N attached to this Agreement (the “Assignment and Assumption of Leases and Service Contracts”) for each of the Leases and Service Contracts assigning the applicable Seller’s interest in those Leases (including an updated Rent Roll certified by the applicable Seller as of the applicable Closing Date as being true, accurate and complete), and all security and other deposits thereunder, and the Service Contracts being assigned to Purchaser pursuant Section 1(C) hereof, together with the related Intellectual Property, the Licenses and Permits and the Warranties, assigning the applicable Seller’s interest in those Service Contracts and the Intellectual Property, the Licenses and Permits and the Warranties;

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     (i) to the extent in Seller’s possession or control and subject to Section 1(A)(vi), at each applicable Property, all of the original Leases, all written Service Contracts assigned to Purchaser, Permits and Licenses, Warranties, and any and all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications), construction drawings, environmental reports, police reports, and other documentation for or with respect to the applicable Properties or any part thereof; all available tenant lists and data, correspondence with past, present and prospective tenants, utility companies and other third parties, stationery, brochures, booklets, manuals and promotional, marketing and advertising materials concerning the applicable Properties or any part thereof; such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases but excluding any corporate or minute books of Sellers) used in connection with the operation of the applicable Properties or any part thereof; and all keys for each applicable Property (other than such materials that contain the Excluded Trademarks [as hereinafter defined] or that are a part of HTA’s national marketing and advertising program);
     (j) at the applicable Property and to the extent in Sellers’ possession or control and to the extent same inure to the benefit of Sellers, any warranties or guaranties which are in any way applicable to the Acquired Assets or any part thereof;
     (k) for each Seller, corporate resolutions authorizing the sale of the applicable Acquired Assets to Purchaser and the execution of the documents to be delivered at the applicable Closing; and a certificate of good standing for each Seller;
     (l) for each Seller, an affidavit stating, under penalty of perjury, such Seller’s U.S. Taxpayer Identification Number and that such Seller is not a “foreign person” within the meaning, and in a form that satisfies the requirements, of Section 1445 of the Internal Revenue Code, as amended (the “Code”) and the regulations promulgate pursuant thereto;
     (m) transfer tax returns as required by applicable law;
     (n) Intentionally Deleted;
     (o) all other necessary or appropriate documents as are necessary for Sellers to comply with its obligations under this Agreement, or as required by Purchaser or the Title Insurer in order to perfect the conveyance, transfer and assignment of the Acquired Assets to Purchaser or Purchaser’s designee;

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     (p) for each Property that is the subject of a Loan Assumption, an assignment and assumption of loan documents, in recordable form, executed by the applicable Seller, in form and substance reasonably acceptable to Sellers and Purchaser, for each of the Existing Loans being assumed by Purchaser as of the applicable Closing Date and providing for a release of each applicable existing non-recourse carveout guarantor from all obligations and liabilities (excluding environmental liabilities) first arising under the applicable existing non-recourse carveout guaranty from and after the date of the assumption (each a “Loan Assumption Agreement”) provided that each such Loan Assumption Agreement shall contain the consent of the applicable Existing Lender to the transactions contemplated by this Agreement, specifically setting forth that such transaction will not cause an acceleration of the debt evidenced by the applicable Existing Note (or words to that effect), it being understood and agreed that for the Properties referred to as Peppermint Woods and Williams Estates, such release of the borrower shall include the applicable Sellers together with Hometown Peppermint Borrower, L.L.C. and Hometown Williams Borrower, L.L.C.;
     (q) Intentionally Deleted;
     (r) at the Closing for each Property that is the subject of a Defeasance, the Defeasance Documents executed by the applicable Seller, together with any other documents or instruments required pursuant to the Existing Loan Documents to be executed or provided by Seller in connection with each such Defeasance;
     (s) evidence of termination of all applicable Service Contracts which Purchaser is not assuming pursuant to Section 1(C) hereof;
     (t) evidence of the termination of all management agreements with respect to the applicable Properties;
     (u) an affidavit in form and substance reasonably acceptable to Purchaser and the Title Insurer, certifying that the transactions contemplated by this Agreement is an unsolicited offer within the meaning of Section 723.071, Florida Statutes (“Section 723.071”) and otherwise satisfying the requirements of Section 723.071 with respect to the transfer of any Property located in the State of Florida;
     (v) at the Closing with respect to the Ground Lease Property and provided the Ground Lease Fee Closing has not yet occurred, a counterpart to the Ground Lease Escrow Agreement and the Ground Lease Notes Escrow Agreement;

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     (w) at the Closing with respect to the Ground Lease Property and provided the Ground Lease Fee Closing has not yet occurred, a quit claim deed in statutory form executed by the applicable Seller and sufficient to convey to Purchaser all of such Seller’s right, title and interest in and to the Ground Lease Property, together with an assignment and assumption of the Ground Lease in the form of Exhibit O attached to this Agreement assigning the applicable Seller’s interest in the Ground Lease to Purchaser (the “Assignment and Assumption of Ground Lease”);
     (x) at the Closing with respect to the Ground Lease Property and provided the Ground Lease Fee Closing has not yet occurred, an Allonge assigning the Colony Cove Notes;
     (y) at the Closing with respect to the Ground Lease Property, a notice to the ground lessor under the Ground Lease as to the assignment of the Ground Lease to Purchaser or its designee;
     (z) at each Closing in which Shares are issued, a Registration Rights Agreement with respect to the Shares in the form attached hereto as Exhibit Q (the “Registration Rights Agreement”) executed by Hometown America, L.L.C. (“HTA”);
     (aa) at the First Closing, the Joinder Guaranty Agreement in the form of Exhibit R attached to this Agreement executed by Holdings (the “Holdings Joinder”) and at each subsequent Closing a reaffirmation of the Holdings Joinder;
     (bb) if notified by Purchaser prior to the First Closing Date that Purchaser requires a “look through” certificate in order to comply with its REIT status, at each Closing in which Shares are issued, a certificate that provides that no beneficial owner of the record owner of such Shares will own more than 5% of the outstanding value of the equity of ELS;
     (cc) the Management Agreement, if applicable;
     (dd) a Survey Affidavit, if applicable;
     (ee) Intentionally Deleted;
     (ff) an assignment of the Michigan Loan Documents (as hereinafter defined) and the Lawsuit (as hereinafter defined), together with an allonge and the original notes evidencing the Michigan Loans (as hereinafter defined), in the form of Exhibit W attached hereto; and
     (gg) the Closing Statement (as hereinafter defined).

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          (ii) Purchaser. At the Closing for each Property, Purchaser shall deliver or cause to be delivered to Sellers the following items (and executed [if necessary] by Purchaser) (collectively, the “Purchaser Closing Deliveries” and together with Sellers’ Closing Deliveries, the “Closing Deliveries”):
     (a) the Cash Balance as required pursuant to Section 2(E) above;
     (b) any and all purchaser affidavits, certificates or other documents required by the Title Insurer in order to cause it to issue at the Closing the Owner’s Title Insurance Policies (or marked-up commitments therefor) in the form and condition required by this Agreement;
     (c) counterparts of the Assignment and Assumption of Leases and Service Contracts;
     (d) counterparts of the letters to tenants described in Section 5(B)(i)(e) above.
     (e) at the Closing for each Property that is the subject of a Loan Assumption, counterparts of each Loan Assumption Agreement;
     (f) at the Closing for each Property that is the subject of a Defeasance, counterparts of the Defeasance Documents to the extent required to be executed by Purchaser in accordance with Section 3(L) hereof;
     (g) original share certificates in book entry form representing the Shares, as applicable;
     (h) a counterpart of the Registration Rights Agreement, as applicable, executed by ELS;
     (i) a counterpart of the Assignment and Assumption of Ground Lease, if applicable;
     (j) a counterpart of the notice letter to the ground lessor under the Ground Lease described in Section 5(B)(i)(y) above, as applicable;
     (k) Transfer tax returns as required by applicable law;
     (l) certified copy of Articles Supplementary in the form of Exhibit S reflecting filing with the State of Maryland;
     (m) a counterpart to the Management Agreement, if applicable;

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     (n) at the Closing with respect to the Ground Lease Property and provided the Ground Lease Fee Closing has not yet occurred, a counterpart to the Ground Lease Escrow Agreement and the Ground Lease Notes Escrow Agreement;
     (o) a letter issued by ELS providing a so-called waiver of the 5% equity ownership restriction of ELS with respect to the Shares, in form and substance agreed to by the parties; and
     (p) the Closing Statement.
          C. Closing Prorations and Adjustments.
          (i) A statement of prorations and adjustments (the “Closing Statement”) shall be prepared by Seller in conformity with the provisions of this Agreement and submitted to Purchaser for review not less than three (3) days prior to each Closing Date. For purposes of prorations, Purchaser shall be deemed the owner of the Acquired Assets on the applicable Closing Date for such Acquired Assets. In addition to prorations and adjustments that may otherwise be provided for in this Agreement, the following items shall be prorated or adjusted (as the case requires) as of each Closing Date:
     (a) All personal property, real estate taxes and special assessments, sales and use taxes levied against the Property which accrue or are attributable to the period prior to the Closing Date shall be prorated as of the Closing Date based on the parties’ respective periods of ownership during such year. Subject to the agreement to prorate such real estate tax bills, Seller shall be responsible for payment of all installments of real estate taxes and assessments which are due and payable prior to the Closing and Purchaser shall be responsible for payment of all installments due from and after the Closing Date. Seller shall give Purchaser a credit for taxes and assessments, if any, for which final bills have not been issued as of the Closing Date, such credit to be based on the then most recently issued tax bills, in which case such taxes shall be reprorated between Seller and Purchaser at the time of issuance of the final bills therefor and payment of any adjustment based on such reproration shall be paid by the party owing the other based on such adjustment within fifteen (15) days after receipt by such party of copies of the applicable bills. Likewise, to the extent Seller is contesting or appealing any real estate tax amount or assessed valuation for any of the Properties for the year of Closing, any refunds or reduction of such taxes or assessments, which, after payment of the out of pocket costs and expenses incurred by Seller in obtaining such refunds or reductions, shall be paid or credited to the party obligated for such taxes or assessments in the same manner and proportions as otherwise provided herein. Any such refund or reduction for any period prior to the year of Closing shall belong solely to Seller;

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     (b) rents paid under the Leases for the calendar month during which the Closing occurs, and the amount of any rents paid to any Seller which are applicable to the period subsequent to the calendar month during which the Closing occurs. Any delinquent rents shall not be prorated at the applicable Closing. Any rents collected by Sellers or Purchaser after a Closing Date shall be applied first to any rents due and payable for the month in which the Closing occurs, then to any then-current calendar months subsequent to the calendar month in which the applicable Closing Date occurs, and then to any rents, including late fees and interest, past due for calendar months prior to the calendar month in which the applicable Closing Date occurs (the “Arrears”). Any rents collected by the applicable Seller after the applicable Closing Date shall be immediately remitted to Purchaser to be applied as set forth above. Any rents collected by Purchaser that are due Seller shall be applied in accordance with the terms of this Section 5(C)(i)(b) after deducting therefrom all reasonable third party expenses incurred by Purchaser in connection with the collection thereof and shall immediately be remitted to Seller. Seller shall have the right to pursue and collect (including the commencement or prosecution of litigation) Arrears accruing prior to the Closing Date;
     (c) the then-current balance of the cash security and other deposits paid under the Leases, together with interest thereon if required by law or otherwise, shall be assigned to Purchaser (or Purchaser shall receive a credit against the Purchase Price for such amounts);
     (d) water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax) (to the extent possible, utility prorations shall be handled by meter readings on or immediately prior to the applicable Closing Date; otherwise, all utility charges and billings shall be prorated using the prior month’s bills as of the applicable Closing Date and shall be reprorated promptly upon receipt of actual bills for the period in question); any deposits with utility companies will be transferred to Purchaser and Seller shall receive a credit at the applicable Closing for any such deposits;
     (e) amounts due and prepayments under the Service Contracts being assumed by Purchaser;
     (f) assignable license and permit fees;
     (g) all accrued non-default interest relating to the applicable Existing Loans. The applicable Sellers shall pay on or prior to the applicable Closing all other fees, costs, charges and other amounts due and payable under the applicable Existing Loans as of the Closing Date (other than principal). Sellers shall receive a credit at the applicable Closing for all amounts that continue to be held in or set aside for escrows

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or reserves on deposit in connection with the applicable Existing Loans for the benefit of Purchaser, including, without limitation, tax, insurance or rental deposits;
     (h) Rent under the Ground Lease shall be prorated for the applicable period that is inclusive of the applicable Closing Date;
     (i) Up front “door fees” received by any Seller for services such as cable and internet shall not be prorated;
     (j) Penalties and fines assessed against any Property between Sellers and Purchaser based upon the date to which such action or penalty or fine applies (excluding any pertaining to VG Costs [defined below]); and
     (k) All other items which are customarily prorated in transactions similar to the transactions contemplated hereunder and which are not otherwise addressed in this Agreement will be prorated as of the Closing Date.
Except with respect to real estate and personal property taxes which are to be reprorated pursuant to the following sentence, any proration which must be estimated at a Closing shall be adjusted based on information obtained within one hundred twenty (120) days after the applicable Closing Date, such reproration to be completed on or before April 1 of each year with respect to any Closing that was consummated in the prior calendar year, otherwise all prorations shall be final. Real estate, personal property, sales, and use taxes and assessments shall be reprorated within ninety (90) days after the issuance of the actual bill therefor.
          (ii) Notwithstanding anything to the contrary contained in this Agreement, Sellers shall be responsible for and, at or prior to each Closing, shall pay all amounts due through such Closing for employees’ salaries, vacation pay, withholding and payroll taxes, and other compensation and benefits, and any management fee affecting the applicable Property. The applicable Seller shall terminate (or, with the prior written consent of Purchaser, relocate to another property owned by HTA or one of its subsidiaries) as of each applicable Closing, the employment of all employees who work at the applicable Property. Notwithstanding any provision contained in the Confidentiality Agreement to the contrary, Sellers agree that Purchaser may, in Purchaser’s sole and absolute discretion, hire any or all such terminated employees in accordance with Purchaser’s standard employment practices and policies. Sellers shall severally, but not jointly, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, protect, defend, indemnify and hold harmless Purchaser and its affiliates, subsidiaries and designees, if any, and their respective principals, shareholders, directors, officers, partners, agents, employees, successors and assigns (collectively, the “Purchaser Indemnified Parties”) from and against any and all claims, demands, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of

31

any kind, and all reasonable attorneys’ fees, costs and expenses (collectively, “Losses”) incurred by or asserted against any Purchaser Indemnified Party to the extent arising out of employees’ employment with Sellers and the termination of their employment with Sellers, including any amounts or benefits payable under the U.S. Worker Adjustment and Retraining Notification Act or under any other federal, state, local, or other jurisdiction’s worker protection, layoff, plant shutdown or similar law, but such indemnity shall not relate to the employment of such employees by Purchaser (each a “WARN Law,” and collectively, the “WARN Laws”). This indemnity shall survive each Closing (including the Final Closing) and delivery of the deeds and other transfer instruments and shall not be merged therein.
          (iii) Intentionally Deleted.
          (iv) At each Closing, as applicable, the parties shall enter into a Management Agreement for each applicable Property provided the form therefor is agreed to by Sellers and Purchaser on or before June 20, 2011 (the “Management Agreement”) providing for property management services for each Property to be provided by HAM (as defined in the Homes and Loans Purchase Agreement, as applicable) and which shall further provide that Purchaser will not terminate any Management Agreement for a period of three (3) full calendar months after each applicable Closing Date unless otherwise agreed to in writing by the parties; provided, however, that in no event shall the term of any Property Management Agreement extend beyond November 30, 2011, except as otherwise agreed to in writing by the parties.
          (v) Sellers and Purchaser shall consult with each other before issuing, or permitting their respective affiliates to issue, any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party; provided, however that Purchaser shall be permitted to describe the material terms of this Agreement in a Registration Statement on Form S-Il filed with the SEC and an 8(k) without the prior consent of Seller.
          (vi) With respect to the Property commonly known as Village Green located in Vero Beach, Florida, Purchaser shall have the right to elect by written notice to Sellers at least five (5) days prior to the applicable Closing, to either (1) pay the applicable Seller an amount equal to Five Hundred Thousand and 00/100 Dollars ($500,000.00) in exchange for such Seller’s assumption for all liability to pay and discharge when due all impact fees, fines, penalties and accrued interest (collectively, “VB Costs”) arising out of the sewer connection for such Property to the extent described in that certain Agreement between Indian River County and Wilder Corporation dated May 9, 1989 (“VG Impact Agreement”), a copy of which (together with related information) has been provided in the Data Room or (2) be deemed to have assumed the responsibility to pay all VG Costs, with no change in the allocated Purchase Price. In the event Seller retains responsibility for the obligations contained in the VG Impact Agreement pursuant to Subsection (1), then Seller shall have the right, in its sole and absolute discretion, to contest the obligations through whatever means it determines is

32

appropriate, in its sole discretion, and Purchaser and those who employed or are responsible for those who are employed at Village Green from time to time shall cooperate with Seller’s efforts (at Seller’s sole cost and expense) but shall have no right (and shall be expressly prohibited from) discussing any matters contained in the VG Impact Agreement or the facts surrounding same except with Seller’s prior consent, except as required by applicable law. The parties’ respective rights and obligations pursuant to this Section 5C(vi) shall survive the applicable Closing and the recording of the applicable deed.
          D. Closing Costs. The parties agree to pay those costs set forth on Schedule 5(D) attached hereto in the manner set forth on Schedule 5(D). Sellers and Purchaser shall, however, be responsible for the fees of their respective attorneys, accountants and investment bankers.
          E. Possession. Upon consummation of each Closing, the applicable Seller shall deliver to Purchaser full and complete possession of the applicable Acquired Assets, subject to the rights of tenants under Leases, Service Contracts and other Permitted Exceptions.
          F. First Closing Escrow. Notwithstanding anything in this Agreement to the contrary, at the option of Purchaser, on or before 5:00 p.m. (CST) on the date which is three (3) business days after notice from Purchaser (the “First Closing Escrow Deadline”), Sellers shall deposit into escrow (the “First Closing Escrow”) with Escrowee each of Deeds that are required in order to consummate the First Closing on the First Closing Date together with the assignment of the Michigan Loan Documents and the allonge as set forth in Section 5(B)(i)(ff), and Purchaser shall deposit in the First Closing Escrow on or before the First Closing Escrow Deadline the amount of Two Hundred Seventy Five Million and 00/100 Dollars ($275,000,000.00) (the “First Closing Cash Deposit”), which shall be invested in an interest bearing account selected by Purchaser. Notwithstanding anything herein to the contrary, the rights, duties and obligations of Sellers and Purchaser pursuant to this Section 5(F) shall remain subject to all of the other terms and provisions of this Agreement including, without limitation, the conditions to Purchaser’s obligation to close set forth in Section 8 hereof. At the First Closing, all interest earnest on the First Closing Cash Deposit shall be paid to Purchaser. All such Deeds, assignment and allonge and the First Closing Cash Deposit shall be held, disbursed and invested (as applicable) by Escrowee pursuant to the terms of that certain Master Closing Escrow Agreement dated as of the date hereof by and among Sellers, Purchaser and Escrowee in the form attached hereto as Exhibit U (the “Master Escrow Agreement”). Notwithstanding anything herein or in the Master Escrow Agreement to the contrary, in the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Master Escrow Agreement, the terms and conditions of this Agreement shall control.
     6. CASUALTY LOSS AND CONDEMNATION
          A. Casualty Affecting a Property. If, prior to a Closing for a Property, a casualty occurs with respect to all or any portion of such Property, Sellers shall immediately so notify Purchaser. If such casualty: (a) causes damage to such Property that would, in Purchaser’s reasonable estimation, cost more than the lesser of (x) fifteen percent (15%) of the Purchase Price allocated to such Property or (y) Five Million and 00/100 Dollars ($5,000,000.00) to repair

33

or restore, or (b) results in Purchaser’s inability to obtain financing with respect to such Property (a “Major Casualty”), then Purchaser shall have the right to exclude such Property from the Acquired Assets by written notice delivered to Seller within 20 days after the date of the Major Casualty, whereupon the Purchase Price shall be reduced by the allocated Purchase Price of such Property and the parties shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser. If Purchaser elects, in its sole discretion, to purchase such Property notwithstanding a Major Casualty or if a casualty occurs which is not a Major Casualty, the Purchase Price shall be reduced by the amount of any related insurance deductible, and Sellers shall pay (or assign, if payment has not yet been made) to Purchaser all insurance proceeds paid (or payable) to the applicable Seller in connection with such Major Casualty or other casualty, as applicable, which have not been used to restore such Property or other Acquired Asset. Notwithstanding anything contained herein to the contrary, in connection with any damage to a Property as a result of a flood, which is not a Major Casualty and for which Seller does not have flood insurance, Sellers shall have the right to either pay to Purchaser an amount equal to the costs to repair such damage (as mutually agreed to by the parties) or terminate this Agreement with respect to such Property (in which event the Purchase Price shall be reduced by the allocated Purchase Price of such Property and the parties shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser), which election shall be made by written notice delivered to Purchaser within 20 days after the date of such casualty. If Seller elects to terminate in the immediately preceding sentence, Purchaser shall have the right to negate such termination and close on the Property affected by such flood by written notice delivered to Seller within 10 days after receipt of Seller’s termination notice, without compensation from Seller with respect to such flood damage.
          B. Condemnation. If, prior to a Closing for a Property, a condemnation proceeding is commenced or threatened in writing against any portion of such Property, Sellers shall promptly give Purchaser written notice thereof. If such condemnation is a Material Event (as hereinafter defined), then Purchaser shall have the right to exclude such Property from the Acquired Assets, whereupon the Purchase Price shall be reduced by the allocated Purchase Price of such Property and the parties shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser. If Purchaser elects, in its sole discretion, to purchase such Property notwithstanding the occurrence of a Material Event, then the applicable Seller shall pay to Purchaser all condemnation awards paid to such Seller in connection with such condemnation, and such Seller shall assign to Purchaser all of such Seller’s right, title and interest in any condemnation awards to be paid to such Seller in connection with the condemnation. As used herein, a “Material Event” means a taking or condemnation which would materially impede access to the applicable Property, reduce available parking below that required by laws or any applicable agreements affecting the applicable Property, or result in condemnation award(s) reasonably estimated to exceed $500,000.00 for any one Property.
     7. REPRESENTATIONS AND WARRANTIES
          A. Each Seller severally, but not jointly, represents and warrants to Purchaser that the following statements are true, complete and correct as of the Effective Date and, with respect to each Property that has not yet been conveyed to Purchaser, as of each Closing Date:

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          (i) Such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which such qualification is required, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect on any Property.
          (ii) Such Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by such Seller has been duly authorized by all necessary action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against such Seller and Holdings in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (iii) Except as otherwise set forth in this Agreement to the contrary, the execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated by this Agreement will not (i) conflict with, or result in any violation or breach of, any provision of the organizational documents of any Seller, (ii) except as set forth in that certain Disclosure Book dated as of the Effective Date and delivered by Sellers to Purchaser (the “Disclosure Book”), conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in any Seller’s voting right, charge or other encumbrance of any nature on any of the properties or assets of any Seller pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract, articles, articles supplementary or other agreement, instrument or obligation to which any Seller is a party or by which any of them or any of their properties or assets may be bound, (iii) except as set forth in the Disclosure Book, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to any Seller or any of its or their properties or assets, or (iv) except as set forth in the Disclosure Book require any Seller under the terms of any material agreement, contract, arrangement or understanding to which it is a party or by which it or its properties or assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, articles, articles supplementary, arrangement or understanding, except for, in each of the foregoing instances, any such matter, item, consent, approval, order, authorization the like, to the extent the failure of which to obtain or make (1) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on any Property, or (2) individually or in the

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aggregate, would not reasonably be expected to prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement.
          (iv) Except as disclosed in the Disclosure Book, no consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to any Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement unless the failure to obtain or make same (1) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on any Property or (2) individually or in the aggregate, would not reasonably be expected to prevent or delay in any material respect the consummation of any of the transactions contemplated hereby.
          (v) Except as disclosed in the Disclosure Book, (1) no Seller or any affiliate of any Seller owns any utility company (whether public or private, regulated or unregulated), (2) no Seller or any affiliate of any Seller provides utility services to any property other than the Properties, (3) no Seller or any Property is subject to any order or decree from any Governmental Authority with respect to any utilities except for such order or decrees that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Property, and (4) Seller has not received any written notice that the utility facilities or companies owned or operated by a Seller and the provisions of any utility services by a Seller fail to comply in all material respects with all applicable laws, codes, regulations, ordinances orders or decrees. Sellers have delivered copies of all material reports in Sellers’ possession or control and filed since January 1, 2010 by Sellers with any Governmental Authority with respect to all utility facilities or companies owned or operated by a Seller. All Properties are served either by (i) all necessary public utilities and/or (ii) all necessary private utilities pursuant to written agreements, copies of which have been delivered to Purchaser prior to the Effective Date, and in each case in a manner as set forth in the Disclosure Book.
          (vi) Each Seller is the sole owner of its Property and related Acquired Assets (and, in the event that the Acquired Asset is an Ownership Interest, the Ownership Interests represent 100% of the ownership interests in the applicable Company).
          (vii) Sellers have delivered to Purchaser true, correct and complete (in all material respects) Rent Rolls for each of the Properties. No tenant has paid any rent in advance except as shown on the Rent Rolls.
          (viii) A true and complete (in all material respects) copy of each current form of Lease, together with each written modification thereof and supplement thereto, has heretofore been furnished to Purchaser for inspection. Each Lease constitutes the complete (in all material respects) agreement between the applicable Seller and each party thereto, and there are no oral promises or agreements amending, modifying or supplementing the same which would be binding against Purchaser after the Closing except as shown on the Rent Roll.

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          (ix) There are no residential leases, licenses, occupancy agreements or other rights of occupancy or use with respect to any portion of the Properties other than as shown on the Rent Roll, the Service Contracts and the Permitted Exceptions. Except as shown on the Rent Roll, (A) to the best of Seller’s knowledge, each of the Leases is valid and subsisting and in full force and effect, and (B) no rents or other payments or deposits are held by any Seller or such Seller’s agent for more than thirty (30) days in advance of payment due date. As of the applicable Closing Date, except in connection with any Existing Loans being assumed by Purchaser, no rents due under, or any other interest in, any of the Leases will be assigned by any Seller to any party other than Purchaser, or otherwise pledged or encumbered in any way.
          (x) Except as disclosed in the Disclosure Book, no person or entity has any rights, options or rights of first refusal of any kind which are currently in effect, to purchase or to otherwise acquire an Acquired Asset or any part thereof or interest therein.
          (xi) There are no commissions or other fees payable to any person, entity, or agent with regard to the execution of any Lease or with regard to the exercise of any options to renew or otherwise (whether previously or hereafter exercised) which would survive Closing and be binding upon Purchaser.
          (xii) To Seller’s knowledge, there are no outstanding material defaults by any party under any of the Service Contracts. Except for (1) the Leases, (2) the Permitted Exceptions, (3) the Service Contracts, (4) that certain “Green Tree/Hometown America Alliance Agreement”, dated as of September ____, 2003, between Green Tree Servicing LLC and Hometown America Management L.L.C., (5) that certain “Rent Abatement Agreement Hometown America Management, L.L.C. and Hometown America Management, L.P.”, dated as of November 1, 2010, by and between Hometown America Management, L.L.C., Hometown America Management, L.P., and Harold Rowsey Enterprises, Inc., (6) that certain “Repossessed Inventory Loss Mitigation Agreement”, dated as of August 11, 2005, by and between Hometown America Management, LLC, Hometown America Management, LP, and Vanderbilt Mortgage and Finance, Inc., and (7) the terms set forth in that certain email from Stephen Braun, President, Hometown Homes & Financial Services, to Vincent Sorena of Aneros Enterprises Inc., Boca Reale Holdings Inc., and Lee Hi International, Inc., dated May 18, 2010, there are no commercial leases, material service contracts, equipment leases, development agreements or other agreements affecting, servicing or benefiting the Acquired Assets which would be binding upon Purchaser after Closing other than as reflected on Sellers’ financial statements delivered or made available to Purchaser.
          (xiii) Except as disclosed in the Disclosure Book, routine litigation arising from the ordinary course of business of Sellers (including repossessions and evictions) and such other routine litigation matters which Sellers believe, in their reasonable business judgment, are adequately covered by insurance or which, individually or in the aggregate, if adversely determined, would not reasonably be expected to have a Material Adverse Effect on any Property (and such Property’s related Acquired Assets): (i) Seller has not brought any action, suit or arbitration involving any of the Properties (and such Properties’ related Acquired Assets) and is not a party to any

37

settlement agreement and (ii) there is no action, suit, arbitration, unsatisfied order or judgment, or governmental investigation or proceeding against any Property (and such Property’s related Acquired Assets) or any Seller. For purposes of this Agreement, “Material Adverse Effect” shall mean, as to any Acquired Asset, any circumstances, changes, claims or other matters that, taken as a whole, (i) would have a material adverse effect on Purchaser’s ownership of the applicable Property and related Acquired Assets or the operation of the business being conducted on the applicable Property upon or after the applicable Closing, (ii) would materially impair or delay the ability of the applicable Seller to perform its obligations hereunder, including the consummation of the transactions contemplated by this Agreement, (iii) would cause the applicable Property to be unfinanceable or would materially increase the cost to finance the applicable Property or (iv) would, together with all other conditions related to the applicable Property which could give rise to a Material Adverse Effect, either (a) cost Thirty-Seven Thousand Five Hundred and 00/100 Dollars ($37,500.00) or more to correct or remedy or (b) would cause the value of the applicable Property to decrease by more than Thirty-Seven Thousand Five Hundred and 00/100 Dollars ($37,500.00). Notwithstanding the foregoing, Material Adverse Effect shall not include any change with respect to the Acquired Assets or Seller resulting from or attributable to (i) general national, international or regional economic or financial conditions, or (ii) the announcement, pendency or consummation of this Agreement or the transactions contemplated hereby.
          (xiv) Except as disclosed in the Disclosure Book and except for any current violations of set-backs by improvements pertaining to manufactured homes such as carports, sheds and the like, no Seller has received from any Governmental Authority any notice of any material violation which remains outstanding of any building, fire or health code or any other law, ordinance, rule or regulation or any covenants, conditions, restrictions or other agreements affecting any Property applicable to the Acquired Assets, or any part thereof, that will not have been corrected prior to the applicable Closing solely at Sellers’ expense and, to Sellers’ actual knowledge, no Property is in material violation or breach of any building, fire or health code or any other law, ordinance, rule or regulation or any such covenants, conditions, restrictions or other agreements affecting such Property, including, without limitation, the provision of utility services to the Properties.
          (xv) Intentionally Deleted.
          (xvi) All financial information about the Acquired Assets (a) to the extent prepared by Sellers and furnished by Sellers to Purchaser prior to the Effective Date by being posted in the “Financial Disclosures” subfolder of the Representation-Knowledge Folder or (b) hereafter delivered to Purchaser pursuant to Section 3(E) hereof, and used by Purchaser for evaluating the Acquired Assets, was prepared based on actual activity or expected activity (i.e., the budgets) captured by Sellers’ financial system in the ordinary course of business.
          (xvii) Exhibit H attached to this Agreement is an itemization of the Existing Notes and Existing Mortgages, together with all other material documents related to, evidencing, or securing the Existing Loans (collectively, the “Existing Loan

38

Documents”). Sellers have delivered to Purchaser true and correct copies (in all material respects) of the Existing Loan Documents. The current principal balance of the indebtedness secured by each Existing Mortgage, amount of monthly debt service (principal and interest), amount of monthly tax, insurance and other reserve deposits, and date of loan and maturity are as set forth in Exhibit H. The allocated loan amounts for each of the Properties that are subject to the NML Loan (as hereinafter defined) (i.e., Beacon Terrace, Mountain View and Village Green) are set forth on Exhibit H and such allocated loan amounts have not been adjusted or modified. No Seller has received written notice of any suits, actions, arbitrations, notices of default, claims or proceedings, at law or in equity relating to the Existing Loans. No Seller is currently, or has previously been, in monetary default under any of the Existing Loans. As of the Effective Date, (i) each of the Existing Loans are fully advanced and the outstanding principal balances due thereunder are set forth on Exhibit H, and (ii) the balances of the reserves and escrows held by the Existing Lenders pursuant to the Existing Loan Documents are as set forth in Exhibit H, based upon Seller’s financial records.
     (xviii) With respect to any Property located in Florida, the transactions contemplated by this Agreement is an unsolicited offer within the meaning of Section 723.071, and Sellers acknowledge, represent and warrant to Purchaser that Sellers did not solicit Purchaser’s offer to acquire the Properties.
     (xix) Except as disclosed in the Disclosure Book and except as set forth in any environmental reports provided by Sellers to Purchaser:
          (a) no Seller has conducted or authorized the generation, transportation, storage, treatment or disposal at or from a Property of any Hazardous Substances in violation of any applicable Environmental Laws;
          (b) no Seller has received notice of any generation, transportation, storage, treatment or disposal at or from a Property of any Hazardous Substances in violation of any applicable Environmental Laws or which give rise to liability under any applicable Environmental Laws;
          (c) to Sellers’ actual knowledge, none of the Properties has ever been used by any person or entity as a waste disposal site or as a licensed landfill or in a manner which violated any Environmental Laws and no Release has occurred on any Property in violation of any Environmental Laws;
          (d) For purposes of this Agreement, the following terms shall have the following meanings:
                    (1) “Environmental Law” means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (A) the environment,

39

human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.
                    (2) “Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.
                    (3) “Hazardous Substance” means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., or analogous state Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.
                    (4) “Release” means the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release whether intentional or unintentional, of any Hazardous Substance.
          (xx) Intentionally Deleted.
          (xxi) Intentionally Deleted.
          (xxii) No Seller has (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller’s assets, or (iv) admitted in writing its inability to pay its debts as they become due.
          (xxiii) With respect to each Defeasance Loan, no Seller has received notice that it is in default in the timely performance of any obligations on its part to be performed with respect thereto. All so-called “lockout dates” have occurred with respect to the Defeasance of each Defeasance Loan.
          (xxiv)Intentionally Deleted.
          (xxv)Intentionally Deleted.
          (xxvi)Intentionally Deleted.
          (xxvii)Intentionally Deleted.

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          (xxviii) Intentionally Deleted.
          (xxix)Intentionally Deleted.
          (xxx)Intentionally Deleted.
          (xxxi)Intentionally Deleted.
          (xxxii)Intentionally Deleted.
          (xxxiii) Intentionally Deleted.
          (xxxiv) Intentionally Deleted.
          (xxxv)Intentionally Deleted.
          (xxxvi) Intentionally Deleted.
          (xxxvii) Intentionally Deleted.
          (xxxviii) Except as set forth in Sections 3(Q) and (R) and in the Disclosure Book, no Seller has entered into any agreement to lease, sell, mortgage or otherwise encumber or dispose of its interest in its Property or related Acquired Assets, except for this Agreement, the Leases, the Service Contracts, the Existing Loan Documents, and the mortgages with respect to the Defeasance Loans.
          (xxxix) Sellers are receiving the Shares hereunder for their own account and not with a present view toward the public sale or distribution thereof, and have no intention of selling or distributing any of such Shares or any arrangement or understanding with any other persons regarding the sale or distribution of such Shares or any part thereof, in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law; provided, however, that each Seller reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.
          (xl) Sellers acknowledge that the Shares were not offered to any Seller by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which any Seller was invited by any of the foregoing means of communications.
          (xli) Each Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective

41

investment in the Shares, and has so evaluated the merits and risks of such investment and is acquiring the Shares for its own account. Each Seller is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. No Seller is an “affiliate” (as defined in Rule 144 of the Securities Act) of Purchaser or ELS or is acting on behalf of an affiliate of Purchaser or ELS.
          (xlii) Each Seller understands that the Shares are being issued to it in reliance upon specific exemptions from the prospectus and registration requirements of federal, state, and other securities laws, as applicable, and that Purchaser is relying upon the truth and accuracy of, and Sellers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Seller set forth herein in order to determine the availability of such exemptions and the eligibility of each Seller to acquire the Shares.
          (xliii) Each Seller and their advisors have been furnished with or have otherwise had access to all materials relating to the business, finances and operations of ELS and materials relating to the offer and sale of the Shares which have been requested by each Seller. Each Seller has been afforded the opportunity to ask questions of ELS. Neither such inquiries nor any other investigation conducted by or on behalf of any Seller or its representatives or counsel shall modify, amend or affect Sellers’ right to rely on the truth, accuracy and completeness of the reports, schedules, forms, statements and other documents required to be filed by ELS with the SEC pursuant to the reporting requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and the documents incorporated by reference therein, being collectively referred to herein as the “Public Filings”).
          (xliv) Each Seller understands that the certificates representing the Shares will bear restrictive legends in the following form:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR IF PURSUANT TO RULE 144, A WRITTEN STATEMENT, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF [__________ __], 2011, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF

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SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”
          (xlv) No Seller Benefit Plan is or ever has been subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code, and no Seller Benefit Plan is or has ever been a “multiemployer pension plan” (as defined in Section 3(37) of ERISA) or a “multiple employer welfare arrangement” (as defined in Section 3(40)(A) of ERISA). No fact exists that could be expected to result in any liability to Purchaser with respect to any Seller Benefit Plan or WARN Law, including any liability, tax, penalty or fee under any applicable law. For purposes of this clause (xlv), “Seller Benefit Plan” shall mean any plan, program, policy or agreement by which any Seller, or any person or entity treated as being within any such Seller’s “controlled group” (within the meaning of Section 4001(a)(14)(A) of ERISA), provides any of their current or former employees or other service providers with retirement, health, welfare, fringe, severance, incentive, or other compensatory benefits.
          (xlvi) No Sellers control any homeowner’s association in connection with any Property.
          (xlvii) Neither any Seller nor any of their members, partners or shareholders (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is engaged in activities prohibited in the Order; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.
          (xlviii) Sellers have delivered to Purchaser true, correct and complete copies of the Ground Leases including all amendments and modifications, written or oral existing as of the date hereof. The Ground Leases are in full force and effect. Colony Cove SPE LLC, an indirect subsidiary of HTA, is the sole owner and holder of the leasehold estate granted under the terms of each Ground Lease. No Seller has executed or entered into any modifications or amendments of any Ground Lease, either orally or in writing, other than written amendments that have been disclosed to Purchaser in writing. To Sellers’ actual knowledge, no default now exists under any Ground Lease. No Seller has assigned, pledged, encumbered or transferred any right or interest in and to any Ground Lease, except for the Existing Loan applicable to the Ground Lease Property.
          (xlix) Colony Cove SPE LLC is the sole owner and holder of the Notes and has the full right, power and authority to transfer the Notes to Purchaser, subject to

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the pledge of the Notes made by Colony Cove SPE LLC to John Hancock Life Insurance Company (U.S.A.) in connection with the Existing Loan for the Ground Lease Property.
          (l) To the extent there are any agreements relating to any of the Acquired Assets that create an obligation of any Seller to indemnify any person for taxes resulting from a transfer of any Acquired Asset or otherwise prohibiting, limiting or restricting such Seller’s ability to transfer any Acquired Asset, Sellers shall, at Sellers’ sole cost and expense, remain liable for payment of any and all such taxes and obtain prior to Closing, if required, any and all consents in connection with such agreements.
          (li) Sellers have not engaged any brokers, finders or investment bankers in connection with the transactions contemplated by this Agreement, and there are no commissions or other fees payable by Sellers (or any Seller) to any person or entity in connection with the purchase and sale of all or any portion of the Acquired Assets which would survive Closing and be binding upon Purchaser.
          (lii) The real property that is the subject of that certain Option Agreement dated as of June 30, 2008, by and between Hometown Lake Village, L.P. and SDC Communities, Inc. is not necessary, in Sellers’ reasonable opinion, for the operation of the Property commonly known as Lake Village located in Nokomis, Florida as a manufactured housing community. The real property that is the subject of that certain Sale Agreement dated October 31, 2006, by and between Long Field Woods SPE LLC and Bullinger Enterprises L.L.L.P. is not necessary, in Sellers’ reasonable opinion, for the operation of the Property commonly known as Buena Vista located in Fargo, North Dakota as a manufactured housing community.
          (liii) Notwithstanding anything contained in Section 7(M) to the contrary and solely for purposes of this Section 7(A)(liii), “Zoning Knowledge Individual” shall mean the actual (and not implied or constructive) knowledge of Richard Cline, Jr. and Patrick Zilis, after having made a good faith and diligent inquiry of the three (3) Division Presidents with responsibility for the Properties. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to the Zoning Knowledge Individual shall be limited to refer to only those actually received by or known to the Zoning Knowledge Individual in the limited manner provided in the immediately preceding sentence. Each Zoning Knowledge Individual hereby represents and warrants that, as of the Effective Date:
          (a) Except for the Properties commonly known as Stonegate Manor, CT; Covington Estates, FL; and Holly Hills, MI, each portion of each of the Properties that is currently being used for manufactured housing (or recreational vehicle park with respect to Cloverleaf Farms) has been encumbered by mortgage financing at some point during Sellers’ period of ownership thereof;
          (b) For the Properties commonly known as Stonegate Manor, CT and Covington Estates, FL, Sellers have posted in the Data

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Room zoning information prepared or submitted by third parties that is in Sellers’ possession; and
          (c) The Zoning Knowledge Individual has no knowledge of any facts or circumstances that have occurred since (i) the date of the most recent financing for the Properties described in (a) above or (ii) the date of the materials posted in the Data Room for the Properties described in (b) above, as applicable, which would make any portion of a Property that is currently being used for manufactured housing (or recreational vehicle park with respect to Cloverleaf Farms) to be unfinanceable by commercial real estate lenders such as insurance companies, CMBS lenders, Fannie Mae or other institution lenders who are in the business of providing mortgage financing secured by manufactured housing communities based upon the failure of such portion of the Property to currently either be zoned to permit manufactured housing (or recreational vehicle park with respect to Cloverleaf Farms) or permit same to be used for manufactured housing (or recreational vehicle park with respect to Cloverleaf Farms) to the extent same is a legal non-conforming use.
          B. Purchaser represents and warrants to Sellers that the following statements are true, complete and correct as of the Effective Date and as of each Closing Date:
          (i) Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.
          (ii) Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Purchaser has been duly authorized by all necessary action on the part of each Seller. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (iii) The execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated by this Agreement will not (i) conflict with, or result in any violation or breach of, any provision of the organizational documents of Purchaser, (ii) except as set forth on Schedule 7(B)(iii) attached hereto, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien,

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claim, pledge, agreement, limitations in Purchaser’s voting right, charge or other encumbrance of any nature on any of the properties or assets of Purchaser pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract, articles, articles supplementary or other agreement, instrument or obligation to which Purchaser is a party or by which any of them or any of their properties or assets may be bound, (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its properties or assets, or (iv) require Purchaser under the terms of any material agreement, contract, arrangement or understanding to which it is a party or by which it or its properties or assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, articles, articles supplementary, arrangement or understanding.
          (iv) Except for (i) compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (ii) compliance with the rules and regulations of the New York Stock Exchange, including the approval of the New York Stock Exchange of the supplemental listing application with respect to the listing of the Stock Consideration payable in Common Stock (or shares of Common Stock issuable upon conversions of the Shares) (iii) compliance with any applicable state securities laws of the states of the United States (or “Blue Sky Laws”), and (iv) the registration of the Shares under the Securities Act, no material consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority, any stock market or stock exchange on which shares of Common Stock are listed for trading or any third party are necessary for the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated by this Agreement or the performance by Purchaser of any of its obligations under the Registration Rights Agreement.
          (v) Upon the applicable Closing, the issuance of the Shares will have been duly authorized and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and non-assessable, free and clear of all liens, and will not be subject to preemptive rights or other similar rights of stockholders of ELS. ELS shall have reserved sufficient shares of Common Stock to permit the issuance of shares of Common Stock in lieu of cash in connection with any redemption of the Preferred Stock to Common Stock.
          (vi) ELS has timely filed all required Public Filings in accordance with applicable securities laws for the twelve (12) months preceding the date hereof.
          (vii) Purchaser (a) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order; (b) is not listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other Orders; (c) is not engaged in activities prohibited in the Order; or (d) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

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          (viii) With respect to any Property located in Florida, the transactions contemplated by this Agreement is an unsolicited offer within the meaning of Section 723.071, and Purchaser acknowledges, represents and warrants to Sellers that Sellers did not solicit Purchaser’s offer to acquire the Properties.
          (ix) Purchaser has not engaged any brokers, finders or investment bankers in connection with the transactions contemplated by this Agreement.
          (x) As of the Effective Date and as of the applicable Closing Date, Purchaser does not intend to discontinue the use of such portions of the Properties as are currently being used as a mobile/manufactured home park from their use as a mobile/manufactured home park. For the Property located within the State of New York, as of the date of Purchaser’s initial offer to purchase such Property and as of the Effective Date, it is Purchaser’s intention to acquire such Property and continue its use as a manufactured housing community for not less than 60 months following the closing of said acquisition.
          (xi) There are no commissions or other fees payable by Purchaser to any person or entity in connection with the purchase and sale of all or any portion of the Acquired Assets which would survive Closing and be binding upon Sellers.
          (xii) Purchaser has not engaged any brokers, finders or investment bankers in connection with the transactions contemplated by this Agreement, and there are no commissions or other fees payable by Purchaser to any person or entity in connection with the purchase and sale of all or any portion of the Acquired Assets for which a claim could be made against Seller.
          C. (i) At each Closing, Sellers will deliver to Purchaser a certificate pursuant to which Sellers will reaffirm the representations and warranties contained in Section 7A and in Exhibit E with respect to the Acquired Assets that are the subject of each such Closing, as of the date of each such Closing, provided that such certificate may reflect any changes to any representations and warranties of Sellers which Sellers have become aware prior to Closing and as long as Sellers are not in breach of such representations or warranties at the time made (each a “Statement of Modification”). In the event the Statement of Modification indicates any changes to the foregoing representations and warranties and, to the extent that such representations and warranties were true as of the Effective Date and Sellers’ breach of a covenant or obligation contained in this Agreement does not give rise to the condition contained in the Statement of Modification, Sellers shall not be deemed in default hereunder. Any Statement of Modification must be delivered by Sellers to Purchaser no later than three (3) business days prior to the applicable Closing. Sellers agree to expend up to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (or such lesser amount as the parties shall reasonably agree is necessary) in order to cure or remedy the condition which gives rise to the Statement of Modification, to the extent such condition is susceptible to cure or remedy for such amount. If Sellers fail to cure or remedy the conditions set forth in the Statement of Modification on or before the applicable Closing Date pursuant to the terms of this Section 7(C)(i), and such condition is susceptible to a remedy or cure by the payment of not more than One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), then Purchaser, at its option, may proceed to Closing and receive a credit

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in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) (or such lesser amount as the parties may reasonably agree shall be sufficient to cure or remedy such condition) or Purchaser may elect not to purchase the affected Property (and related Acquired Assets), whereupon the Purchase Price shall be reduced by the allocated Purchase Price of the affected Property (and related Acquired Assets) and the parties shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser. Purchaser shall notify Seller of its election at least one (1) business day before the scheduled Closing Date. In the event that the Statement of Modifications indicates any changes to the foregoing representations and warranties and to the extent that such representations and warranties were true as of the Effective Date and Sellers’ breach of a covenant or obligation contained in this Agreement does not give rise to the condition contained in the Statement of Modification, and the condition is not susceptible to a cure or remedy with the payment of not more than One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), then, Purchaser, at its sole option, shall have the right to proceed to Closing, without any reduction in the Purchase Price or Purchaser may elect to not purchase the affected Property (and related Acquired Assets), whereupon the Purchase Price shall be reduced by the allocated Purchase Price of the affected Property (and related Acquired Assets) and the parties shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser. Notwithstanding anything herein to the contrary, if Sellers cure or remedy the conditions which gives rise to the Statement of Modification prior to the applicable Closing, then the parties shall proceed to Closing with respect to the applicable Property in accordance with the other terms and conditions of this Agreement.
          (ii) In the event the Statement of Modification indicates any changes to the foregoing representations and warranties, and such representations and warranties were not true as of the Effective Date or such change was the result of Sellers’ breach of a covenant or obligation contained in this Agreement, and the Closing for the applicable Property has not yet occurred, Purchaser shall be entitled to any and all rights or remedies contained in this Agreement. In addition, Purchaser may elect to cause Sellers to expend up to Three Hundred Thousand and 00/100 Dollars ($300,000.00) in order to cure or remedy the condition which gives rise to the breach of such representation or warranty. If Sellers fail to cure or remedy the condition which gives rise to the breach of such representation or warranty on or before the applicable Closing Date by expending up to Three Hundred Thousand and 00/100 Dollars ($300,000.00), then, Purchaser, at its option, may proceed to Closing and deduct from the Purchase Price an amount equal to Three Hundred Thousand and 00/100 Dollars ($300,000.00) (or such lesser amount as the parties shall reasonably agree is necessary to effectuate such cure) or Purchaser may elect not to purchase the affected Property (and related Acquired Assets), whereupon the Purchase Price shall be reduced by the allocated Purchase Price of the affected Property (and related Acquired Assets) and the parties shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser.
          D. The foregoing warranties and representations of Sellers and Purchaser, together with Sellers’ warranties and representations set forth in Exhibit E (as modified by the Statement of Modification), shall survive the execution and delivery of this Agreement, each Closing (including the Final Closing) and the delivery of all documents and the performance of any and all covenants and obligations in accordance with this Agreement, for a period of twelve (12) months after the date of the applicable Closing (such period being referred to herein as the “Survival Period”). If a Closing occurs, neither Seller nor Purchaser shall have any liability or

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obligation with respect to any such warranty or representation with respect to the applicable Property and related Acquired Assets that were the subject of such Closing unless, on or prior to the expiration of the Survival Period, the party seeking to assert liability shall have notified the other party in writing setting forth specifically the nature of such liability or obligation and upon such notice, the liability or obligation described in the notice shall continue until the date on which either (x) a court of competent jurisdiction has delivered a final non-appealable order resolving such dispute or (y) the parties have entered into a written settlement agreement with respect to all such claims. Except as provided in Section 7(N) below, neither the foregoing warranties and representations of Sellers set forth in Section 7(A) above and in Exhibit E nor the effect of such warranties and representation shall be affected by any investigation or verification made by or on behalf of Purchaser prior to the Closing.
          E. Each Seller shall, severally, but not jointly, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, protect, defend, indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Losses incurred by or asserted against a Purchaser Indemnified Party (including, without limitation, reasonable attorneys’ fees and expenses) resulting from or arising out of or in any way related to (i) subject to Section 7(N) hereof, any breach of Sellers’ representations and warranties set forth in Section 7(A) above and in Exhibit E, (ii) any breach by a Seller of any covenant to be performed or complied with by such Seller under this Agreement which by its terms survived the Closing, and (iii) the non-fulfillment of any obligation to be performed by any Seller after each Closing as set forth in this Agreement or in any document delivered at a Closing, including, without limitation, any post-Closing proration obligations. This indemnity shall survive each Closing (including the Final Closing) and delivery of the deeds or other transfer instruments and shall not be merged therein.
          F. Intentionally Deleted.
          G. Each Seller shall provide to Purchaser and its auditors (i) from and after the date hereof and following the Final Closing, access at all reasonable times to all financial and other information relating to the Acquired Assets owned by such Seller necessary for Purchaser and its auditors to prepare audited and pro-forma financial statements in conformity with Regulation S-X of the SEC or other materials required for any registration statement, report or other disclosure to be filed with the SEC or necessary to comply with any SEC rule or regulation, and (ii) at the Closing for each Property (or prior or subsequent thereto if required by Purchaser’s auditors) an executed representations letter in the form required by Purchaser’s auditors (to the extent same is reasonably acceptable to Sellers), as required by Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Public Accountants, which representation is required to enable an independent public accountant to render an opinion on such financial statements; provided, however, that Purchaser shall pay for any actual costs incurred by each Seller in connection with its obligations under this Section 7(G). The provisions of this Section 7(G) shall survive each Closing (including the Final Closing) and delivery of the deeds or other transfer instruments and shall not be merged therein.
          H. If Purchaser is entitled to defense or indemnification under Sections 3(K), 5(C)(ii), 7(E), 12(B) or any other express provision in this Agreement or any document delivered by a Seller to Purchaser in connection with a Closing (each, an “Indemnification Claim”),

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Purchaser shall provide written notice to Sellers within five (5) business days after Purchaser has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim (as hereinafter defined) is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim, but the failure to give such notice shall not release Sellers of its indemnification obligations under this Agreement, except to the extent of the actual damages suffered by such delay in notification. If the Indemnification Claim involves a Third-Party Claim, Sellers shall assume the defense of such Third-Party Claim, at their sole cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for Sellers who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to Purchaser except with respect to any Third Party Claim tendered by Sellers to its insurance company, in which event such insurance company may select counsel to conduct the defense of such Third Party Claim, (ii) Purchaser may participate in the defense of such Third-Party Claim and hire its own counsel (at Seller’s expense) for such purpose and (iii) in the event Sellers fail to timely undertake negotiation of any dispute or defend, contest or otherwise protect against any claim or suit with respect to a Third-Party Claim, Purchaser may, but will not be obligated to, defend, contest or otherwise protect against the same, engage counsel for such purpose, and make any compromise or settlement thereof and recover the entire cost thereof from Sellers, including attorneys’ and experts’ fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof. Sellers shall not, without Purchaser’s written consent (such consent not to be unreasonably withheld or delayed), resolve any dispute or settle or compromise any claim regarding Losses from a Third-Party Claim or consent to entry of any judgment which would impose an injunction or other equitable relief upon Purchaser or which does not include an unconditional release by the claimant or the plaintiff of Purchaser from all liability in respect of any such Losses. For purposes of this Section 7(H), “Third-Party Claim” means any claim, liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, matured, conditional, asserted, vested or otherwise of any nature whatsoever, including the assertion of a right of offset, against Purchaser by any other person or entity.
          I. Notwithstanding anything to the contrary in this Agreement, and subject to Section 7(D) above, no claim by Purchaser for indemnification against Sellers for any matter arising after an applicable Closing pursuant to any provision of this Agreement (except with respect to Section 3(K), Section 5(C)(ii), the reproration obligations of Sellers set forth in Section 5(C)(i), the delivery to Purchaser of Purchaser’s pro rata share of the Residual Cash Balance pursuant to Section 3(L), and Section 16) shall be actionable or payable unless and until the aggregate amount of all Losses incurred by Purchaser for which it otherwise would be entitled to indemnification pursuant to this Agreement and the Homes and Loans Agreement (as hereinafter defined and except with respect to Sellers’ repurchase obligation pursuant to Section 8 of the Homes and Loan Agreement) exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate (“Sellers’ Indemnification Deductible”), in which event the full amount of such claims shall be actionable and payable to Purchaser; provided, however, that Sellers’ Indemnification Deductible shall not apply to a breach of Sellers’ warranties and representations set forth in Sections 7(A)(vii), 7(A)(ix) or 7(A)(xvi) hereof or in Sections 4(g) or 4(h) of Exhibit E. Notwithstanding anything in this Agreement to the contrary, in no event shall Sellers’ aggregate indemnification liability to Purchaser for any matter arising after an applicable Closing pursuant to any provision of this Agreement (except with respect to Section 3(K),

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Section 5(C)(ii), the reproration obligations of Sellers set forth in Section 5(C)(i), the delivery to Purchaser of Purchaser’s pro rata share of the Residual Cash Balance pursuant to Section 3(L), and Section 16) or pursuant to any provision of the Homes and Loans Agreement (except with respect to Sections 8 of the Homes and Loans Agreement) exceed the amount of Twenty Five Million and 00/100 Dollars ($25,000,000.00) (“Sellers’ Indemnification Cap”) in the aggregate.
          J. Notwithstanding anything to the contrary in this Agreement, and subject to Section 7(D) above (except with respect to Section 3(K), Section 5(C)(ii), the reproration obligations of Purchaser set forth in Section 5(C)(i), Purchaser’s obligation related to the Defeasance Transaction Costs pursuant to Section 3(L) and the Loan Assumption costs pursuant to Section 11(A) and except with respect to Sections 4(E) [with respect to the “Repurchase Agreements”] and 5(E) of the Home and Loan Agreement), no claim by Sellers for a breach of a representation or warranty of Purchaser under this Agreement or a breach of representation or warranty by the “Purchaser” under the Home and Loan Agreement shall be actionable or payable unless and until the aggregate amount of all Losses incurred by Sellers and the “Sellers” under the Homes and Loans Agreement as a result of such breach exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00), in which event the full amount of such claims shall be actionable and payable to Sellers. Notwithstanding anything in this Agreement to the contrary, in no event shall Purchaser’s aggregate liability under this Agreement, together with the aggregate liability of the “Purchaser” under the Homes and Loans Agreement, for a breach of a representation or warranty of Purchaser under this Agreement or a breach of a representation and warranty of the “Purchaser” under the Home and Loan Agreement, exceed the amount of Twenty Five Million and 00/100 Dollars ($25,000,000.00) (except with respect to Section 3(K), Section 5(C)(ii), the reproration obligations of Purchaser set forth in Section 5(C)(i), Purchaser’s obligation related to the Defeasance Transaction Costs pursuant to Section 3(L) and the Loan Assumption costs pursuant to Section 11(A) and except with respect to Section 4(E) [with respect to the “Repurchase Agreements”] and Section 5(E) of the Home and Loan Agreement).
          K. Intentionally Deleted.
          L. Intentionally Deleted.
          M. As used in this Agreement or in any document delivered in connection with a Closing, the term “to Sellers’ knowledge” or “best of Sellers’ knowledge” or “Sellers’ actual knowledge” or any other reference to the knowledge of Seller shall mean and apply to the actual knowledge of Richard Cline, Jr., Patrick Zilis, Stephen Braun, Tim Strack (the Western Division President with responsibility for the Properties located in Idaho and Nevada), Jim Anderson (the Northern Division President with responsibility for the Properties located in Indiana, Massachusetts, Maryland, Michigan, Minnesota, North Dakota, New Jersey, New York, and Pennsylvania), Eric Zimmerman (the Southern Division President with responsibility for the Properties located in Florida) after having made due inquiry of the on-site property managers with respect to the Properties (collectively, the “Knowledge Individual”), and shall mean the actual (and not implied or constructive) knowledge of such Knowledge Individual, with a duty on such individual to conduct good faith and diligent investigation and inquiry. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to Seller set forth herein shall be limited to refer to only those actually received by or known to the Knowledge Individual in the limited manner provided in the immediately preceding sentence.

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Notwithstanding anything contained in this Agreement to the contrary, any documents provided by Sellers or otherwise made available to Purchaser to the extent not created by Sellers have been delivered or made available, in each case, subject to any confidentiality or other restrictions imposed by the issuer of such reports and that such reports have been or will be delivered on an “AS-IS” basis, Purchaser shall have no right to rely upon same and Seller shall have no liability whatsoever for the contents thereof even if Seller knows same is no longer accurate.
          N. Notwithstanding anything contained in this Agreement to the contrary, with respect to the representations, warranties and certifications (collectively, the “Sellers’ Representations”) which are made by Sellers and set forth in this Agreement or in any of the documents or instruments required to be delivered by Sellers hereunder, there shall be no liability on the part of Sellers following a Closing for any breach of a Sellers’ Representation arising from any matter or circumstance of which Purchaser had actual knowledge as of the applicable Closing Date; provided, however, Purchaser shall not be deemed to have actual knowledge of any matter disclosed in that certain letter and its enclosures dated May 2, 2011 from the Michigan Attorney General’s Office (the “AG Letter”) or the response letter and its enclosures dated May 8, 2011 from Michael Hatch of M.H. Financial Services, L.L.C. (the “Response Letter”) as it relates to any of the Acquired Assets and Sellers shall not be released from any liability hereunder for a breach of a representation or warranty or an indemnity hereunder based on the AG Letter or the Response Letter. For purposes of this Section 7(N), Purchaser shall be deemed to have “actual knowledge” of a matter or circumstance only if such matter or circumstance is (a) actually known by Marguerite Nader or Lance Beatch on or before the applicable Closing, such knowledge not to include implied or constructive knowledge but shall include a duty on such individuals to conduct good faith and reasonably diligent investigations and inquiries, (b) disclosed by a document that is posted on or before 11:59 p.m. (CST) on May 28, 2011 to the “Representation-Knowledge Folder” in the Data Room, (c) set forth in any Statement of Modifications delivered to Purchaser prior to the applicable Closing, (d) contained in this Agreement or any Exhibit or Schedule hereto or (e) contained in the Disclosure Book; provided, however, Purchaser shall not be deemed to have actual knowledge of any matter disclosed in the AG Letter or the Response Letter as it relates to any of the Acquired Assets and Sellers shall not be released from any liability hereunder for a breach of a representation or warranty or an indemnity hereunder based on the AG Letter or the Response Letter.
          O. Notwithstanding the warranties in the Deeds delivered by the applicable Seller, Purchaser agree that in no event shall Seller have any liability whatsoever under or in connection with such warranties or Deeds unless and until the grantee under such Deeds and such grantee’s successors and assigns and anyone otherwise claiming through such grantee shall have first diligently pursued and exhausted all other available remedies against the Title Insurer (unless such pursuit or exhaustion by Purchaser would impair or nullify Purchaser’s claims under its Owner’s Title Insurance Policies).
     8. CONDITIONS PRECEDENT
          A. At the option of Purchaser, the obligations of Purchaser under this Agreement are contingent and conditional upon any one (1) or more of the following, the failure of any of which shall, at the election of Purchaser (or Seller, if applicable) and after the return to

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Purchaser of the allocable portion of the remaining Earnest Money, render this Agreement as to such affected Property null and void:
          (i) Subject to Section 11 hereof, as of the Closing for each Property that is the subject of a Loan Assumption, each of the Existing Lenders shall have approved the Loan Assumptions (as hereinafter defined) and all Loan Assumption Commitments shall have obtained.
          (ii) As of the Closing for each Property that is the subject of a Defeasance, all of the conditions precedent to such Defeasance shall have been satisfied.
          (iii) The Title Insurer shall have issued to Purchaser the Owner’s Title Insurance Policies (or marked-up commitments therefor) insuring fee simple title (or valid ground lease estate granted pursuant to the Ground Lease (except as provided in Section 16) to each Property in Purchaser (or Purchaser’s designee, if applicable) for the amount of the Purchase Price allocated to each such Property and not subject to any Unpermitted Exception applicable to each such Property, and otherwise in the form and condition required by this Agreement, including, without limitation, containing all endorsements required pursuant to Sections 4(B)(i) and 4(C).
          (iv) Purchaser shall have received a consent and estoppel executed by the ground lessor under the Ground Lease in the form of Exhibit P attached to this Agreement (or, if different, such other form as ground lessor is obligated to provide pursuant to the Ground Lease), with all blanks filled in and all changes thereto acceptable to Purchaser in its reasonable discretion and which consent and estoppel shall be dated not more than thirty (30) days after the Effective Date and shall not disclose any uncured defaults under the Ground Lease or claims by the ground lessor against the applicable Seller, or any information which is inconsistent in any material way with the terms of the Ground Lease and the representations and warranties of Sellers set forth in Section 7(A).
          (v) Sellers and Purchaser acknowledge that Stop—N-Go Stores, Inc. (or its successor-in-interest) have a right of first refusal (the “ROFR”) to purchase the Property commonly known as Meadow Park located in Fargo, North Dakota (“Meadow Park”) pursuant to the terms of that certain Lease dated May 1, 1980, by and between Meadow Park Partnership, as lessor, and Stop-N-Go Stores, Inc., a lessee, as amended by Amended Lease dated May 4, 1986, by and between Pierce, Inc., as landlord, and S-N-Go, Inc. d/b/a Stop-N-Go Stores (as heretofore amended, the “Meadow Park Lease”). It shall be a condition precedent to Purchaser’s obligation to acquire Meadow Park and the related Acquired Assets that Sellers obtain and deliver to Purchaser on or before the applicable Closing an unconditional and irrevocable waiver of the ROFR for the sale of Meadow Park pursuant to this Agreement (or reasonable evidence that such tenant failed to exercise its ROFR as required by the Meadow Park Lease which may be in the form of an affidavit from the applicable Seller) on or before the applicable Closing Date from the current holder thereof in form and substance reasonably acceptable to Purchaser or the Title Insurer.

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          (vi) Promptly after the Effective Date, Sellers shall notify the homeowner’s associations (each an “HOA”) with respect to The Glen and Hillcrest (to the extent such HOA exists and Seller has received due notice thereof, as same may be required by applicable law), that each such Property is under contract and shall otherwise comply with all notice requirements under the laws of the State of Massachusetts. It shall be a condition to Purchaser’s obligation to close with respect to The Glen and Hillcrest, as applicable, that Sellers provide evidence sufficient to allow the Title Insurer to delete any exception on the Title Commitment relative to the HOA’s right of refusal (the “ROFR Clearance”). The applicable Closing with respect to any such Property shall occur, if at all, upon the later of (i) the First Closing Date and (ii) the date that is five (5) business days after the date of the ROFR Clearance. In the event an HOA duly exercises its option to purchase an applicable Property, Sellers shall immediately provide Purchaser with a copy of such notice and the applicable Property shall temporarily be excluded from the Acquired Assets, and the Purchase Price shall be temporarily reduced by the allocated Purchase Price for such excluded Property and Sellers. Notwithstanding the foregoing, Purchaser and Sellers agree that in the event that the HOA fails to enter into, or once entered into, the purchase and sale agreement between the applicable HOA and the applicable Seller shall be terminated prior to the consummation of the transaction contemplated thereby, then Sellers shall deliver notice of such termination to Purchaser (including, if available, a copy of any notices evidencing or acknowledging such termination or an explanation from Sellers indicating the basis upon which such agreement was terminated) in which event this Agreement shall automatically become re-instated with respect to the purchase of the applicable Property and the Closing with respect thereto shall occur upon the later of (i) the First Closing Date and (ii) the date that is five (5) business days after Seller’s notice to Purchaser pursuant to this sentence.
     9. DEFAULT AND REMEDIES
          A. Notwithstanding anything to the contrary contained in this Agreement, so long as Purchaser is not then in default in the timely delivery of consideration as required under the terms of this Agreement, if any Seller defaults hereunder or fails to perform in accordance with the terms of this Agreement and fails to cure such default within five (5) business days after written notice specifying such default, then Purchaser may, at Purchaser’s option, as Purchaser’s SOLE and EXCLUSIVE remedy (whether at law or in equity, all other remedies being hereby expressly waived), shall be to either (i) sue for specific performance of this Agreement in the event that the Closing is not consummated under circumstances where all of the conditions to Closing set forth in Section 8 have been satisfied or waived and Purchaser is prepared to close, or (ii) terminate this Agreement, in which case (a) this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement except to the extent that such rights and obligations expressly survive a termination of this Agreement or expressly survive a prior Closing that occurred under the terms of this Agreement, (b) the remaining unapplied Earnest Money shall be returned to Purchaser, (c) if specific performance is not available as a remedy because of the intentional or fraudulent acts of Seller, Purchaser shall have the right to sue and recover all out-of-pocket costs and expenses incurred by Purchaser or any of its affiliates in furtherance of the transactions contemplated by this Agreement, including, without limitation, Purchaser’s inspections and investigations of the Acquired Assets, the negotiation and documentation of this Agreement, the costs incurred by Purchaser or any of its affiliates in

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connection with the issuance of the Shares, the costs incurred by Purchaser or any of its affiliates in connection with acquiring any debt or equity capital to pay for the purchase of the Acquired Assets including, without limitation, any costs incurred in connection with a follow-on offering, costs of any third party reports including any appraisals, attorneys’ fees, and any costs and expenses incurred by Purchaser or any of its affiliates in connection with financing the acquisition of all or a portion of the Acquired Assets, including, without limitation, any nonrefundable loan commitment fees, good faith deposits and rate lock fees and any lenders’ attorney’s fees, in full settlement of all claims against Seller, such amount not to exceed Seller’s Indemnification Cap, in the aggregate, inclusive of legal fees. In no event shall Seller be liable for any actual, special, punitive, speculative or consequential damages if any Closing does not occur. To the fullest extent permitted by law, an election by Purchaser to pursue remedies under clause (i) above shall not prohibit Purchaser from later pursuing remedies under clause (ii) above. Notwithstanding anything to the contrary contained in this Section 9(A), Purchaser shall have all of the remedies available to it set forth in Sections 3(J) and 7(C)(ii) of this Agreement to the full extent provided therein. For the purposes of this Section 9(A) the term “affiliate” shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with Purchaser, including without limitation ELS.
          B. Notwithstanding anything to the contrary contained in this Agreement, if a Closing does not occur solely as a result of a default by Purchaser hereunder which Purchaser fails to cure within five (5) business days after written notice specifying such default (provided that Purchaser shall not have a cure right with respect to a default by Purchaser of its obligations set forth in Section 3(L) hereof) (a “Purchaser Default”), the remaining unapplied Earnest Money shall be forfeited to Sellers as liquidated damages, at which time this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement except to the extent that such rights and obligations expressly survive a termination of this Agreement or expressly survive a prior Closing that occurred under the terms of this Agreement; provided, however, that upon a Purchaser Default (i) in addition to receiving the remaining unapplied Earnest Money as provided above, Sellers shall be entitled to receive from Purchaser the Defeasance Transaction Costs actually incurred by Sellers, and (ii) in addition to receiving the remaining unapplied Earnest Money as provided above, Sellers shall be entitled to receive from Purchaser all out of pockets costs and expenses incurred by or on behalf of the applicable Sellers in connection with the Loan Assumption regardless of whether or not same is consummated. The foregoing remedies shall be Sellers’ sole and exclusive remedy against Purchaser at law or in equity. SELLERS ACKNOWLEDGE AND AGREE THAT (I) THE REMAINING EARNEST MONEY PLUS THE DEFEASANCE TRANSACTION COSTS AND THE LOAN ASSUMPTION COSTS INCURRED BY OR ON BEHALF OF SELLERS (AS APPLICABLE) ARE A REASONABLE ESTIMATE OF AND BEAR A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS THAT WOULD BE INCURRED BY SELLERS AS A RESULT OF HAVING SUBJECTED THE ACQUIRED ASSETS TO THE TERMS OF THIS AGREEMENT AND THE FAILURE OF A CLOSING TO OCCUR DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (II) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLERS AS A RESULT OF SUCH SUBJECTION AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (III) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE REMAINING

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EARNEST MONEY, THE DEFEASANCE TRANSACTION COSTS AND THE LOAN ASSUMPTION COSTS INCURRED BY OR ON BEHALF OF SELLERS (AS APPLICABLE) IN THE EVENT A CLOSING DOES NOT OCCUR DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (IV) THE REMAINING EARNEST MONEY, THE DEFEASANCE TRANSACTION COSTS AND THE LOAN ASSUMPTION COSTS INCURRED BY OR ON BEHALF OF SELLERS (AS APPLICABLE) SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES, SELLERS WILL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY.

Sellers’ Initials	Purchaser’s Initials
     10. MISCELLANEOUS
          A. This Agreement shall not be canceled or merged upon consummation of a Closing. Subject to Section 7(N) hereof, each and every representation and warranty of Sellers contained in this Agreement and in Exhibit E shall be deemed to have been relied upon by Purchaser notwithstanding any investigation Purchaser or its agents may have made with respect thereto or any information developed by or made available to Purchaser prior to a Closing.
          B. Neither this Agreement nor any interest hereunder shall be directly or indirectly assigned or transferred by any Seller. Except as provided in Section 11(F) hereof, Purchaser may assign or otherwise transfer its interest under this Agreement, in whole or in part, including, without limitation, assignment of the right to purchase and/or take title to all or any portion of an Acquired Asset to an affiliate of Purchaser; provided, however, that Purchaser shall remain liable for, and the assignee shall assume, all obligations of Purchaser hereunder; provided, further, however, that if Purchaser elects to assign a portion of this Agreement relative to any Acquired Asset to an unrelated third party and in the event the Acquired Asset relative to such assignment is for a Property with an Existing Loan or which is subject to Defeasance, Sellers’ prior written approval, not to be unreasonably withheld, shall be required. As used in this Agreement, the term “Purchaser” shall be deemed to include any permitted assignee or other transferee of Purchaser. Purchaser shall provide Sellers with prompt written notice of any such assignment of transfer. Upon any such assignment or transfer by Purchaser, Purchaser shall NOT be relieved of any liability subsequently accruing under this Agreement with respect to the obligation so transferred or assigned. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Sellers and Purchaser and their respective successors and permitted assigns.
          C. This Agreement, Homes and Loans Purchase Agreement, the Disclosure Book, that certain Agreement dated May 10, 2011 by and between ELS and HTA and that certain letter agreement dated April 12, 2011 executed by ELS and HTA (the “Confidentiality Agreement”), constitute the entire agreement between Sellers and Purchaser with respect to the Acquired Assets and shall not be modified or amended except in a written document signed by the party against whom enforcement is sought. Any other prior or contemporaneous agreement or understanding between Sellers and Purchaser concerning the Acquired Assets is hereby

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rendered null and void. All Exhibits and Schedules attached to this Agreement are hereby incorporated herein and made a part of this Agreement.
          D. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.
          E. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.
          F. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally (including delivery by overnight courier such as FedEx or UPS), by facsimile transmission or by electronic mail in PDF format, addressed as follows:
               (i) If to Sellers:
Hometown America, L.L.C.
150 North Wacker Drive
Suite 2800
Chicago, Illinois 60606
Attention: Richard Cline, Jr.
E-mail: rcline@hometownamerica.net
with a copy to:
Nancy Nagel, Esq., of counsel
Fox, Hefter, Swibel, Levin & Carroll, LLP
c/o Hometown America
150 N. Wacker Drive, Suite 2800
Chicago, IL 60606
Facsimile: 801-409-4959
E-mail: nnagel@hometownamerica.net

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               (ii) If to Purchaser:
MHC Operating Limited Partnership
c/o Equity Lifestyle Properties, Inc.
Two North Riverside Plaza
Suite 800
Chicago, Illinois 60606
Attention: General Counsel
Telephone: 312.279.1652
Facsimile: 312.279.1653
E-mail: ken_kroot@equitylifestyle.com
With a copy to:
Paul, Hastings, Janofsky & Walker LLP
191 N. Wacker Drive, 29th Floor
Chicago, Illinois 60606
Attention: Daniel J. Perlman, Esq.
Telephone: (312) 499-6090
Facsimile: (312) 499-6091
E-mail: danielperlman@paulhastings.com
Either party hereto may change its address, facsimile number of e-mail address for receiving notices, requests, demands or other communications by notice sent in accordance with the terms of this Section 10(F). The parties agree that the attorney for such party shall have the authority to deliver and receive notices on such party’s behalf to the other parties hereto. All notices sent by a party (or its counsel) under this Agreement shall be deemed to have been received by the party to whom such notice is sent upon (i) delivery to the address, facsimile number or e-mail address of the recipient party, or (ii) the attempted delivery of such notice if (A) such recipient party refuses to accept delivery of such notice, or (B) such recipient party is no longer at such address, facsimile number or e-mail address and such recipient Party failed to provide the sending party with its current address, facsimile number or e-mail address pursuant to this Section 10(F).
          G. At each Closing for a Property, each applicable Seller shall deliver to Purchaser its affidavit stating, under penalty of perjury, such Seller’s U.S. taxpayer identification number and that such Seller is not a foreign person within the meaning of Section 1445 of the Code. The purpose of this affidavit is to assure Purchaser that the withholding of taxes by Purchaser is not required by said Section 1445 upon each Seller’s disposition of the Acquired Assets, and such certification shall be in form prescribed by said Section 1445 or regulations promulgated pursuant thereto. If a Seller does not deliver such an affidavit to Purchaser at each such Closing, or if Purchaser has actual knowledge or receives notice that the affidavit is false, then, in either such event, Purchaser shall be entitled to withhold from Sellers an amount equal to ten percent (10%) of the allocated Purchase Price for such Property, which amount Purchaser shall report and pay over to the IRS within ten (10) days after the Closing as required by the Code or regulations promulgated pursuant thereto.
          H. This Agreement and any amendments hereto may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

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          I. A party may deliver executed signature pages to this Agreement and any amendments hereto by facsimile transmission or electronic transmission in PDF format to the other party, which facsimile or PDF copy shall be deemed to be an original executed signature page. Notwithstanding the foregoing, each party delivering executed documents by facsimile or other electronic means agrees to provide the other party with an original, hard copy of the relevant signed documents promptly after the request of the other party.
          J. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE STATE COURTS LOCATED IN CHICAGO, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND SELLERS AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNIFIED PARTIES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.
          K. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
          L. Following each Closing, Sellers and Purchaser shall deliver to the other party such further information and documents and shall execute and deliver such further instruments and agreements as such other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the parties the benefits hereof. In addition, following each Closing, Sellers shall cooperate with Purchaser to ensure a smooth transition of the business conducted at each Property.
          M. If, at any time prior to the Final Closing Date, Holdings is interested in selling one of its manufactured home communities or a portfolio of manufactured home communities, Holdings shall have the right, but no obligation and solely at its discretion, to provide ELS with written notice of the contemplated sale and either (1) a proposed sales price for the property(ies) to be sold or (2) financial statements for such property(ies) along with a request for a proposed purchase price (in either case, a “Notice”). Within five (5) days after its receipt of a Notice, ELS shall have the right, at its election, to provide Holdings with a written non-binding proposal to acquire the property(ies) which are the subject of the Notice at the proposed price from Holdings or to provide an offer of a price to acquire such property(ies) from Holdings. Notwithstanding the foregoing, Purchaser acknowledges that Seller shall have no obligation to provide a Notice and Purchaser shall have no right of first offer or first refusal.
     11. EXISTING LOANS.
          A. It is Purchaser’s and Sellers’ intent that Purchaser shall (x) assume the applicable Seller’s obligations as borrower under each Existing Loan first arising from and after the date of such assumption, and (y) take an assignment of such Seller’s obligations as borrower under the Existing Loan Documents first arising from and after the date of such assignment

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(collectively, the “Loan Assumption”). Purchaser shall pay all costs and expenses of each Loan Assumption including, without limitation, all loan assumption fees, lender review fees, servicer fees and the legal fees and expenses of the Existing Lenders’ counsel, if any, as well as any enforceability or other legal opinions required by the Existing Lender (excluding only authority opinions for the existing borrower and guarantors) (collectively, “Loan Assumption Fees”), whether or not Loan Assumption Commitments shall be issued or consummated. Purchaser shall protect, defend, indemnify and hold Sellers and Holdings harmless for any Loan Assumption Fees which obligation shall survive the termination of this Agreement relative to the Property to which such Loan Assumption Fees pertain. Notwithstanding the foregoing, each of the parties shall pay its own legal fees with respect to a Loan Assumption.
          B. Within five (5) business days following the execution and delivery of this Agreement, Sellers shall take the steps necessary to request that each Existing Lender allow Purchaser or its designee to assume the applicable Existing Loans. Purchaser shall exercise good faith commercially reasonable efforts, in a timely manner, to satisfy the Existing Lenders’ requests for information regarding Purchaser, and Seller shall exercise good faith commercially reasonable efforts, in a timely manner, to obtain from the holder of each of the Existing Loans (the “Existing Lenders”), its formal written consent to the Loan Assumptions on the same terms and conditions as set forth in the Existing Loan Documents with such modifications thereto as Purchaser shall reasonably request (but excluding any changes to the economic terms of the Existing Loans) (the “Loan Assumption Commitments”) on or before the date that is two hundred forty (240) days after the Effective Date (the “Loan Assumption Commitment Outside Date”). Notwithstanding anything herein to the contrary, if an Existing Lender requires Purchaser to provide a replacement non-recourse careveout guaranty as a condition precedent to granting its consent to a Loan Assumption, then Purchaser shall provide an affiliate as a replacement non-recourse carveout guarantor.
          C. The Closing with respect to each Property that is subject to a Loan Assumption shall occur upon the later of (x) the First Closing Date and (y) the date that is twenty (20) days after the date of receipt of the applicable Loan Assumption Commitment. If the Loan Assumption Commitment with respect to any Loan Assumption is not obtained on or before the Loan Assumption Commitment Outside Date, then the Properties that are the subject of any such Loan Assumption shall be excluded from the Acquired Assets, in which event the Purchase Price shall be reduced by the allocated Purchase Price for such excluded Properties and Sellers and Purchaser shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser. Notwithstanding the foregoing, either Sellers or Purchaser may elect to continue pursuing such Loan Assumption by delivering written notice of such election to the other party on or before the Loan Assumption Commitment Outside Date (the “Extension Election”), in which event Sellers and Purchaser shall continue to pursue such Loan Assumption in accordance with the terms of this Section 11. Either Sellers or Purchaser (such party, the “Electing Party”) may, commencing ninety (90) days after the Effective Date (“Litigation Exercise Period”), elect by written notice of such election to the other party to have Sellers, at the Electing Party’s sole cost and expense, pursue a legal or equitable action against the applicable Existing Lender to cause such Existing Lender to grant its consent to such Loan Assumption. Upon any such election by the Electing Party, such Electing Party shall use good faith efforts consistent with prudent business judgment to diligently pursue such action against the applicable Existing Lender, provided that (i) the counsel for the Electing Party who shall pursue such action shall be

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reasonably satisfactory to the other party, and (ii) the non-Electing Party may, in its sole discretion, participate in such action and engage its own counsel (subject to the Electing Party’s reasonable approval) for such purpose. With respect to a Property for which either party has made an Extension Election, in the event the applicable Closing has not occurred for such Property for which a Closing is outstanding pursuant to this Section 11(C) as of the date that is three hundred sixty (360) days after Effective Date, either party shall have the right to terminate this Agreement relative to such Property and the related Acquired Assets, in which event Sellers and Purchaser shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser.
          D. Intentionally Deleted.
          E. Intentionally Deleted.
          F. Notwithstanding anything herein to the contrary, if Purchaser assigns or transfers its rights under this Agreement with respect to the Property commonly known as Ferrand Estates located in Wyoming, Michigan and the related Acquired Assets in accordance with Section 10(B) hereof (any such transferee or assignee being referred to herein as a “Transferee”), Purchaser shall deliver to Sellers prompt written notice thereof (the “Transfer Notice”). Any such transfer must include the right and obligation of Purchaser to nullify such transfer unless the Loan Assumption applicable to Ferrand Estates is consummated in accordance with the terms of this Section 11(F). Upon receipt of the Transfer Notice, Sellers shall, until the date that is one hundred twenty (120) days after the Effective Date, take the steps reasonably necessary to request that the applicable Existing Lender allow the Transferee to assume the applicable Existing Loan. Seller shall exercise good faith commercially reasonable efforts, in a timely manner, to attempt to obtain from the applicable Existing Lender its formal written consent to the Loan Assumption in accordance with the terms of this Section 11; provided, however that if a Loan Assumption with such Transferee is not completed on or before the date which is 120 days after the Effective Date, then Purchaser shall be obligated to apply for such Loan Assumption on its own behalf within 30 days after expiration of such 120 day period in accordance with the terms of this Section 11.
          G. Sellers and Purchaser acknowledge that The Northwestern Mutual Life Insurance Company (“NML”) is the Existing Lender with respect to an Existing Loan (the “NML Loan”) that is secured by the Properties commonly known as Beacon Terrace located in Lakeland, Florida, Mountain View Nevada located in Henderson, Nevada and Village Green located in Vero Beach, Florida (the “NML Loan Included Properties”), as well as by three (3) other properties owned by the applicable Seller (the “NML Loan Excluded Properties”) and that will be retained by the applicable Seller after Closing. Sellers and Purchaser further acknowledge and agree that it is their intention to obtain a Loan Assumption Commitment from NML (the “NML Loan Assumption Commitment”) that includes an agreement by NML to the following: (i) the NML Loan will be split into two separate and distinct loans with two or more separate and independent sets of loan documents (i.e., not cross-defaulted or cross-collateralized with the other set of properties but cross-defaulted as to the 3 Properties being purchased by Purchaser or the 3 properties being retained by Sellers) on terms consistent with the Existing Loan Documents for the NML Loan (the “NML Loan Documents”) (with such changes thereto as are reasonably necessary or that the parties shall otherwise reasonably request), (ii) Purchaser

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(or its designee) shall be the borrower under a loan secured only by the NML Loan Included Properties with an affiliate of Purchaser as the non-recourse carveout guarantor and the environmental indemnitor under such loan, (iii) the applicable Seller shall be the borrower under a loan secured only by the NML Loan Excluded Properties with HTA as the non-recourse carveout guarantor and the environmental indemnitor under such loan, (iv) the outstanding principal balance of the NML Loan as of the applicable Closing Date will be allocated between the two loans based on the allocated loan amounts for the properties set forth on Exhibit H and (v) in no event shall Purchaser be required to assume any obligations or liabilities under the NML Loan Documents except to the extent that such obligations and liabilities first arise from and after the applicable Closing Date solely with respect to the NML Loan Included Properties. Notwithstanding the provisions of Section 11(C) above to the contrary (which shall not apply to the Loan Assumption with respect to the NML Loan and the NML Loan Included Properties), the Closing with respect to the NML Loan Included Properties shall occur upon the later of (x) the First Closing Date and (y) the date that is twenty (20) days after the date of receipt of the NML Loan Assumption Commitment. If the NML Loan Assumption Commitment is not obtained on or before the Loan Assumption Commitment Outside Date, then the NML Loan Included Properties shall be excluded from the Acquired Assets, in which event the Purchase Price shall be reduced by the allocated Purchase Price for the NML Loan Included Properties and Sellers and Purchaser shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser. Notwithstanding the foregoing, either Sellers or Purchaser may elect to continue pursuing the NML Loan Assumption by delivering written notice of such election to the other party on or before the Loan Assumption Commitment Outside Date, in which event Sellers and Purchaser shall continue to pursue the NML Loan Assumption in accordance with the terms of this Section 11 and if the NML Loan Assumption Commitment is not obtained within one hundred twenty (120) days after the Loan Assumption Commitment Outside Date, then the NML Loan Included Properties (unless otherwise mutually agreed to by Purchaser and Sellers) shall be excluded from the Acquired Assets, in which event the Purchase Price shall be reduced by the allocated Purchase Price for the NML Loan Included Properties and Sellers and Purchaser shall cause Escrowee to return the allocable portion of the remaining Earnest Money to Purchaser.
     12. SECTION 1031 EXCHANGES
          A. Notwithstanding anything contained herein to the contrary, in accordance with the terms set forth herein, either party (the “Exchanging Party”) shall be entitled, at its option, to structure the transfer of one or more Properties to Purchaser as part of a non-simultaneous tax-deferred “like-kind” exchange (including without limitation a “reverse exchange”) under Section 1031 of the Code (a “Like-Kind Exchange”) with respect to the Exchanging Party involving, in whole or part, real property other than the Properties.
          B. If the Exchanging Party desires to effectuate a tax-deferred exchange as aforesaid, the Exchanging Party shall so notify the other party (the “Cooperating Party”) no later than ten (10) days prior to the applicable Closing Date and shall at that time present to the Cooperating Party a written “Like-Kind Exchange Agreement” in form reasonably acceptable to both parties and which both parties shall execute. The Cooperating Party shall reasonably cooperate with the Exchanging Party to assist the Exchanging Party in accomplishing a Like-Kind Exchange; provided, however, that the Cooperating Party shall incur no extra expense, no

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delays and no extra risks, and the Like-Kind Exchange Agreement shall contain such indemnities and other provisions as will reasonably insulate the Cooperating Party from liability in connection with the Like-Kind Exchange. The Cooperating Party makes no representations or warranties to the Exchanging Party concerning the tax consequences of the Exchanging Party’s actions in this regard. Apart from the obligation to sign the Like-Kind Exchange Agreement and convey or acquire (as the case may be) the Properties as provided herein, the Cooperating Party shall have no obligation or liability in connection with the Like-Kind Exchange and the Exchanging Party shall indemnify and hold the Cooperating Party harmless from any damages, liability and claims, including reasonable attorney’s fees incurred by the Cooperating Party, in connection therewith. The parties hereby agree that the Cooperating Party shall not take title to any real estate other than the Properties (or any individual Property thereof). The indemnity in this Section 12(B) shall survive each Closing (including the Final Closing) and delivery of the deeds or other transfer instruments and shall not be merged therein.
     13. FLORIDA PROVISIONS. The following provisions shall apply to each Property located in the State of Florida:
          A. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.
          B. Energy Efficiency Rating Disclosure. In accordance with the provisions of Section 553.996, Florida Statutes, Purchaser is advised that Purchaser may have the energy efficiency rating of the Acquired remises determined. Purchaser acknowledges that, with the execution of this Agreement, Seller has provided to Purchaser a copy of an information brochure regarding energy efficiency rating prepared and provided by the Florida Department of Community Affairs.
     14. CONDITION OF ACQUIRED ASSETS.
          A. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SELLERS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES WITH SELLERS THAT PURCHASER IS PURCHASING THE ACQUIRED ASSETS IN THEIR “AS-IS, WHERE IS” CONDITION “WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES AS TO THE PHYSICAL CONDITION AND FITNESS FOR ANY PARTICULAR PURPOSE FROM OR ON BEHALF OF SELLERS. SELLERS SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ACQUIRED ASSETS, OR THE OPERATION THEREOF, FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED PURSUANT TO THIS AGREEMENT. PURCHASER FURTHER

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ACKNOWLEDGES AND AGREES THAT PURCHASER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE ACQUIRED ASSETS AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. SELLERS HAVE MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE ACQUIRED ASSETS, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.
          B. The provisions of this Section 14 shall survive each Closing.
     15. HOMES AND LOANS PURCHASE AGREEMENT. Reference is hereby made to that certain Purchase and Sale Agreement, of even date herewith, by and among MH Financial Services, L.L.C., Hometown America Management, L.L.C., Hometown America Management, L.P. and Hometown America Management Corp., as sellers, and Realty Systems, Inc. and MHC Operating Limited Partnership, as purchasers, with respect to the purchase and sale of certain manufactured homes and certain loans secured by manufactured homes, as more particular described therein (the “Homes and Loans Purchase Agreement”). Any initially capitalized term that is not otherwise defined in this Section 15 shall have the meaning ascribed to such term in the Homes and Loans Purchase Agreement. Where this Agreement is terminated as to any Acquired Assets or where the Closing with respect to such Acquired Assets shall not occur, then the Homes and Loans Purchase Agreement shall automatically be terminated only as to the Inventory Homes and Manufactured Home Loans that are related to such Acquired Assets. It is understood and agreed by the parties that notwithstanding anything contained in this Agreement or the Homes and Loans Purchase Agreement to the contrary, the Closing of the transactions contemplated by this Agreement are not conditioned upon the Closings of all of the Acquired Assets occurring simultaneously, but that each Closing under this Agreement shall close simultaneously with its counterpart Closing under the Homes and Loan Purchase Agreement. A default by either party under the Homes and Loans Purchase Agreement which is not cured within applicable notice and cure periods shall be deemed a default by such party under this Agreement, and the parties shall have the rights and remedies available to each such party under this Agreement upon such default. To the extent of any conflict between the terms and provisions of this Agreement and the Homes and Loans Purchase Agreement, this Agreement shall, in every instance, control.
     16. GRAND BLANC AND HOLLY HILLS FORECLOSURE.
          A. Hometown Communities Limited Partnership (“HCLP”), MH Financial Services, L.L.C. and Hometown America Management, L.L.C. (collectively, the “Michigan Loan Sellers”) have filed a lawsuit in the Circuit Court of Oakland County, Michigan, Judge Edward Sosnick presiding (the “Court”), case no. 10-115549-CH (the “Lawsuit”), against Deer Meadows, SDM, LLC f/k/a Grand Blanc SDM, LLC, Holly Hills SDM, LLC, Gideon Financial, LLC, Cardanel Leasing, LLC, and Stella Del Mar, LLC. (collectively, the “Michigan Borrowers”) and Livingston County Concrete, Inc. (“Livingston” and together with the Michigan Borrowers, the “Michigan Defendants”) to, inter alia, foreclose (i) that certain [Mortgage] dated June 5, 2008 made by Holly Hills SDM, LLC (“Holly Hills Mortgagor”) for the benefit of HCLP and recorded as document number 127357 on June 30, 2008 (the “Holly Hills Mortgage”), and (ii) that certain [Mortgage] dated June 5, 2008 made by Deer Meadows, SDM, LLC f/k/a Grand Blanc SDM, LLC (“Grand Blanc Mortgagor”) for the benefit of HCLP and recorded as

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document number 200808120058787 on August 12, 2008 (the “Grand Blanc Mortgage”, and together with the Holly Hills Mortgage, the “Michigan Mortgages”). The Michigan Mortgages have been recorded against two manufactured housing communities, one located at 8225 Embury Road in the City of Grand Blanc located in Genesee County, Michigan and known as Deer Meadows MHC (the “Grand Blanc Property”), and the other located at 16181 Lancaster Way in the City of Holly located in Holly Township, Michigan and known as Holly Hills MHC (the “Holly Hills Property” and together with the Grand Blanc Property, collectively, the “Michigan Properties”). The Michigan Mortgages secure a loan (the “Michigan Loan”) made by the applicable Michigan Loan Sellers to the applicable Michigan Borrower on or about June 5, 2008 in the original principal amount of $12,500,000 which was subsequently increased to $12,693,806.43 as evidenced and secured by, inter alia, those document listed on Exhibit V hereto (hereinafter, the “Michigan Loan Documents”).
          B. At the First Closing, the Michigan Loan Sellers will sell and assign to Purchaser or its designee all of their right, title and interest in and to (i) the Michigan Loan Documents, and (ii) the Michigan Lawsuit. In connection therewith, the Michigan Loan Sellers will execute and deliver such assignments, allonges and other documents of conveyance and take such other actions as are reasonably requested by the Purchaser (and reasonably acceptable to the Michigan Loan Sellers) to evidence such sale and assignment, including, without limitation, filing a motion with the Court to substitute Purchaser or its designee as the party plaintiff in the Lawsuit. The aggregate purchase price allocable to the assignment to Purchaser or its designee of the Michigan Loan Document and the Lawsuit shall be the agreed upon Purchase Price allocation to the Holly Hills Property (the “Holly Hills Purchase Price”) and to the Grand Blanc Property shall be the “Grand Blanc Purchase Price.” The Michigan Loan Sellers shall pay all costs and expenses, including transfer taxes, recording fees and title insurance premiums, and court costs incurred in connection with the sale of the Michigan Loans.
          C. From and after the First Closing Date, Purchaser shall cause Dykema Gossett PLLC (“Dykema”), at the sole cost and expense of the Michigan Loan Sellers who agree to cooperate with Purchaser and Dykema, to file an appearance on behalf of and to represent the Purchaser or its designee as the plaintiff in the Lawsuit. In the event that Dykema has or shall develop a conflict of interest with the Purchaser or its designee that shall prevent it from representing the Purchaser or its designee (and Purchaser and Seller shall not agree to waive such conflict, in their reasonable business judgment), then the Michigan Loan Sellers, at their sole cost and expense, shall retain substitute counsel reasonably acceptable to the Purchaser or its designee to represent the Purchaser or its designee in the Lawsuit. The Michigan Loan Sellers shall pay all costs and expenses required to (i) prosecute the Lawsuit through judgment, including all court costs and expenses and (ii) conduct a foreclosure sale of the Michigan Properties. From and after the First Closing Date, the Purchaser or its designee may collect and retain all rent and other proceeds derived from the Michigan Properties and all businesses conducted thereon (including any casualty proceeds or condemnation awards) and all payments made by the Borrowers under the Michigan Loan.
          D. From and after the substitution of the Purchaser or its designee as the plaintiff in the Lawsuit, Purchaser and the Michigan Loan Sellers, on behalf of Purchaser, shall instruct Dykema to use commercially reasonable efforts to cause to occur, as soon as is reasonably practicable thereafter, (i) the entry of a judgment of foreclosure by the Court in favor

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of the Purchaser or its designee and against the Defendants (the “Foreclosure Judgment”); and (ii) the judicial or other sale of the Michigan Properties pursuant to the Foreclosure Judgment (the “Foreclosure Sale”). In the event that the Foreclosure Judgment is entered by the Court in an amount that is less than the Holly Hills Purchase Price and the Grand Blanc Purchase Price, in the aggregate, then the Michigan Loan Sellers shall promptly thereafter (but in all events prior to the Foreclosure Sale) purchase the Foreclosure Judgment from the Purchaser or its designee for the aggregate amount of the Holly Hills Purchase Price and the Grand Blanc Purchase Price. At the Foreclosure Sale, the Purchaser or its designee may, in their sole discretion but subject to applicable Michigan law, credit bid all or a portion of the amount of the Foreclosure Judgment; provided, however, that in all events the Purchaser or its designee must bid at least the amount of (i) the Holly Hills Purchase Price in connection with the sale of the Holly Hills Property, and (ii) the Grand Blanc Purchase Price in connection with the sale of the Grand Blanc Property. In the event that the Purchaser or its designee is the high bidder at the Foreclosure Sale of one or both of the Michigan Properties, the Purchaser or its designee shall acquire a sheriff’s deed subject to borrower’s rights of redemption to one or both of the Michigan Properties, as applicable. In the event that the Purchaser or its designee is not the high bidder at the foreclosure sale of one or both of the Michigan Properties, then the Purchaser or its designee shall collect and retain all proceeds of the sale resulting from the high bid of one or both of the Michigan Properties, as applicable. In the event that the Borrowers redeem either of the Michigan Mortgages pursuant to and in conformity with the laws of the State of Michigan, the Purchaser or its designee may retain all proceeds resulting from such redemption or redemptions. Purchaser retains the right to conduct a Like Kind Exchange in connection with any purchase of the Michigan Properties pursuant to this Section 16.
          E. For purposes of this Section 16, “Clean Title” with respect to the Properties shall mean marketable fee simple title to either Michigan Property free and clear of (i) all exceptions to title other than Permitted Exceptions (and Sellers shall cause Forest Estates FSPE LLC’s interest in that certain Memorandum of Purchase Option and Negative Pledge Agreement dated as of June 5, 2008 to be assigned to Purchaser) and (ii) all statutory, judicial and equitable rights of redemption and reinstatement.
          F. In the event that (i) Purchaser or its designee does not acquire Clean Title to either Michigan Property on or before December 31, 2012 or (ii) the Michigan Loan Sellers notify Purchaser that it has elected to repurchase either or both of the Michigan Properties on or before December 31, 2012, then Purchaser or its designee shall sell and assign the Michigan Loan Documents, the Lawsuit and the Property, as applicable, to the Michigan Loan Sellers for (y) with respect to the Holly Hills Property, the Holly Hills Purchase Price, and (z) with respect to the Grand Blanc Property, the Grand Blanc Purchase Price, in each case with a credit for any casualty proceeds that were received by the owner of such Michigan Property and not applied towards reconstruction costs or condemnation awards. As a condition to such transfer, the Michigan Loan Documents shall not have been modified or encumbered in any manner since their assignment to Purchaser and during the period during which Purchaser or its designee was the owner of the Michigan Loan Documents (except as a result of a foreclosure judgment), each such Purchaser or its designee shall be bound by the same covenants relative to such Michigan Property as are contained in Section 3 hereof relative to Seller.

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          G. The Michigan Loan Sellers shall pay all costs and expenses required to (i) conclude the Lawsuit, including all court costs and expenses, (ii) conduct a foreclosure sale of the Michigan Loan Properties, and (iii) convey the Michigan Loan Documents to the Purchaser or its designee, and (iv) re-convey the Michigan Loan Documents and/or the Michigan Properties to the Michigan Loan Sellers.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the respective dates set forth below.

PURCHASER: MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership
By:	MHC Trust, a Maryland real estate investment trust, its general partner

By:	Equity LifeStyle Properties, Inc., a
Maryland corporation, its sole voting shareholder

By:	/s/ Thomas P. Heneghan
Name:	Thomas P. Heneghan
Title:	President and Chief Executive Officer

[Signatures Continue on Following Page]

SELLERS:

APACHE WESTPARK SPE LLC,
AUDUBON VILLAGE SPE LLC,
TIMBERTON RANCH SPE LLC,
HOMETOWN BEACON HILL COLONY, L.L.C.,
LONG FIELD WOODS SPE LLC,
SHADY LANE SPE LLC,
HOMETOWN CEDAR KNOLLS, L.L.C.,
HOMETOWN CHERON, L.L.C.,
HOMETOWN CHESTERFIELD, L.L.C.,
HOMETOWN CIMARRON, L.L.C.,
HOMETOWN CLOVERLEAF PHASE II, L.L.C.,
HOMETOWN CLOVERLEAF, L.L.C.,
FOREST ESTATES FSPE LLC,
COLONY COVE SPE LLC,
COVINGTON ESTATES MHC, L.L.C.,
DENALI PARK SPE LLC,
EMERALD LAKE SPE LLC,
HOMETOWN FEATHEROCK, L.L.C.,
HOMETOWN FERRAND, L.L.C.,
HOMETOWN HASELTON VILLAGE, L.L.C.,
HERON CAY MHC, L.L.C.,
HIDDEN VALLEY SPE LLC,
EAST LANE RANCH ESTATES SPE LLC,
HOMETOWN HOOSIER ESTATES, L.L.C.,
HOMETOWN LAKE WORTH, L.L.C.,
LAKELAND HARBOR SPE LLC,
LAKELAND JUNCTION SPE LLC,
PARKWOOD BRANCH TERRACE SPE LLC,
HOMETOWN LI’L WOLF, L.L.C.,
LOS RANCHOS FSPE LLC,
HOMETOWN MACOMB, L.L.C.,
MEADOW PARK SPE LLC,
HOMETOWN MOUNTAIN VIEW, L.L.C.,
HOMETOWN NORTH GLEN, L.L.C.,
PALM BEACH SPE LLC,
HOMETOWN PEPPERMINT WOODS, L.L.C.,
PINE RIDGE MHC, LLC,
HOMETOWN RIDGEWOOD, L.L.C.,
HOMETOWN ROCKFORD RIVERVIEW, L.L.C.,
HOMETOWN SHENANDOAH ESTATES, L.L.C.,
HOMETOWN STONEGATE STORAGE, L.L.C.,
HOMETOWN STONEGATE MANOR, L.L.C.,
HOMETOWN SUNSHINE VALLEY, L.L.C.,
SWAN CREEK SPE LLC,
VERO PALM MHC, L.L.C.,
HOMETOWN WEST MEADOW, L.L.C.,
HOMETOWN WESTBROOK, L.L.C.,
HOMETOWN WESTPARK EXPANSION, L.L.C.,
HOMETOWN WHISPERING PINES LARGO, L.L.C.,
HOMETOWN WILLIAMS ESTATES, LLC,
HOMETOWN WOODLANDS, L.L.C.,
HOMETOWN WOODLANDS PHASE II, L.L.C.,
MH FINANCIAL SERVICES, L.L.C.,
HOMETOWN AMERICA MANAGEMENT, L.L.C.,
each a Delaware limited liability company, and
N’TANDEM REAL ESTATE HOLDINGS, LLC, a
Maryland limited liability company
For each such entity above,

By:	/s/ Richard G. Cline, Jr.
	Name:	Richard G. Cline, Jr.
	Title:	Chief Executive Officer

CWS COMMUNITIES LP, a Delaware limited partnership
By:	Second Merger Sub, LLC, a Maryland limited liability company, its general partner

HOMETOWN COMMUNITIES LIMITED PARTNERSHIP, a Maryland limited partnership
By:	Hometown Communities, LLC, a Maryland limited liability company, its general partner

CWS GREENBRIAR LP, a Delaware limited partnership
By:	CWS Greenbriar LLC, a Delaware limited liability company, its general partner

HOMETOWN LAKE VILLAGE, L.P., a Delaware limited partnership
By:	Hometown Lake Village GP, L.L.C., a Delaware limited liability company, its general partner

N’TANDEM PROPERTIES, L.P., a Delaware limited partnership
By:	Keystone Properties LLC, a Delaware limited liability company, its general partner

For each such entity above,
By:	/s/ Richard G. Cline, Jr.
	Name:	Richard G. Cline, Jr.
	Title:	Chief Executive Officer

[Signatures Continue on Following Page]

Signature page to Purchase and Sale Agreement

ELS JOINDER
ELS hereby executes this Agreement solely with respect to (i) the obligation to contribute the stock certificate(s) in book entry form representing the Stock Consideration pursuant to Section 2(C) of the Agreement and (ii) the execution and delivery of the Registration Rights Agreement as contemplated in Section 5(B)(ii)(h) of the Agreement.

EQUITY LIFESTYLE PROPERTIES, INC., a Maryland corporation
By:	/s/ Thomas P. Heneghan
	Name:	Thomas P. Heneghan
	Title:	President and Chief Executive Officer

[Signatures Continue on Following Page]
Signature page to Purchase and Sale Agreement

MHC TRUST JOINDER
MHC Trust hereby executes this Agreement solely with respect to the obligation to contribute the stock certificate(s) in book entry form representing the Stock Consideration pursuant to Section 2(C) of the Agreement.

MHC TRUST, a Maryland real estate investment trust
By:	Equity LifesStyle Properties, Inc., a Maryland corporation, its sole voting shareholder

By:	/s/ Thomas P. Heneghan
	Name:	Thomas P. Heneghan
	Title:	President and Chief Executive Officer

[Signatures Continue on Following Page]
Signature page to Purchase and Sale Agreement

HOMETOWN AMERICA HOLDINGS JOINDER
Hometown America Holdings, L.L.C. hereby executes this Agreement solely with respect to the obligations of Hometown set forth in Section 3(J) (with respect to the Exclusivity Rights), and Section 5(B)(i)(aa) (with respect to the obligation of Holdings to deliver the Holdings Joinder).

HOMETOWN AMERICA HOLDINGS, L.L.C., a Delaware limited liability company
By:	Hometown Residential Manager, L.L.C., its managing member

By:	/s/ Richard G. Cline, Jr.
	Name:	Richard G. Cline, Jr.
	Title:	Chief Executive Officer

[Signatures Continue on Following Page]
Signature page to Purchase and Sale Agreement

HOMETOWN AMERICA JOINDER
Hometown America, L.L.C. hereby executes this Agreement solely with respect to the obligations of Hometown America, L.L.C. set forth in Section 5(B)(i)(z) (with respect to the obligation of Hometown America, L.L.C. to deliver the Registration Rights Agreement).

HOMETOWN AMERICA, L.L.C., a Delaware limited liability company
By:	Hometown Residential Manager, L.L.C., its manager

By:	/s/ Richard G. Cline, Jr.
	Name:	Richard G. Cline, Jr.
	Title:	Chief Executive Officer
Signature page to Purchase and Sale Agreement

SCHEDULE OF EXHIBITS

EXHIBIT A	Sellers and Properties

EXHIBIT B	Intentionally Deleted

EXHIBIT C	Intentionally Deleted

EXHIBIT D	Intentionally Deleted

EXHIBIT E	Terms of Ownership Interest Purchase

EXHIBIT E-1	Form of Assignment of Limited Partnership Interests*

EXHIBIT E-2	Form of Assignment of General Partnership Interests*

EXHIBIT E-3	Form of Assignment of Membership Interests*

EXHIBIT E-4	Form of Notice to Tenants upon Sale of Ownership Interests*

EXHIBIT F	Form of Amendment to Agreement for Entity Sellers

EXHIBIT G	Form of Strict Joint Order Escrow Agreement

EXHIBIT H	List of Existing Loan Documents and Existing Loan Terms

EXHIBIT I	List of Defeasance Loans

EXHIBIT J	List of Unencumbered Properties

EXHIBIT K	Form of Bill of Sale (Personal Property)*

EXHIBIT L	Form of Notice to Vendors*

EXHIBIT M	Form of Letter to Tenants*

EXHIBIT N	Form of Assignment of Contracts, Licenses, Leases and Intangibles*

EXHIBIT O	Form of Assignment and Assumption of Ground Lease

EXHIBIT P	Form of Ground Lessor Consent and Estoppel

EXHIBIT Q	Form of Registration Rights Agreement

EXHIBIT R	Form of Hometown Joinder Guaranty Agreement

EXHIBIT S	Form of Articles Supplementary

EXHIBIT T	Form of Ground Lease Escrow Agreement

EXHIBIT T-1	Form of Ground Lease Note Escrow Agreement

EXHIBIT U	Form of Master Escrow Agreement

EXHIBIT V	List of Michigan Loan Documents

EXHIBIT W	Form of Assignment of Michigan Loan Documents and Allonge*

SCHEDULE 2(D)	Ground Lease Distributions

SCHEDULE 3(A)	Due Diligence Materials

SCHEDULE 3(M)	Woodlands Loan Offer Terms*

SCHEDULE 5(D)	Closing Costs*

SCHEDULE 7(B)(iii)	Purchaser Conflicts

*	These schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
Signature page to Purchase and Sale Agreement

EXHIBIT A
Sellers and Properties
Exhibit A

Ref #	Property Name	Seller	Address
1	Apache East	Apache Westpark SPE LLC	3500 South Tomahawk Dr., Apache Junction, AZ 85219 County of Pinal

2	Audubon Village	Audubon Village SPE LLC	6565 Beggs Road, Orlando, Florida 32810 County of Orange

3	Avon	Timberton Ranch SPE LLC	2600 West Auburn Road, Rochester Hills, MI 48309-4064 County of Oakland

4	Beacon Hill Colony	Hometown Beacon Hill Colony, L.L.C.	1112 West Beacon Road, Lakeland, FL 33803 County of Polk

5	Beacon Terrace	CWS Communities LP	2425 Harden Boulevard, Lakeland, FL 33803 County of Polk

6	Buena Vista	Long Field Woods SPE LLC	4301 El Tora Boulevard, Fargo, ND 58103 County of Cass

7	Carefree Village, FL	Shady Lane SPE LLC	8000 Sheldon Road, Tampa, FL 33615 County of Hillsborough

8	Cedar Knolls	Hometown Cedar Knolls, L.L.C.	12571 Garland Avenue, Apple Valley, MN 55124 County of Dakota

9	Cheron Village	Hometown Cheron, L.L.C.	13222 SW 9th Court, Davie, FL 33325-4154 County of Broward

10	Chesterfield (a/k/a Hometown Chesterfield)	Hometown Chesterfield, L.L.C.	49900 Fairchild Road, Chesterfield, MI 48051 County of Macomb

11	Cimarron Park	Hometown Cimarron, L.L.C.	901 Lake Elmo Ave. North, Lake Elmo, MN 55042 County of Washington

12	Clinton, Hometown	Long Field Woods SPE LLC	38080 Le Chateau Boulevard, Clinton, MI 48038 County of Macomb

13(a)	Cloverleaf Farms MHC	Hometown Cloverleaf, L.L.C.	900 North Broad Street, Brooksville, FL 34601-2345 County of Hernando

13(b)	Cloverleaf Expansion (part of Cloverleaf Farms)	Hometown Cloverleaf Phase II, L.L.C.	Adjacent to Cloverleaf Farms which is located at 900 North Broad Steet, Brookville, FL 34601 County of Hernando

14	Cloverleaf Forest RV Park	Hometown Cloverleaf, L.L.C.	900 North Broad Street, Brooksville, FL 34601-2345 County of Hernando

15	Coach Royale, ID	Forest Estates FSPE LLC	181 and 219 North Liberty Drive, Boise, ID 83704 County of Ada

16	Colony Cove	Colony Cove SPE LLC	4313 Kings Drive, Ellenton, FL 34222 County of Manatee

17	Covington Estates	Covington Estates MHC, L.L.C.	3942 Glenwick Drive, St. Cloud, Florida 34772 Osceola County

Ref #	Property Name	Seller	Address
18	Cranberry Lake	Shady Lane SPE LLC	9620 Highland Road, White Lake, MI 48386 County of Oakland

19	Crystal Lake-Zephyrhills	Forest Estates FSPE LLC	4604 Lake Crystal Blvd., Zephyrhills, FL 33541-2141 County of Pasco

20	Denali Park	Denali Park SPE LLC	3405 South Tomahawk Dr., Apache Junction, AZ 85219 County of Pinal

21	Emerald Lake	Emerald Lake SPE LLC	24300 Airport Road, Punta Gorda, FL 33950 County of Charlotte

22	Featherock	Hometown Featherock, L.L.C.	2200 Highway 60 East, Valrico, FL 33594 Hillsborough County

23	Fernwood	N’Tandem Real Estate Holdings, LLC	1901 Fernwood Drive, Capitol Heights, MD 20743 County of Prince George’s

24	Ferrand Estates	Hometown Ferrand, L.L.C.	2680 44th Street, Wyoming, MI 49519 County of Kent

25	Foxwood Farms	Hidden Valley SPE LLC	4500 NW Blitchton Road, Ocala, FL 34482 County of Marion

26	Glen, The	Hidden Valley SPE LLC	214 Washington Street, Norwell, MA 02061 County of Plymouth

27	Grand Blanc Loan	(i) Hometown Communities Limited Partnership, (ii) MH Financial Services, L.L.C., and (iii) Hometown America Management, L.L.C.	8225 Embury Rd, Grand Blanc, MI 48439 County of Genesee

28	Greenbriar Village	CWS Greenbriar LP	63A Greenbriar Drive North, Bath, PA 18014 County of Northampton

29	Haselton Village	Hometown Haselton Village, L.L.C.	14 Coral Street, Eustis, FL 32726 County of Lake

30	Heron Cay	Heron Cay MHC, L.L.C.	1400 90th Avenue, Vero Beach, FL 32966 County of Indian River

31	Hidden Valley	Hidden Valley SPE LLC	8950 Polynesian Lane, Orlando, FL 32836 County of Orange

32	Hillcrest	East Lane Ranch Estates SPE LLC	401 Beech Street, Rockland, MA 02370, County of Bristol

33	Holly Hills Loan	(i) Hometown Communities Limited Partnership, (ii) MH Financial Services, L.L.C., and (iii) Hometown America Management, L.L.C.	16181 Lancaster Way, Holly, MI 48442 County of Oakland

34	Hoosier Estates	Hometown Hoosier Estates, L.L.C.	830 Campbell Street, Lebanon, IN 46052 County of Boone

35	Kings and Queens	N’Tandem Properties, L.P.	2808 North Florida Avenue, Lakeland, FL 33805 County of Polk

36	Lake in the Hills	Shady Lane SPE LLC	2700 Shimmons Road, Auburn Hills, MI 48326 County of Oakland

Ref #	Property Name	Seller	Address
37	Lake Village	Hometown Lake Village, L.P.	400 Lake Drive, Nokomis, FL 34275-1560 County of Sarasota

38	Lake Worth Village	Hometown Lake Worth, L.L.C.	5160 Lake Worth Road, Lake Worth, FL 33463-3369 County of Palm Beach

39	Lakeland Harbor	Lakeland Harbor SPE LLC	4747 North State Road 33, Lakeland, FL 33805 County of Polk

40	Lakeland Junction	Lakeland Junction SPE LLC	202 E Griffin Road, Lakeland, FL 33805 County of Polk

41	Lakeside Terrace	Parkwood Branch Terrace SPE LLC	24 Sunrise Lane, Fruitland Park, FL 34731 County of Lake

42	Li’l Wolf	Hometown Li’l Wolf, L.L.C.	3411 Li’l Wolf Drive, Orefield, PA 18069 County of Lehigh

43	Los Ranchos	Los Ranchos FSPE LLC	20843 Waalew Road, Apple Valley, CA 92307 County of San Bernardino

44	Macomb (a/k/a Hometown Macomb)	Hometown Macomb, L.L.C.	45301 Chateau Thierry Blvd., Macomb, MI 48044 County of Macomb

45	Maple Grove Estates	Timberton Ranch SPE LLC	8597 West Irving Lane, Boise, ID 83704 County of Ada

46	Meadow Park	Meadow Park SPE LLC	3220 12th Avenue North, Fargo, ND 58102 County of Cass

47	Mountain View	Hometown Mountain View, L.L.C.	4401 Timberline Road, B-4, Walnutport, PA 18088 County of Northampton

48	Mountain View Nevada	CWS Communities LP	148 Day St., Henderson, NV 89074 County of Clark

49	North Glen Village	Hometown North Glen, L.L.C.	18200 US 31 N #292, Westfield, IN 46074 County of Hamilton

50	Novi, Hometown	N’Tandem Properties, L.P.	41875 Carousel Street, Novi, MI 48377 County of Oakland

51	Old Orchard	Shady Lane SPE LLC	10500 Lapeer Road, Davison, MI 48423 County of Genesee

52	Orange Lake	Hidden Valley SPE LLC	15840-32 State Road 50, Clermont, FL 34711 County of Lake

53	Palm Beach Colony	Palm Beach SPE LLC	2000 North Congress Ave., West Palm Beach, FL 33409 County of Palm Beach

54	Parkwood Communities	Parkwood Branch Terrace SPE LLC	414 Springlake Road, Wildwood, FL 34785 County of Sumter

55(a)	Peppermint Woods	Hometown Peppermint Woods, L.L.C.	3300 Eastern Boulevard, Baltimore, MD 21220 Baltimore County

55(b)	Williams Estates	Hometown Williams Estates, LLC	3300 Eastern Boulevard Baltimore, MD 21220 Baltimore County

56	Pine Ridge at Crestwood	Pine Ridge MHC, LLC	2 Fox Street, Whiting, NJ 08759 County of Ocean

57	Regency Lakes	Hidden Valley SPE LLC	216 Regency Lakes Drive, Winchester, VA 22603 County of Frederick

Ref #	Property Name	Seller	Address
58	Ridgewood Estates	Hometown Ridgewood, L.L.C.	3461 Stephanie Lane, Ellenton, FL 34222 County of Manatee

59	Rockford Riverview Estates	Hometown Rockford Riverview, L.L.C.	135 Highview Road, Rockford, Minnesota 55373 County of Wright

60	Rosemount Woods	Hidden Valley SPE LLC	13925 Bunratty Avenue, Rosemount, MN 55068 County of Dakota

61	Royal Estates	East Lane Ranch Estates SPE LLC	8300 Ravine Road, Kalamazoo, MI 49009 County of Kalamazoo

62	Shady Lane Oaks	Shady Lane SPE LLC	15777 Bolesta Road #174, Clearwater, FL 33760 County of Pinellas

63	Shady Lane Village	N’Tandem Properties, L.P.	15666 49th Street North, Clearwater, FL 33762 County of Pinellas

64	Shenandoah Estates	Hometown Shenandoah Estates, L.L.C.	5603 Bull Run Lane, Boise, ID 83714 County of Ada

65	Starlight Ranch	East Lane Ranch Estates SPE LLC	6000 East Pershing Avenue, Orlando, FL 32822 County of Orange

66(a)	Stonegate Manor	Hometown Stonegate Manor, L.L.C.	1 Stonegate Drive, North Windham, Connecticut 06256 Windham County

66(b)	Stonegate — Storage	Hometown Stonegate Storage, L.L.C.	2 self-storage facilities located adjacent and near Stonegate Manor

67	Sunshine Valley	Hometown Sunshine Valley, L.L.C.	1650 S. Arizona Avenue, Chandler, AZ 85248 County of Maricopa

68	Swan Creek	Swan Creek SPE LLC	6988 McKean Road, Ypsilanti, MI 48917 County of Washtenaw

69	Tarpon Glen	Forest Estates FSPE LLC	1038 Sparrow Lane, Tarpon Springs, FL 34689 County of Pinellas

70	Vero Palm Manufactured Housing Community	Vero Palm MHC, L.L.C.	1405 82nd Avenue, Vero Beach, FL 32966 County of Indian River

71	Village Green	CWS Communities LP	7300 20th Street, Vero Beach, FL 32966 County of Indian River

72	West Meadow Estates	Hometown West Meadow, L.L.C.	120 W. Driftwood, Boise, ID 83713 County of Ada

73	Westbrook	Hometown Westbrook, L.L.C.	45013 Catalpa Blvd, Macomb, MI 48044 County of Macomb

74(a)	Westpark	Apache Westpark SPE LLC	2501 West Wickenburg Way, Wickenburg, AZ 85390 County of Maricopa

74(b)	Westpark Expansion (Part of Westpark)	Hometown Westpark Expansion, L.L.C.

75	Whispering Pines Largo	Hometown Whispering Pines Largo, L.L.C.	7501 142nd Avenue North, Largo, FL 33771 County of Pinellas

76(a)	Woodlands, The	Hometown Woodlands, L.L.C.	6237 South Transit, Lockport, NY 14094-6332 County of Niagara

76(b)	Woodlands, The Expansion (part of Woodlands)	Hometown Woodlands Phase II, L.L.C.	expansion parcel — see The Woodlands

EXHIBIT B

Intentionally Deleted

B-1

EXHIBIT C

Intentionally Deleted

C-1

EXHIBITS D

Intentionally Deleted

D-1

EXHIBIT E

Terms of Ownership Interest Purchase
1. Intentionally Deleted
2. Seller Deliveries. At each Closing at which any Ownership Interests are being purchased and sold, each Entity Seller selling any Ownership Interests thereat shall deliver to Purchaser, in lieu of the items set forth in Section 5(B)(i) of the Agreement, the following items (the “Ownership Interest Transaction Documents”) (each in form and substance reasonably acceptable to Purchaser, if not attached to this Agreement as an Exhibit and executed, if necessary, by the Entity Seller):
     (a) if the Company is a limited partnership, (i) an assignment and assumption agreement substantially in the form attached hereto as Exhibit E-1 (the “Assignment of Limited Partnership Interests”), pursuant to which (1) the applicable Entity Seller transfers its Ownership Interests to Purchaser and (2) Purchaser assumes all obligations of the Entity Seller in the applicable Company in accordance with the terms of the limited partnership agreement of such Company, and (ii) an assignment and assumption agreement substantially in the form attached hereto as Exhibit E-2 (the “Assignment of General Partnership Interests”), pursuant to which (1) the general partner of the applicable Company transfers its general partnership interests to Purchaser or its designee and (2) Purchaser or its designee assumes all obligations of such transferee as general partner in the applicable Company in accordance with the terms of the limited partnership agreement of such Company;
     (b) if the Company is a limited liability company, an assignment and assumption agreement substantially in the form attached hereto as Exhibit E-3 (the “Assignment of Membership Interests”), pursuant to which (i) the Entity Seller transfers its Ownership Interests to Purchaser or its designee and (ii) Purchaser or its designee assumes all obligations of the Entity Seller in the applicable Company in accordance with the terms of the limited liability company agreement of such Company;
     (c) a true, correct and complete original of the limited liability company agreement or limited partnership agreement, as applicable, of each Company;
     (d) resignations of all managers, managing members, general partners, officers and/or directors (as applicable) of the applicable Company;
     (e) (i) a good standing certificate issued not more than ten (10) days prior to the applicable Closing Date by the Secretary of State of the state of formation of the applicable Company and the Secretary of State of the state in which the applicable Company Property is located; (ii) a certified copy of the certificate of limited partnership or certificate of formation, as applicable, for the applicable Company issued not more than ten (10) days prior to the applicable Closing Date by the Secretary of State of the state of formation of such Company; and (iii) a certificate of incumbency certifying the titles and signatures of the officers authorized to consummate the transaction contemplated by this Agreement on behalf of each Entity Seller, and such other evidence of each Entity Seller’s power and authority as Purchaser may reasonably request;

     (f) an opinion of counsel for such Entity Seller in form and substance reasonably acceptable to Purchaser, which opinion shall opine that the Company is validly existing, in good standing in the state of its formation and qualified to transact business in the state where the applicable Property is located;
     (g) all of the books and records of the applicable Company in which Purchaser is purchasing the Ownership Interests;
     (h) a letter for each Company Property in substantially the form of Exhibit E-4 attached to the Agreement, advising tenants under the Leases of the change in management of each such Property and directing them to pay rent as Purchaser may direct;
     (i) any and all affidavits, certificates or other documents required by the Title Insurer in order to cause it to issue at such Closing the Owner’s Title Insurance Policies (or marked-up commitments therefor) in the form and condition required by this Agreement;
     (j) Intentionally Deleted;
     (k) to the extent in Seller’s possession or control and subject to Section 1(A)(vi) at each applicable Property, all of the original Leases, all written Service Contracts assigned to Purchaser, Permits and Licenses, Warranties, and any and all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications), construction drawings, environmental reports, police reports, and other documentation for or with respect to the applicable Properties or any part thereof; all available tenant lists and data, correspondence with past, present and prospective tenants, utility companies and other third parties, stationery, brochures, booklets, manuals and promotional, marketing and advertising materials concerning the applicable Properties or any part thereof; such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used in connection with the operation of the applicable Properties or any part thereof (other than such materials that contain the Excluded Trademarks or that are part of Hometown’s national marketing and advertising program); and all keys for each applicable Property;
     (l) at the applicable Property and to the extent in Seller’s possession or control and to the extent same inure to the benefit of Sellers, any warranties or guaranties which are in any way applicable to the Acquired Assets or any part thereof;
     (m) copies of all Existing Loan Documents if Loan Assumption occurs to the extent not previously provided by Sellers;
     (n) Intentionally Deleted;
     (o) for each Seller, an affidavit stating, under penalty of perjury, such Seller’s U.S. Taxpayer Identification Number and that such Seller is not a “foreign person” within the meaning, and in a form that satisfies the requirements, of Section 1445 of the Code and the regulations promulgate pursuant thereto;
     (p) transfer tax returns as required by applicable law;

     (q) Intentionally Deleted;
     (r) all other necessary or appropriate documents as are necessary for each Entity Seller to comply with its obligations under this Agreement, or as required by Purchaser or the Title Insurer in order to perfect the conveyance, transfer and assignment of the Acquired Assets to Purchaser or Purchaser’s designee;
     (s) for each Company Property that is the subject of a Loan Assumption, an assignment and assumption of loan documents, in recordable form, executed by the applicable Seller and/or the Company, as applicable, in form and substance reasonably acceptable to Sellers and Purchaser, for each of the Existing Loans being assumed by Purchaser as the applicable Closing Date and providing for a release of each applicable existing non-recourse carveout guarantor from all obligations and liabilities (excluding environmental liabilities) first arising under the applicable existing non-recourse carveout guaranty from and after the date of the assumption (the “Loan Assumption Agreement”) provided that each such Loan Assumption Agreement shall contain the consent of the applicable Existing Lender to the transactions contemplated by this Agreement, specifically setting forth that such transaction will not cause an acceleration of the debt evidenced by the applicable Existing Note (or words to that effect);
     (t) Intentionally Deleted;
     (u) at the Closing for each Company Property that is the subject of a Defeasance, the Defeasance Documents executed by the applicable Company and the applicable lender, together with any other documents or instruments required pursuant to the Existing Loan Documents to be executed or provided by Seller and/or the Company, as applicable, in connection with such Defeasance;
     (v) evidence of termination of all applicable Service Contracts which Purchaser is not assuming pursuant to Section 1(C) of the Agreement;
     (w) evidence of the termination of all management agreements other than the Management Agreement with respect to the applicable Company Properties;
     (x) Intentionally Deleted;
     (y) Intentionally Deleted;
     (z) Intentionally Deleted;
     (aa) if the applicable Ownership Interests are with respect to the Ground Lease Property, a notice to the ground lessor under the Ground Lease as to the purchase of the Ownership Interest by Purchaser or its designee, if required pursuant to the Ground Lease;
     (ab) at each Closing in which Shares are issued, a Registration Rights Agreement with respect to the Shares, in the form attached to the Agreement as Exhibit Q (the “Registration Rights Agreement”), or a joinder thereto, executed by HTA, as applicable];

     (ac) if the applicable Closing is the First Closing, the Hometown Joinder and at each subsequent Closing, a reaffirmation of the Hometown Joinder;
     (ad) at each Closing in which Shares are issued, a certificate that provides that no beneficial owner of the record owner will own more than 5% of the outstanding value of the equity of ELS;
     (ae) a Management Agreement, if applicable; with respect to the applicable Property in accordance with Section 5(C)(iv);
     (af) a Survey Affidavit, if applicable;
     (ag) a counterpart to the Ground Lease Escrow Agreement; and
     (ah) the Closing Statement (as hereinafter defined).
3. Purchaser Deliveries. At each Closing at which any Ownership Interests are being purchased and sold, Purchaser shall deliver to Seller, in lieu of the items set forth in Section 5(B)(ii) of the Agreement, the following items (executed, if necessary, by Purchaser):
     (a) the Cash Balance as required pursuant to Section 2(E) of the Agreement as if the Company Property were included within the Acquired Assets being sold at such Closing;
     (b) counterparts of each Assignment of Limited Partnership Interests, Assignment of General Partnership Interest and Assignment of Membership Interests, as applicable;
     (c) counterparts of the letter to tenants described in Section 2(h) of this Exhibit E;
     (d) Intentionally Deleted;
     (e) For each Company Property that is the subject of a Loan Assumption, counterparts of each Loan Assumption Agreement;
     (f) for each Company Property that is the subject of a Defeasance, counterparts of the Defeasance Documents to the extent required to be executed by Purchaser in accordance with Section 3(L) of the Agreement;
     (g) counterparts of the Registration Rights Agreement, as applicable;
     (h) original share certificates in book entry form representing the Shares, as applicable;
     (i) transfer tax returns as required by applicable law;
     (j) if the applicable Ownership Interests are with respect to the Ground Lease Property, a counterpart notice to the ground lessor under the Ground Lease as to the purchase of the Ownership Interest by Purchaser or its designee, if Purchaser is required to send notice pursuant to the Ground Lease;

     (k) a counterpart to the Management Agreement with respect to the applicable Property in accordance with Section 5(C)(iv), if applicable;
     (l) a counterpart to the Ground Lease Escrow Agreement;
     (m) a certified copy of the Articles Supplementary in the form of Exhibit S of the Agreement reflecting filing with the State of Maryland;
     (n) any and all purchaser affidavits, certificates or other documents required by the Title Insurer in order to cause it to issue at the Closing the Owner’s Title Insurance Policies (or marked-up commitments therefore) in the form and condition required by the Agreement; and
     (o) the Closing Statement.
4. Representations and Warranties. In addition to the warranties and representations of Sellers set forth in Section 7(A) of this Agreement, each Entity Seller, severally, but not jointly, hereby warrants and represents to Purchaser as of the date of the execution of the amendment attached to the Agreement as Exhibit F and as of the applicable Closing Date:
     (a) The applicable Company is a limited partnership or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of the state of its formation, and such Company is, or will at the applicable Closing be, qualified to do business in the state in which its applicable Company Property is located.
     (b) The applicable Company has no subsidiaries. The applicable Company has full power and authority to carry on the lines of business it currently conducts and to own, lease and use the properties owned, leased and used by it.
     (c) Attached hereto as Schedule E(4)(c) is a true, correct and complete list of the limited partnership agreement or limited liability company agreement, as applicable, of the applicable Company together with all amendments, modifications and supplements thereto. Sellers have delivered to Purchaser true, correct and complete copies of each limited partnership agreement or limited liability company agreement, as applicable, of the applicable Company and each such limited partnership agreement or limited liability company agreement, as applicable, (i) constitutes the entire agreement among the each applicable Seller Entity and the applicable Company, and (ii) except as set forth Schedule E(4)(c), has not been amended or modified.
     (d) As of the Effective Date and as of the applicable Closing Date, the identity and respective percentage ownership interest of each member or partner (including, all limited partners and general partners), as applicable, in the applicable Company, is set forth in Schedule E(4)(d). The applicable Entity Sellers are the owners of all of the issued and outstanding limited liability company interests or limited partnership interests (including, all limited partnership interests and general partnership interests), as applicable, in the applicable Company. Each Entity Seller has good and marketable title to its Ownership Interest, free and clear of liens, claims, charges, security interests, imperfections of title, obligations, restrictions, or encumbrances of any kind or nature whatsoever. None of the Ownership Interests listed in Schedule E(4)(d) have been transferred, assigned, sold, hypothecated, pledged or encumbered.

     (e) Except pursuant to this Agreement, as of the applicable Closing Date, there are no subscriptions, warrants, options, conversion rights or other agreements of any kind to purchase or otherwise acquire or sell any Ownership Interest.
     (f) As of the applicable Closing Date, the applicable Company is not a party to, and no Entity Seller is a party to, any voting agreement, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any Ownership Interests, or any agreements with respect to the transferability of any Ownership Interest.
     (g) All financial information with respect to the applicable Company and the applicable Ownership Interests to the extent prepared by Sellers and heretofore or hereafter furnished by Sellers to Purchaser by being posted in the Representation-Knowledge Folder or delivered to Purchaser pursuant to Section 3(E) of the Agreement and used by Purchaser for evaluating the applicable Company and the Ownership Interests, was prepared based on actual activity or expected activity (i.e., the budgets) captured by Sellers’ financial system in the ordinary course of business and there are no other liabilities (contingent or otherwise) of the applicable Company except as disclosed by such financial information or as permitted by the terms of this Agreement and this Exhibit E.
     (h) Between the date that the applicable Company’s financial statements are delivered to Purchaser and the applicable Closing Date, and other than as expressly permitted under the provisions of this Agreement, such Company will not incur any obligations, contingent or non-contingent liabilities or liabilities for any charges, long-term leases or unusual forward or long-term commitments except (i) that are not material and are incurred in the ordinary course of the Company’s business or (ii) that will be binding on the Purchaser, the applicable Company or the Applicable Property after the Closing Date.
     (i) Sellers have delivered to Purchaser prior to the date hereof true, correct and complete copies of all federal, state and other applicable tax returns required to be filed by or with respect to the applicable Company for tax years 2008, 2009 and 2010, unless extensions have been filed with respect thereto. Except as disclosed on Schedule E(4)(i) attached hereto and with respect to real property taxes, all federal, state and other applicable tax returns required to be filed by or with respect to the applicable Company have been filed and all taxes that are due and payable by the applicable Company have been paid. No deficiencies for federal, state or other applicable taxes have been claimed, assessed or proposed against any Company by any governmental authority. There are no pending (and the applicable Seller has not received written notice of any threatened) audits, investigations or claims for or relating to any liability in respect of federal, state or other applicable taxes, and there are no matters under discussion with any governmental authorities with respect to federal, state or other applicable taxes that could result in an assessment of federal, state or other applicable taxes against the applicable Company. Audits of federal, state or other applicable tax returns by the relevant taxing authorities have been completed for each period shown on Schedule E(4)(i), and, except as shown on Schedule E(4)(i), no applicable Seller nor any applicable Entity Seller has been notified that any taxing authority intends to audit a federal, state or other applicable tax return for any other period for the applicable Company. Complete copies of all federal income tax schedules and reports relating to the operation of the applicable Company and all reports received by such Company from the IRS relating to examinations thereof have been (or will be as provided herein) delivered to Purchaser. From the date of its formation, the applicable Company has elected to be treated as a partnership for federal income tax purposes. No taxing authority has taken a position inconsistent with such treatment. No Seller nor any other party has taken any action, or failed to take any action, that would cause the applicable Company to be treated as an association taxable as a corporation for income tax purposes.
     (j) There are no liabilities between the applicable Company and any Entity Seller or affiliates of any Entity Seller other than as set forth on Schedule E(4)(j) attached hereto. Except as set forth in Schedule E(4)(j), no Entity Seller or any affiliate of an Entity Seller provides or causes to be provided to the applicable Company any products, services, equipment, facilities, or similar items.
     (k) The applicable Company Property and related Acquired Assets (not including the Ownership Interests related thereto) constitute the sole assets of the applicable Company.
     (l) There are no certificates, instruments or other documents evidencing the applicable Ownership Interests; the applicable Company has not elected to “opt-in” to Article 8 of the Uniform Commercial Code in effect in the state of such Company’s formation or any other state (the “UCC”); none of the applicable Ownership Interests constitute a “security” as defined in Article 8 of the UCC; and the applicable Ownership Interests are duly authorized, validly issued, fully paid and non-assessable.

EXHIBIT F

Amendment to Agreement for Entity Sellers
AMENDMENT TO PURCHASE AND SALE AGREEMENT
     THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of ____, 20__, is entered into by and between MHC Operating Limited Partnership (“Purchaser”) and _____________________ (“Additional Seller”). All initial capitalized terms used and not otherwise specifically defined herein shall have the respective meanings given to them in the Purchase Agreement (as defined below).
WITNESSETH:
     WHEREAS, Purchaser and the Sellers entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated May __, 2011;
     WHEREAS, pursuant to Section 1(B) of the Purchase Agreement, Purchaser and Sellers have agreed to purchase and sell the Ownership Interests in the Company in lieu of conveying fee simple title to or the applicable ground lease estate in the Property owned or used by the Company (the “Applicable Property”) in accordance with Sections 4(A) and 5(B) of the Purchase Agreement;
     WHEREAS, Additional Seller owns all or a portion of the Ownership Interests in the Company and is agreeing to become a “Seller” and an “Entity Seller” under the Purchase Agreement in connection with the purchase and sale of the Ownership Interests;
     NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreement contained herein, do hereby agree as follows:
     1. Additional Seller. Additional Seller hereby joins the Purchase Agreement as a Seller and Entity Seller and agrees to be bound by all of terms, conditions and obligations of the Sellers and Entity Sellers under the Purchase Agreement in accordance with this Amendment.
     2. Ownership Interest and Additional Seller. The parties acknowledge that, in accordance with Section 1(B) of the Purchase Agreement, (a) the definition of “Acquired Assets” in the Purchase Agreement is deemed to include the Ownership Interests, and (b) the definitions of “Sellers” and “Entity Sellers” in the Purchase Agreement are deemed to include the Additional Seller.
     3. Representations and Warranties of Entity Seller.
          (a) Additional Seller hereby represents and warrants that it has full power and authority to enter into this Amendment, and the execution and delivery by it of this Amendment and the performance of its obligations under the Purchase Agreement have been duly and validly approved by all necessary entity action. Additional Seller shall deliver to Purchaser concurrently herewith a certificate from its secretary, manager, general partner, or other similar officer certifying to the resolutions of Additional Seller’s board of directors, managers, general partner, or similar governing body authorizing the execution and delivery of this Amendment.
          (b) Without limiting the generality of Section 1 above, Additional Seller makes all of the representations and warranties set forth in: (i) Section 7(A) of the Purchase Agreement as of the date hereof and as of the Closing Date on which the Ownership Interests are being sold to Purchaser, and for purposes of such representations and warranties, as if Additional Seller is a “Seller”, the Applicable Property is a “Property”, and the Ownership Interests owned by Additional Seller are “Acquired Assets” for purposes thereof, and (ii) Section 4 of Exhibit E of the Agreement as of the Closing Date on which the Ownership Interests are being sold to Purchaser, with all of the representations and warranties described or referred to in this paragraph being incorporated by reference herein as if expressly set forth herein.
     4. Deliveries. In lieu of the deliveries called for in Section 5(B)(i) and Section 5(B)(ii) of the Agreement, at a Closing at which any Ownership Interests are being purchased and sold, the Additional Seller and the Purchaser shall deliver those items set forth in Section 2 and Section 3, respectively, of Exhibit E of the Agreement.
     5. Recitals. The Recitals set forth above are incorporated herein by reference.
     6. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     7. Purchase Agreement. Except as set forth in this Amendment, the Purchase Agreement remains in full force and effect.
     8. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.
     9. Governing Law. This Amendment shall be governed by, and construed under, the laws of the State of Illinois, all rights and remedies being governed by said laws, without regard to principles of conflict of law.
[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first-above written.

PURCHASER: ________________________, a ________________________
By:
Name:
Its:

ADDITIONAL SELLER: ________________________, a ________________________
By:
Name:
Its:

EXHIBIT G

Form of Strict Joint Order Escrow Agreement

STRICT JOINT ORDER ESCROW TRUST INSTRUCTIONS
[NAME OF TITLE COMPANY]
[ADDRESS]
Refer:           _____________
Phone No.: _____________
Fax No.:       _____________

ESCROW TRUST NO.:	DATE: _______, 20__

To: _______________________ (“Escrow Trustee”)
Customer Identification:
Seller:
Purchaser:
Project Reference:
Proposed Disbursement Date: ______________, 2011
Deposits:
The sum of $________________ representing Earnest Money.
Delivery of Deposits:
The above referenced escrow trust deposits (“Deposits”) are deposited with the Escrow Trustee to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns. In no case shall the above-mentioned Deposits be surrendered except upon the receipt of an order signed by all of the parties hereto, their respective legal representatives or assigns, or in obedience to the court order described below.

Billing Instructions:
Escrow Trust Fee will be billed as follows: One-half (1/2) to Purchaser and one-half (1/2) to Seller.
An annual maintenance fee, as determined by the then current rate schedule, will commence NA .
PLEASE NOTE: The escrow trust fee for these joint order escrow trust instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto). In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Escrow Trustee, at its sole discretion, may reduce or waive the escrow trust fee for these strict joint order escrow trust instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Escrow Trustee.
Investment:
Deposits made pursuant to these instructions may be invested on behalf of Purchaser; provided, however, that any direction to Escrow Trustee for such investment shall be expressed in writing, and also provided that Escrow Trustee is in receipt of the taxpayer’s identification number and investment forms as required. Escrow Trustee will, upon request, furnish information concerning its procedures and fee schedules for investment.
Except as to deposits of funds for which Escrow Trustee has received express written direction from Purchaser concerning investment or other handling, the parties hereto agree that the Escrow Trustee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further that Escrow Trustee may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (Ill. Rev. Stat. 1989, Ch. 17, Par. 1552-8) and may use any part or all such funds for its own benefit without obligation of any party for interest or earnings derived thereby, if any; provided, however, nothing herein shall diminish Escrow Trustee’s obligation to apply the full amount of the deposits in accordance with the terms of these escrow trust instructions.
In the event the Escrow Trustee is requested to invest deposits hereunder, Escrow Trustee is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow trust instructions.
Compliance With Court Order:
The undersigned authorize and direct the Escrow Trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person or entity. The said undersigned also hereby authorize and direct the Escrow Trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said Escrow Trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the Escrow Trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors and assigns, jointly and severally, agree to pay to said Escrow Trustee, upon written demand, all costs, attorney fees and expenses incurred with respect thereto. The Escrow Trustee shall have a lien on the deposit(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the Escrow Trustee shall have the right to reimburse itself out of the said deposit(s).
Execution:
These escrow trust instructions are governed by and are to be construed under the laws of the State of Illinois. The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

For Sellers:	For Purchaser:

Firm/Name:	Firm/Name:

Attn:	Attn:

Address:	Address:

City/State:	City/State:

Phone no.:	Phone no.:
Fax no.:	Fax no.:

Signature:	Signature:

Accepted:

By:

Date:

EXHIBIT H

List of Existing Loan Documents and Existing Loan Information
1) Beacon Hill Colony
Loan Documents
1) Acknowledgment of Property Manager by Hometown America Management, L.P. to JPMorgan Chase Bank, dated November 15, 2005
2) Anti-Coercion and Insurance Statement by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
3) Asbestos Operations and Maintenance Agreement by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
4) Assignment of Leases and Rents by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
5) Closing Certificate by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
6) Environmental Indemnity Agreement by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
7) Escrow Agreement for Reserves and Impounds by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
8) Fixed Rate Note by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
9) Guaranty by Hometown America, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
10) Loans to One Borrower Certificate by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
11) Mortgage and Security Agreement by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
12) UCC Financing Statement naming Hometown Beacon Hill Colony, L.L.C as Debtor
13) Undelivered Items Letter by Hometown Beacon Hill Colony, L.L.C. to JPMorgan Chase Bank, dated November 15, 2005
Principal Balance as of 4-18-2011: $5,301,913.99
Amount of Current Monthly Debt Service Payments: $29,917.14
List of All Reserves and Balances Thereof: Tax Escrow Balance of $47,161.27 and Reserve Balance of $15,290.75
Maturity Date: December 1, 2015

2) North Glen Village
Loan Documents
1) Acknowledgment of Property Manager by Hometown America Management, L.P. to JPMorgan Chase Bank, dated November 10, 2005
2) Assignment of Leases and Rents by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
3) Closing Certificate by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
4) Environmental Indemnity Agreement by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
5) Escrow Agreement for Reserves and Impounds by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
6) Fixed Rate Note by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
7) Guaranty by Hometown America, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
8) Loans to One Borrower Certificate by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
9) Mortgage and Security Agreement by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
10) UCC Financing Statement naming Hometown North Glen, L.L.C. as Debtor
11) Undelivered Items Letter by Hometown North Glen, L.L.C. to JPMorgan Chase Bank, dated November 10, 2005
Principal Balance as of 4-18-2011: $7,186,707.08
Amount of Current Monthly Debt Service Payments: $40,552.47
List of All Reserves and Balances Thereof: Tax Escrow Balance of $65,167.50 and Reserve Escrow Balance of $25,968.67
Maturity Date: December 1, 2015

3) Clover Leaf Farms
Loan Documents
1) Acknowledgment of Property Manager by Hometown America Management, L.P. to JPMorgan Chase Bank, dated December 9, 2005
2) Anti-Coercion and Insurance Statement by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
3) Asbestos Operations and Maintenance Agreement by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
4) Assignment of Leases and Rents by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
5) Closing Certificate by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
6) Environmental Indemnity Agreement by Hometown Cloverleaf, L.L.C.to JPMorgan Chase Bank, dated December 9, 2005
7) Escrow Agreement for Reserves and Impounds by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
8) Fixed Rate Note by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
9) Guaranty by Hometown America, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
10) Loans to One Borrower Certificate by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
11) Mortgage and Security Agreement by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
12) UCC Financing Statement naming Hometown Cloverleaf, L.L.C. as Debtor
13) Undelivered Items Letter by Hometown Cloverleaf, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
Principal Balance as of 4-18-2011: $22,125,449.73
Amount of Current Monthly Debt Service Payments: $124,724.98
List of All Reserves and Balances Thereof: Tax Escrow Balance of $229,365.88 and Reserve Escrow Balance of $31,848.66
Maturity Date: January 1, 2016

4) Hoosier Estates
Loan Documents
1) Acknowledgment of Property Manager by Hometown America Management, L.P. to JPMorgan Chase Bank, dated December 9, 2005
2) Assignment of Leases and Rents by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
3) Closing Certificate by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
4) Environmental Indemnity Agreement by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
5) Escrow Agreement for Reserves and Impounds by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
6) Fixed Rate Note by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
7) Guaranty by Hometown America, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
8) Loans to One Borrower Certificate by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
9) Mortgage and Security Agreement by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
10) UCC Financing Statement naming Hometown Hoosier Estates, L.L.C. as Debtor
11) Undelivered Items Letter by Hometown Hoosier Estates, L.L.C. to JPMorgan Chase Bank, dated December 9, 2005
Principal Balance as of 4-18-2011: $6,876,828.99
Amount of Current Monthly Debt Service Payments: $38,765.87
List of All Reserves and Balances Thereof: Tax Escrow Balance of $53,755.50 and Reserve Escrow Balance of $7,759.60
Maturity Date: January 1, 2016

5) Shenandoah Estates
Loan Documents
1) Fixed Rate Note by Hometown Shenandoah Estates, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
2) Deed of Trust and Security Agreement by and among Hometown Shenandoah Estates, L.L.C. (Borrower), First American Title Company of Idaho, Inc. (Trustee) and JPMorgan Chase Bank, N.A. (Lender), dated December 9, 2005
3) Undelivered Items Letter Agreement by Hometown Shenandoah Estates, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
4) Loans to One Borrower Certificate by Hometown Shenandoah Estates, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
5) Escrow Agreement for Reserves and Impounds by Hometown Shenandoah Estates, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
6) Environmental Indemnity Agreement by Hometown Shenandoah Estates, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
7) Guaranty by Hometown America, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
8) UCC Financing Statement by Hometown Shenandoah Estates, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
9) Assignment of Leases and Rents by Hometown Shenandoah Estates, L.L.C., for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
Principal Balance as of 4-18-2011: $5,708,764.69
Amount of Current Monthly Debt Service Payments: $32,181.29
List of All Reserves and Balances Thereof: Tax Escrow Balance of $41,907.66 and Reserve Balance of $19,841.62
Maturity Date: January 1, 2016

6) The Woodlands
Loan Documents
1) Promissory Note dated November 18, 2002 by Hometown Woodlands, L.L.C., to The Variable Annuity Life Insurance Company
2) Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated November 18, 2002 by Hometown Woodlands, L.L.C., to The Variable Annuity Life Insurance Company
3) Guaranty Agreement dated November 18, 2002 by Hometown America, L.L.C., to The Variable Annuity Life Insurance Company
4) Environmental Indemnity Agreement dated November 18, 2002 by Hometown America, L.L.C. and Hometown Woodlands, L.L.C., to The Variable Annuity Life Insurance Company
5) Certificate Concerning Governing Documents dated November 18, 2002 by Hometown Woodlands, L.L.C., to The Variable Annuity Life Insurance Company
6) Certificate Concernig Leases and Financial Condition dated November 18, 2002 by Hometown Woodlands, L.L.C., to The Variable Annuity Life Insurance Company
7) Agreement Concerning Insurance Requirements dated November 18, 2002 by Hometown Woodlands, L.L.C., to The Variable Annuity Life Insurance Company
8) Letter of Credit Agreement dated November 18, 2002 by Hometown Woodlands, L.L.C., to The Variable Annuity Life Insurance Company
9) UCC Financing Statement naming Hometown Woodlands, L.L.C. as debtor
Principal Balance as of 4-20-2011: $23,848,316.28
Amount of Current Monthly Debt Service Payments: $151,192.68
List of All Reserves and Balances Thereof: Tax Escrow Balance of $201,495.19
Maturity Date: December 1, 2012

7) Colony Cove
Loan Documents
1) Amended and Restated Mortgage Note dated November 1, 2010 by Colony Cove SPE LLC to the order of John Hancock Life Insurance Company (U.S.A.)
2) Amended and Restated Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Notice of Future Advance dated as of November 1, 2010, by Colony Cove SPE LLC to John Hancock Life Insurance Company (U.S.A.)
3) Additional Funding Loan Agreement dated as of November 1, 2010, by and between John Hancock Life Insurance Company (U.S.A.) and Colony Cove SPE LLC
4) Assignment of Leases and Rents dated as of November 1, 2010, by Colony Cove SPE LLC to John Hancock Life Insurance Company (U.S.A.)
5) Guaranty Agreement effective as of November 1, 2010, by Hometown America, L.L.C. in favor of John Hancock Life Insurance Company (U.S.A.)
6) Indemnification Agreement dated November 1, 2010, by Colony Cove SPE LLC and Hometown America, L.L.C. to and for the benefit of John Hancock Life Insurance Company (U.S.A.)
7) Operations and Maintenance Agreement made as of November 1, 2010, by Colony Cove SPE LLC and John Hancock Life Insurance Company (U.S.A.)
8) Manager’s Consent and Subordination of Management Agreement dated as of November 1, 2010, made by Hometown America Management, L.P
9) Assignment of Agreements, Permits and Contracts dated November 1, 2010, by Colony Cove SPE LLC to John Hancock Life Insurance Company (U.S.A.)
10) Borrower’s Certificate dated November 1, 2010, from Colony Cove SPE LLC to John Hancock Life Insurance Company (U.S.A.)
11) Post-Closing Letter dated November 1, 2010 from Colony Cove SPE LLC to John Hancock Life Insurance Company (U.S.A.)
12) Ground Lease Estoppel Certificate and Agreement made as of November 1, 2010, by and among Oneita F. Edmonds, as Trustee of the Edmonds Trust, successor-in-interest to Jesse W. Edmonds and Oneita F. Edmonds, Colony Cove SPE LLC and John Hancock Life Insurance Company (U.S.A.)
13) Mortgage Loan Application dated October 1, 2010
Principal Balance as of 4-13-2011: $58,474,142.27
Amount of Current Monthly Debt Service Payments: $332,984.62
List of All Reserves and Balances Thereof: None
Maturity Date: November 1, 2017

8) Cedar Knolls
Loan Documents
1) First Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of October 1, 2010, by Hometown Cedar Knolls, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
2) Assignment of Leases and Rents, dated as of October 1, 2010, from Hometown Cedar Knolls, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
3) First Amended and Restated Promissory Note, dated October 1, 2010, by Hometown Cedar Knolls, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
4) Guaranty Agreement, dated October 1, 2010, by Hometown America, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
5) Indemnification Agreement, dated October 1, 2010, by Hometown Cedar Knolls, L.L.C. and Hometown America, L.L.C. (collectively, “Indemnitors”) to John Hancock Life Insurance Company (U.S.A.)
6) Manager’s Consent and Subordination of Management Agreement, dated October 1, 2010 and made by Hometown America Management, L.L.C.
7) Assignment of Agreements, Permits and Contracts, dated October 1, 2010, by Hometown Cedar Knolls, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
8) UCC-1 Financing Statement filed on 10-7-10 as Doc. No. T668967 in the records of Dakota County, MN, securing the interest of John Hancock Life Insurance Company (U.S.A.)
Principal Balance as of 4-13-2011: $17,126,617.51
Amount of Current Monthly Debt Service Payments: $93,658.84
List of All Reserves and Balances Thereof: None
Maturity Date: October 1, 2020

9) Cimarron
Loan Documents
1) First Amended and Restated Promissory Note dated as of October 1, 2010, by Hometown Cimarron, L.L.C. to the order of John Hancock Life Insurance Company (U.S.A.)
2) First Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Notice of Future Advance dated as of October 1, 2010, by Hometown Cimarron, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
3) Assignment of Leases and Rents dated as of October 1, 2010, by Hometown Cimarron, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
4) Guaranty Agreement effective as of October 1, 2010, by Hometown America, L.L.C. in favor of John Hancock Life Insurance Company (U.S.A.)
5) Indemnification Agreement dated October 1, 2010, by Hometown Cimarron, L.L.C. and Hometown America, L.L.C. to and for the benefit of John Hancock Life Insurance Company (U.S.A.)
6) Manager’s Consent and Subordination of Management Agreement dated as of October 1, 2010, made by Hometown America Management, L.P.
7) Assignment of Agreements, Permits and Contracts dated October 1, 2010, by Hometown Cimarron, L.L.C. to John Hancock Life Insurance Company (U.S.A.)
8) Regulation U Certificate dated October 1, 2010
9) UCC-1 Financing Statement
10) Mortgage Loan Application dated July 29, 2010
Principal Balance as of 4-13-2011: $22,835,490.03
Amount of Current Monthly Debt Service Payments: $124,878.45
List of All Reserves and Balances Thereof: None
Maturity Date: October 1, 2020

10) Greenbriar
Loan Documents
1) Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of May 25, 2005, from CWS Greenbriar LP, as mortgagor, to Deutsche Bank Mortgage Capital, L.L.C., as mortgagee
2) Promissory Note dated May 25, 2005, from CWS Greenbriar LP to the order of Deutsche Bank Mortgage Capital, L.L.C.
3) Environmental Indemnity Agreement dated May 25, 2005, by CWS Greenbriar LP and Hometown America, L.L.C. (collectively, as Indemnitors) and Deutsche Bank Mortgage Capital, L.L.C. (as Indemnitee)
4) Guaranty and Indemnity made as of May 25, 2005 by Hometown America, L.L.C. in favor of Deutsche Bank Mortgage Capital, L.L.C.
5) Assignment of Leases and Rents, dated May 25, 2005, from CWS Greenbriar LP to Deutsche Bank Mortgage Capital, L.L.C.
6) Manager’s Consent and Subordination of Management Agreement dated May 25, 2005, from CWS Greenbriar LP and Hometown America Management, L.L.C., in favor of Deutsche Bank Mortgage Capital, L.L.C.
7) UCC-1 Financing Statement filed on May 25, 2005 with the Delaware Secretary of State securing the interests of Deutsche Bank Mortgage Capital, L.L.C. (Initial File No. 5161892 6)
8) UCC-1 Financing Statement filed on ________ as ____________ in the records of Northampton County, PA, securing the interests of Deutsche Bank Mortgage Capital, L.L.C.
Principal Balance as of 4-17-2011: $14,080,284.57
Amount of Current Monthly Debt Service Payments: $78,193.39
List of All Reserves and Balances Thereof: Tax Escrow Balance of $60,171.37 and Reserve Escrow Balance of $13,761.80
Maturity Date: June 1, 2015

11) Fernwood
Loan Documents
1) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of May 25, 2005, from N’Tandem Real Estate Holdings, LLC, as grantor, to First American Title Insurance Company, as Trustee, for the benefit of Deutsche Bank Mortgage Capital, L.L.C., as beneficiary
2) Promissory Note dated May 25, 2005, from N’Tandem Real Estate Holdings, LLC, to the order of Deutsche Bank Mortgage Capital, L.L.C.
3) Environmental Indemnity Agreement dated May 25, 2005, by N’Tandem Real Estate Holdings, LLC and Hometown America, L.L.C. (as Indemnitor) and Deutsche Bank Mortgage Capital, L.L.C. (as Indemnitee)
4) Guaranty and Indemnity made as of May 25, 2005 by Hometown America, L.L.C. in favor of Deutsche Bank Mortgage Capital, L.L.C.
5) Assignment of Lease and Rents dated May 25, 2005, from N’Tandem Real Estate Holdings, LLC to Deutsche Bank Mortgage Capital, L.L.C.
6) Manager’s Consent and Subordination of Management Agreement dated May 25, 2005, from N’Tandem Real Estate Holdings, LLC and Hometown America Management, L.L.C., in favor of Deutsche Bank Mortgage Capital, L.L.C.
7) UCC-1 Financing Statement filed on May 26, 2005 with the State of Maryland securing the interests of Deutsche Bank Mortgage Capital, L.L.C. (File No. 000000018123090)
8) UCC-1 Financing Statement filed on May 31, 2005 as Doc. No. 22173-634 in the records of Prince George County, MD, securing the interests of Deutsche Bank Mortgage Capital, L.L.C.
Principal Balance as of 4-17-2011: $9,175,915.79
Amount of Current Monthly Debt Service Payments: $50,957.49
List of All Reserves and Balances Thereof: Tax Escrow Balance of $118,649.63 and Reserve Escrow Balance of $8,365.11
Maturity Date: June 1, 2015

12) West Meadows
1) Assignment of Leases and Rents, by Hometown West Meadows, L.L.C., for the benefit of Deutsche Banc Mortgage Capital, L.L.C., dated September 22, 2005
2) Manager’s Consent and Subordination of Management Agreement, by Hometown West Meadows, L.L.C., for the benefit of Deutsche Banc Mortgage Capital, L.L.C., dated September 22, 2005
3) Borrower’s Closing Certificate, by Hometown West Meadows, L.L.C., for the benefit of Deutsche Banc Mortgage Capital, L.L.C., dated September 22, 2005
4) Post Closing Agreement, by Hometown West Meadows, L.L.C., for the benefit of Deutsche Banc Mortgage Capital, L.L.C., dated September 22, 2005
5) Promissory Note, by Hometown West Meadows, L.L.C., for the benefit of Deutsche Banc Mortgage Capital, L.L.C., dated September 22, 2005
6) Environmental Indemnity Agreement, by Hometown West Meadows, L.L.C., for the benefit of Deutsche Banc Mortgage Capital, L.L.C., dated September 22, 2005
7) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, by Hometown West Meadows, L.L.C., for the benefit of Deutsche Banc Mortgage Capital, L.L.C., dated September 22, 2005
8) UCC Financing Statement, Debtor: Hometown West Meadow L.L.C., Secured Party: German American Capital Corporation
9) Service Agreement by Hometown West Meadows, L.L.C., Hometown America Management L.L.C. and Hometown America, L.L.C., dated September 22, 2005
10) Guaranty and Indemnity by Hometown America, L.L.C. for the benefit of Deutsche Banc Mortgage Capital, L.L.C.
Principal Balance as of 4-17-2011: $6,156,969.35
Amount of Current Monthly Debt Service Payments: $33,453.66
List of All Reserves and Balances Thereof: Tax Escrow Balance of $37,286.53 and Reserve Escrow Balance of $15,394.42
Maturity Date: October 1, 2015

13) Los Ranchos
Loan Documents
1) Loans to One Borrower Certificate, by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
2) Deed of Trust and Security Agreement, by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
3) UCC Financing Statement by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
4) UCC-1 Financing Statement by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
5) Deed of Trust and Security Agreement by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
6) Environmental Indemnity Agreement, by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A. December 9, 2005
7) Assignment of Leases and Rents by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
8) Guaranty by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
9) Escrow Agreement for Reserves and Impounds by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
10) Fixed Rate Note by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
11) Closing Certificate by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
12) Acknowledgment of Property Management, Property Manager: Hometown America Management, L.P., Lender: JPMorgan Chase Bank, N.A., December 9, 2005
13) Asbestos Operations and Maintenance Agreement, by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
14) Closing Certificate, by Los Ranchos FSPE LLC, for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
Principal Balance as of 4-17-2011: $13,225,437.76
Amount of Current Monthly Debt Service Payments: $74,554.07
List of All Reserves and Balances Thereof: Tax Escrow Balance of $9,245.85 and Reserve Escrow Balance of $18,786.04
Maturity Date: January 1, 2016

14) Whispering Pines
Loan Documents
1) UCC Financing Statement, Debtor: Hometown Whispering Pines Largo, L.L.C., Secured Party: JPMorgan Chase Bank, N.A.
2) Modification and Restatement of Mortgage and Security Agreement by Hometown Whispering Pines Largo, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
3) Assignment of Note and Mortgage, by and between Wells Fargo Bank, N.A., and J.P. Morgan Chase Bank, N.A., dated December 9, 2005
4) Acknowledgment of Property Manager, by Hometown America Management, L.P. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
5) Assignment of Leases and Rents, by Hometown Whispering Pines Largo, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
6) Closing Certificate, by Hometown Whispering Pines Largo, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
7) Environmental Indemnity Agreement, by Hometown Whispering Pines Largo, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
8) Escrow Agreement for Reserves and Impounds, by Hometown Whispering Pines Largo, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
9) Guaranty, by Hometown America, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
10) Loans to One Borrower Certificate, by Hometown Whispering Pines Largo, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
11) Modification, Restatement of Mortgage and Security Agreement, by Hometown Whispering Pines Largo, L.L.C. for the benefit of JPMorgan Chase Bank, N.A., dated December 9, 2005
Principal Balance as of 4-17-2011: $12,603,533.22
Amount of Current Monthly Debt Service Payments: $71,048.29
List of All Reserves and Balances Thereof: Tax Escrow Balance of $172,050.93 and Reserve Escrow Balance of $11,214.38
Maturity Date: January 1, 2016

15) Ridgewood Estates
Loan Documents
1) Amended, Restated and Consolidated Promissory Note, by Hometown Ridgewood, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
2) Amended, Restated and Consolidated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, by Hometown Ridgewood, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
3) Assignment of Leases and Rents, by Hometown Ridgewood, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
4) UCC Financing Statement, Debtor: Hometown Ridgewood, L.L.C., Secured Party: Deutsche Bank Mortgage Capital, L.L.C.
5) Guaranty and Indemnity, Hometown America, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
6) Environmental Indemnity Agreement, by Hometown Ridgewood, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
7) Manager’s Consent and Subordination of Management Agreement, by Hometown Ridgewood, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
8) Post Closing Agreement, by Hometown Ridgewood, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
9) Assumption Agreement, by Hometown Ridgewood, L.L.C.
10) Allonge, by Hometown Ridgewood, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated March 31, 2006
11) Amended and Restated Limited Liability Company Agreement, by Hometown Ridgewood, L.L.C., dated March 31, 2006
12) MultiFamily Note, by Ridgwood MHC, L.L.C. for the benefit of Collateral Mortgage Capital, LLC, dated February 27, 2003
13) MultiFamily Mortgage, Assignment of Rents and Security Agreement (Florida), by Ridgewood MHC, L.L.C. for the benefit of Collateral Mortgage Capital, LLC, dated February 27, 2003
14) MultiFamily Note, by Ridgewood MHC, L.L.C. for the benefit of Collateral Mortgage Capital, LLC, dated December 22, 2004
15) MultiFamily Mortgage, Assignment of Rents and Security Agreement (Florida), by Ridgewood MHC, L.L.C. for the benefit of Collateral Mortgage Capital, LLC, dated December 2004
Principal Balance as of 4-17-2011:$10,500,000.00

Amount of Current Monthly Debt Service Payments: $59,499.32
List of All Reserves and Balances Thereof: Tax Escrow Balance of $174,824.23 and Reserve Escrow Balance of $22,730.37
Maturity Date: April 1, 2016

16) Heron Cay
Loan Documents
1) Amended, Restated and Consolidated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated November 30, 2006, from Heron Cay MHC, L.L.C., as mortgagor, to Deutsche Bank Mortgage Capital, L.L.C., as mortgagee
2) Amended, Restated and Consolidated Promissory Note dated November 30, 2006, from Heron Cay MHC, L.L.C. to the order of Deutsche Bank Mortgage Capital, L.L.C.
3) Environmental Indemnity Agreement dated November 30, 2006, by Heron Cay MHC, L.L.C. and Hometown America, L.L.C. (collectively, as Indemnitors) and Deutsche Bank Mortgage Capital, L.L.C. (as Indemnitee)
4) Guaranty and Indemnity made as of November 30, 2006 by Hometown America, L.L.C. to Deutsche Bank Mortgage Capital, L.L.C.
5) Assignment of Leases and Rents, dated November 30, 2006, from Heron Cay MHC, L.L.C. to Deutsche Bank Mortgage Capital, L.L.C.
6) UCC-1 Financing Statement filed on November 30, 2006 with the Delaware Secretary of State securing the interests of Deutsche Bank Mortgage Capital, L.L.C. (Initial File No. 6417948 7)
7) UCC-1 Financing Statement filed on ________as ____________ in the records of Indian River County, FL, securing the interests of Deutsche Bank Mortgage Capital, L.L.C.
8) Manager’s Consent and Subordination of Management Agreement dated November 30, 2006, from Heron Cay MHC, L.L.C. and Hometown America Management, L.L.C., in favor of Deutsche Bank Mortgage Capital, L.L.C.
Principal Balance as of 4-17-2011: $30,675,000.00
Amount of Current Monthly Debt Service Payments: Interest only payment of $147,163.31
List of All Reserves and Balances Thereof: Tax Escrow Balance of $138,349.42 and Reserve Escrow Balance of $29,950.03
Maturity Date: December 1, 2016

17) Vero Palm
1) Amended, Restated and Consolidated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Vero Palm MHC, L.L.C. for the benefit of Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
2) Amended, Restated and Consolidated Note by Vero Palm MHC, L.L.C. to the order of Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
3) Assignment of Leases and Rents by Vero Palm MHC, L.L.C. to Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
4) Environmental Indemnity Agreement by Vero Palm MHC, L.L.C. and Hometown America, L.L.C. in favor of Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
5) Guaranty and Indemnity by Hometown America, L.L.C. in favor of Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
6) Borrower’s Closing Certificate by Vero Palm MHC, L.L.C. to Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
7) Manager’s Consent and Subordination of Management Agreement by Vero Palm MHC, L.L.C. and Hometown America, L.L.C. in favor of Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
8) Post Closing Agreement by Vero Palm MHC, L.L.C. to Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
9) Service Agreement by and among Vero Palm MHC, L.L.C., Hometown America, L.L.C. and Deutsche Bank Mortgage Capital, L.L.C., dated November 30, 2006.
10) UCC Financing Statement (St. Lucie County, Florida).
11) UCC Financing Statement (Delaware).
Principal Balance as of 4-17-2011: $12,325,000.00
Amount of Current Monthly Debt Service Payments: Interest only payment of $59,129.19
List of All Reserves and Balances Thereof: Tax Escrow Balance of $69,301.50 and Reserve Escrow Balance of $19,854.04
Maturity Date: December 1, 2016

18) Northwestern Mutual Pool
Loan Documents
1) Master Loan Agreement among CWS Communities LP, a Delaware limited partnership, Hometown Highlands Florida, L.L.C., a Delaware limited liability company and The Northwestern Mutual Life Insurance Company, a Wisconsin Corporation, dated December 17, 2009
2) Amended and Restated Promissory Note by CWS Communities LP, a Delaware limited partnership, being hereinafter referred to as “Borrower”, for the benefit of The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, dated December 17, 2009
3) Amended and Restated Promissory Note by Hometown Highlands Florida, L.L.C., a Delaware limited partnership, being hereinafter referred to as “Borrower”, for the benefit of The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, dated December 17, 2009
4) Amended and Restated Guarantee of Recourse Obligations by Hometown America, L.L.C., a Delaware limited liability company for the benefit of The Northwestern Mutual Life Insurance Company, dated December 17, 2009
5) Amended and Restated Environmental Indemnity Agreement by Indemnitors in favor of The Northwestern Mutual Life Insurance Company, dated December 17, 2009
6) Fraudulent Conveyance Indemnity Agreement by Hometown America, L.L.C., a Delaware limited liability company in favor of The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, dated December 17, 2009
7) Certificate, Contribution and Indemnity Agreement by CWS Communities LP, a Delaware limited partnership, and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009
8) Florida Statement of Anti-Coercion by CWS Communities LP, a Delaware limited partnership and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009
9) Certification of CWS Communities LP; Certification of Hometown Highlands Florida, L.L.C.; CWS Communities LP Limited Partnership Supplement; Second Merger Sub, LLC Limited Liability Company Supplement; Hometown Highlands Florida, L.L.C. Limited Liability Company Supplement; Hometown America, L.L.C. Limited Liability Company Supplement, Hometown Residential Manager, L.L.C. Limited Liability Company Supplement, dated December 17, 2009
10) Amended and Restated Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Indian River County, Florida)
11) Amended and Restated Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Camden County, New Jersey)
12) Amended and Restated Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December

17, 2009 (Polk County, Florida)
13) Amended and Restated Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Seminole County, Florida)
14) Second Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009 (Indian River County, Florida)
15) Second Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009 (Pasco County, Florida)
16) Second Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009 (Camden County, New Jersey)
17) Second Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009 (Polk County, Florida)
18) Second Mortgage and Security Agreement between CWS Communities LP, a Delaware limited partnership and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009 (Seminole County, Florida)
19) Amended and Restated Mortgage and Security Agreement between Hometown Highlands Florida, L.L.C., a Delaware limited liability company and The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, dated December 17, 2009
20) Amended and Restated Absolute Assignments of Leases & Rents by and between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Seminole County, Florida)
21) Amended and Restated Absolute Assignments of Leases & Rents by and between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Polk County, Florida)
22) Amended and Restated Absolute Assignments of Leases & Rents by and between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Camden County, New Jersey)
23) Amended and Restated Absolute Assignments of Leases & Rents by and between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Indian River County, Florida)
24) Amended and Restated Absolute Assignments of Leases & Rents by and between CWS Communities LP, a Delaware limited partnership and The Northwestern Mutual Life Insurance Company, dated December 17, 2009 (Clark County, Nevada)
25) Amended and Restated Absolute Assignment of Leases and Rents by and between Hometown

Highlands Florida, L.L.C., a Delaware limited liability company and The Northwestern Mutual Life Insurance Company, dated December 17, 2009
26) Amended and Restated Deed of Trust and Security Agreement between CWS Communities LP, a Delaware limited partnership and First American Title Insurance Company and The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, dated December 17, 2009
27) Second Deed of Trust and Security Agreement between CWS Communities LP, a Delaware limited partnership and Hometown Highlands Florida, L.L.C., a Delaware limited liability company, dated December 17, 2009
Principal Balance as of 5-02-2011: $49,234,104.21 (Presumed allocated loan balance after Northwestern Mutual pool split)
Amount of Current Monthly Debt Service Payments: $309,905.34 (Presumed allocated payment after pool split)
List of All Reserves and Balances Thereof: None
Maturity Date: December 15, 2019

19) Lakeland Harbor
Loan Documents
1) Amended and Restated Mortgage and Security Agreement by Lakeland Harbor SPE LLC for the benefit of The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
2) Amended and Restated Promissory Note by Lakeland Harbor SPE LLC to the order of The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
3) Absolute Assignment of Leases and Rents (With License Back) by and between Lakeland Harbor SPE LLC and The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
4) Guarantee of Recourse Obligations (Single Guarantor) by Hometown America, L.L.C. to The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
5) Environmental Indemnity Agreement by Lakeland Harbor SPE LLC and Hometown America, L.L.C. to The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
6) Order to Pay for Loan Funds by Lakeland Harbor SPE LLC to The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
7) Florida Statement of Anti-Coercion by Lakeland Harbor SPE LLC to The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
8) Certification of Borrower by Lakeland Harbor SPE LLC to The Northwestern Mutual Life Insurance Company, dated October 1, 2010.
9) UCC Financing Statement (Polk County, Florida).
10) UCC Financing Statement (Delaware).
Principal Balance as of 5-02-2011: $17,000,000.00
Amount of Current Monthly Debt Service Payments: Interest only payment of $75,791.67 due 5-15-2001
List of All Reserves and Balances Thereof: None
Maturity Date: October 15, 2020

20) Lake Worth Village
Loan Documents
A) Original Loan Documents:
1) Restated and Amended Mortgage and Security Agreement between Lake Worth Village, Ltd. and Pacific Mutual Life Insurance Company, dated February 15, 1994.
2) Amendment of Mortgage by and between Lake Worth Village, Ltd. and Pacific Life Insurance Company, dated September 1, 1998.
3) Mortgage Modification Agreement by and among Pacific Life Insurance Company, Lake Worth Village Ltd., Hometown Lake Worth, L.L.C. and Hometown America, L.L.C., dated November 22, 1999.
4) Renewed and Amended Secured Promissory Note by Lake Worth Village, Ltd. to the order of Pacific Mutual Life Insurance Company, dated February 15, 1994.
5) Secured Promissory Note by Lake Worth Village, Ltd. to the order of Pacific Mutual Life Insurance Company, dated December 14, 1994.
6) Amendment of Note by and between Lake Worth Village, Ltd. and Pacific Life Insurance Company, dated September 1, 1998.
7) Restated and Amended Assignment of Rents and Leases by and between Lake Worth Village, Ltd. and Pacific Mutual Life Insurance Company, dated February 15, 1994.
8) Restated and Amended Indemnity by Lake Worth Village, Ltd. in favor of Pacific Mutual Life Insurance Company, dated February 15, 1994.
B) Wrap Around Loan Documents:
1) Wrap Around Purchase Money Mortgage by and between Hometown Lake Worth, L.L.C. and Lake Worth Village Ltd., dated November 22, 1999.
2) First Amendment to Wrap Around Purchase Money Mortgage by and between Hometown Lake Worth, L.L.C. and Lake Worth Village Ltd., dated November 22, 1999.
3) Second Amendment to Wrap Around Purchase Money Mortgage by and between Hometown Lake Worth, L.L.C. and Lake Worth Village Ltd., dated September 24, 2001.
4) Wrap Around Purchase Money Mortgage Note by Hometown Lake Worth, L.L.C. to the order of Lake Worth Village Ltd., dated November 22, 1999.
5) Assignment of Rents and Leases by and between Hometown Lake Worth, L.L.C. and Lake Worth Village Ltd., dated November 22, 1999.
6) Indemnity by Hometown America, L.L.C. in favor of Pacific Life Insurance Company, dated November 22, 1999.
7) Guaranty by Hometown America, L.L.C. in favor of Lake Worth Village, Ltd., dated November 22, 1999.

8) Continuing, Guaranty by Hometown America, L.L.C. in favor of Pacific Life Insurance Company, dated November 22, 1999.
9) UCC Financing Statement (Florida).
Principal Balance as of 5-1-2011: $14,310,894.56
Amount of Current Monthly Debt Service Payments: $140,000.00
List of All Reserves and Balances Thereof: $271,621.73
Maturity Date: September 1, 2023

21) Audobon Village
Loan Documents
1) Amended and Restated Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents by Audubon Village SPE LLC for the benefit of SunAmerica Life Insurance Company, dated October 11, 2004.
2) Consolidated, Amended and Restated Promissory Note by Audubon Village SPE LLC to the order of SunAmerica Life Insurance Company, dated October 11, 2004.
3) Guaranty Agreement by Hometown America, L.L.C. in favor of SunAmerica Life Insurance Company, dated October 11, 2004.
4) Environmental Indemnity Agreement by Audubon Village SPE LLC and Hometown America, L.L.C. for the benefit of SunAmerica Life Insurance Company, dated October 11, 2004.
5) Anti-Coercion Statement by Audubon Village SPE LLC, dated October 11, 2004.
6) Certificate Concerning Leases and Financial Condition by Audubon Village SPE LLC to SunAmerica Life Insurance Company, dated October 11, 2004.
7) Agreement Concerning Insurance Requirements by Audubon Village SPE LLC to SunAmerica Life Insurance Company, dated October 11, 2004.
8) UCC Financing Statement Amendment (Delaware).
9) UCC Financing Statement Amendment (Orange County, Florida).
Principal Balance as of 4-20-2011: $6,654,581.76
Amount of Current Monthly Debt Service Payments: $39,957.37
List of All Reserves and Balances Thereof: Tax Escrow Balance of $66,131.65
Maturity Date: November 1, 2014

22) Meadow Park
Loan Documents
1) Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated October 11, 2004, by Meadow Park SPE LLC in favor of SunAmerica Life Insurance Company
2) Note dated October 11, 2004, by Meadow Park SPE LLC in favor of SunAmerica Life Insurance Company
3) Guaranty dated October 11, 20025 made by Hometown America, L.L.C. in favor of SunAmerica Life Insurance Company
4) Environmental Indemnity Agreement, dated October 11, 2004, by Meadow Park SPE LLC and Hometown America, L.L.C. (as indemnitors) in favor of SunAmerica Life Insurance Company
5) Agreement Concerning Insurance Requirements, dated October 11, 2004, from Meadow Park SPE LLC to SunAmerica Life Insurance Company
6) Certificate Concerning Leases and Financial Condition, dated October 11, 2004, by Meadow Park SPE LLC to SunAmerica Life Insurance Company
7) UCC-3 Amendment to Financing Statement with original filing number 03-000139146 and original filing date 10/10/2003 (Cass County, North Dakota)
8) UCC-3 Amendment to Financing Statement with original filing number 3267542 2 and original filing date 10/14/2003 (Delaware Secretary of State)
Principal Balance as of 4-20-2011: $2,251,678.76
Amount of Current Monthly Debt Service Payments: $13,626.94
List of All Reserves and Balances Thereof: Tax Escrow Balance of $6,779.24
Maturity Date: November 1, 2014

23) Pine Ridge at Crestwood
Loan Documents
1) Agreement Concerning Insurance Requirements by Pine Ridge MHC, LLC, a Delaware limited liability company to The Variable Annuity Life Insurance Company, a Texas corporation, dated June 29, 2006
2) Assignment of Leases and Rents by Pine Ridge MHC, LLC, a Delaware limited liability company and in favor of, and for the use and benefit of The Variable Annuity Life Insurance Company, a Texas corporation, dated June 29, 2006
3) Environmental Indemnity Agreement by Pine Ridge MHC, LLC, a Delaware limited liability company and Hometown America, L.L.C., a Delaware limited liability company for the benefit of The Variable Annuity Life Insurance Company, a Texas corporation, dated June 29, 2006
4) Guaranty Agreement by Hometown America, L.L.C., a Delaware limited liability company in favor of The Variable Annuity Life Insurance Company, dated June 29, 2006
5) Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents by Pine Ridge MHC, LLC, a Delaware limited liability company in favor of and for the use and benefit of The Variable Annuity Life Insurance Company, a Texas corporation, dated June 29, 2006
6) Promissory Note by Pine Ridge MHC, LLC, a Delaware limited liability company and The Variable Annuity Life Insurance Company, a Texas corporation, dated June 29, 2006
7) UCC Financing Statement of Pine Ridge MHC, LLC as Debtor and The Variable Annuity Life Insurance Company, unrecorded
8) UCC Financing Statement of Pine Ridge MHC, LLC as Debtor and The Variable Annuity Life Insurance Company as Secured Party, filed 6/30/2006
9) UCC Financing Statement of Pine Ridge MHC, LLC as Debtor and The Variable Annuity Life Insurance Company as Secured Party, recorded 7/5/2006
Principal Balance as of 4-20-2011: $37,000,000.00
Amount of Current Monthly Debt Service Payments: Interest only payment of $188,700.00 due 5-1-2011
List of All Reserves and Balances Thereof: Tax Escrow Balance of $693,569.30
Maturity Date: July 1, 2016

24) Ferrand Estates
Loan Documents
1) Mortgage by Hometown Ferrand, L.L.C. for the benefit of Western National Life Insurance Company, dated June 28, 2010.
2) Promissory Note by Hometown Ferrand, L.L.C. to the order of Western National Life Insurance Company, dated June 28, 2010.
3) Assignment of Leases and Rents by Hometown Ferrand, L.L.C. for the benefit of Western National Life Insurance Company, dated June 28, 2010.
4) Guaranty Agreement by Hometown America, L.L.C. in favor of Western National Life Insurance Company, dated June 28, 2010.
5) Environmental Indemnity Agreement by Hometown Ferrand, L.L.C. and Hometown America, L.L.C. for the benefit of Western National Life Insurance Company, dated June 28, 2010.
6) Certificate Concerning Leases and Financial Condition by Hometown Ferrand, L.L.C. to Western National Life Insurance Company, dated June 28, 2010.
7) Agreement Concerning Insurance Requirements by Hometown Ferrand, L.L.C. to Western National Life Insurance Company, dated June 28, 2010.
8) UCC Financing Statement (Kent County, Michigan).
9) UCC Financing Statement (Delaware).
Principal Balance as of 4-20-2011: $8,066,127.60
Amount of Current Monthly Debt Service Payments: $58,384.71
List of All Reserves and Balances Thereof: Tax Escrow Balance of $230,008.20
Maturity Date: July 1, 2020

25) Rockford Riverview
1) Property Management Agreement, by Hometown Rockford Riverview, L.L.C., for the benefit of Hometown America Management, L.L.C., dated July 28, 2008
2) Multifamily Note, by and between Hometown Rockford Riverview, L.L.C., for the benefit of Green Park Financial Limited Partnership, dated July 28, 2008
3) Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement, by and between Hometown Rockford Riverview, L.L.C., for the benefit of Green Park Financial Limited Partnership, dated July 28, 2008
4) Assignment of Mortgage, by and between Green Park Financial Limited Partnership, for the benefit of Fannie Mae, dated July 28, 2008
5) Assignment of Collateral Agreements and Other Loan Documents, by and between Hometown Rockford Riverview, L.L.C., for the benefit of Green Park Financial Limited Partnership, dated July 28, 2008
6) Assignment of Management Agreement, by and between Hometown Rockford Riverview, L.L.C. and Hometown America Management, L.L.C., for the benefit of Green Park Financial Limited Partnership, dated July 28, 2008
7) Completion/Repair and Security Agreement, by and between Hometown Rockford Riverview, L.L.C., for the benefit of Green Park Financial Limited Partnership, dated July 28, 2008
8) Agreement to Amend or Comply, by and between Hometown Rockford Riverview, L.L.C., for the benefit of Green Park Financial Limited Partnership, dated July 28, 2008
9) UCC Financing Statement, Debtor: Hometown Rockford Riverview, L.L.C., Secured Party: Fannie Mae
10) Certificate of Borrower, by and between Hometown Rockford Riverview, L.L.C., for the benefit of Green Park Financial Limited Partnership, dated July 28, 2008
Principal Balance as of 4-17-2011: $8,288,067.60
Amount of Current Monthly Debt Service Payments: $50,654.51
List of All Reserves and Balances Thereof: Tax Escrow Balance of $62,576.64 and Reserve Escrow Balance of $45,985.19
Maturity Date: August 1, 2015

26) Mountain View (Pennsylvania)
Loan Documents
1) Multifamily Note by Hometown Mountain View LLC for the benefit of Green Park Financial Limited Partnership dated March 3, 2008
2) Multifamily Mortgage, Assignment of Rents and Security Agreement by Hometown Mountain View LLC for the benefit of Green Park Financial Limited Partnership dated March 3, 2008
3) Cash Holdback and Security Agreement by Hometown Mountain View LLC for the benefit of Green Park Financial Limited Partnership dated March 3, 2008
4) Replacement Reserve and Security Agreement by Hometown Mountain View LLC for the benefit of Green Park Financial Limited Partnership dated March 3, 2008
5) Agreement to Amend or Comply by Hometown Mountain View LLC for the benefit of Green Park Financial Limited Partnership dated March 3, 2008
6) Certificate of Borrower by Hometown Mountain View LLC for the benefit of Green Park Financial Limited Partnership dated March 3, 2008
7) Assignment of Management Agreement by Hometown Mountain View LLC for the benefit of Green Park Financial Limited Partnership dated March 3, 2008
8) UCC Financing Statement by Hometown Mountain View LLC for the benefit of Fannie Mae dated March 3, 2008
Principal Balance as of 4-17-2011: $6,911,098.03
Amount of Current Monthly Debt Service Payments: $39,723.27
List of All Reserves and Balances Thereof: Tax Escrow Balance of $25,880.77 and Reserve Escrow Balance of $207.76
Maturity Date: April 1, 2018

27) Williams Estates/Peppermint Woods
Loan Documents
1) Deed between Peppermint Woods Ltd, a Maryland corporation and Hometown Peppermint Woods, Inc., a Delaware corporation, dated December 12, 2007
2) Property Management Agreement by and between Hometown Peppermint Woods, L.L.C., a Delaware limited liability company and Hometown America Management, L.L.C., a Delaware limited liability company, dated December 13, 2007
3) Agreement between Williams Estates and Peppermint Woods Manufacturing Housing Communities Regarding Inventory Homes and Brokerage Listings, dated September 12, 2007
4) Agreement between Hometown America & Pascal-Turner Homes Regarding Home Sales in the Williams Estates and Peppermint Woods Manufactured Housing Communities, dated November 8, 2007
5) Multifamily Note of Green Park Financial Limited Partnership, dated December 13, 2007
6) Indemnity Multifamily Deed of Trust, Assignment of Rents and Security Agreement by Hometown Peppermint Woods, L.L.C., a limited liability company and Hometown Williams Estates, LLC, a limited liability company, dated December 13, 2007
7) UCC Financing Statements of Hometown Peppermint Woods, L.L.C. as Debtor and Fannie Mae as Secured Party, not recorded
8) Assignment of Indemnity Deed of Trust of Peppermint Woods & Williams Estates MHC, dated December 13, 2007
9) Guaranty for the benefit of Green Park Financial Limited Partnership, a District of Columbia limited partnership, dated December 13, 2007
10) Replacement Reserve and Security Agreement by Hometown Peppermint Woods, L.L.C., a Delaware limited liability company and Hometown Williams Estates, LLC, a Delaware limited liability company and Green Park Financial Limited Partnership, a District of Columbia limited partnership, dated December 13, 2007
11) Assignment of Management Agreement by and among Hometown Peppermint Woods, L.L.C., a Delaware limited liability company and Hometown Williams Estates, LLC, a Delaware limited liability company, Green Park Financial Limited Partnership, a District of Columbia limited partnership and Hometown America Management, L.L.C., a Delaware limited liability company, dated December 13, 2007
12) Certificate of Borrower by Hometown Peppermint Borrower, L.L.C., a Delaware limited liability company and Hometown Williams Borrower, L.L.C., a Delaware limited liability company, dated December 13, 2007
13) Certificate of Guarantor by Hometown Peppermint Woods, L.L.C., a Delaware limited liability company and Hometown Williams Estates, LLC, a Delaware limited liability company, dated December 13, 2007

14) Agreements to Amend or Comply by Hometown Peppermint Woods, L.L.C., a Delaware limited liability company and Hometown Williams Estates, LLC, a Delaware limited liability company, dated December 13, 2007
15) Indemnification Agreement Regarding Taxes by Hometown Peppermint Woods, L.L.C., a limited liability company, Hometown Williams Estates, LLC, a limited liability company, Hometown Peppermint Borrower, L.L.C., a limited liability company and Hometown Williams Borrower, L.L.C., a limited liability company, dated December 13, 2007
Principal Balance as of 4-17-2011: $40,929,071.15
Amount of Current Monthly Debt Service Payments: $239,769.16
List of All Reserves and Balances Thereof: Tax Escrow Balance of $344,234.17
Maturity Date: January 1, 2018

28) Haselton Village
Loan Documents
1) Consolidated, Amended and Restated Multifamily Note by Hometown Haselton Village, L.L.C. for the benefit of Green Park Financial Limited Partnership dated January 9, 2009
2) Assignment of Consolidated, Amended and Restated Mortgage by Hometown Haselton Village, L.L.C. for the benefit of Green Park Financial Limited Partnership dated January 9, 2009
3) UCC Financing Statement by Hometown Haselton Village, L.L.C. for the benefit of Fannie Mae dated January 9, 2009
4) Replacement Reserve and Security Agreement by Hometown Haselton Village, L.L.C. for the benefit of Green Park Financial Limited Partnership dated January 9, 2009
5) Agreement to Amend or Comply by Hometown Haselton Village, L.L.C. for the benefit of Green Park Financial Limited Partnership dated January 9, 2009
6) Certificate of Borrower by Hometown Haselton Village, L.L.C. for the benefit of Green Park Financial Limited Partnership dated January 9, 2009
7) Assignment of Management Agreement by Hometown Haselton Village, L.L.C. for the benefit of Green Park Financial Limited Partnership dated January 9, 2009
Principal Balance as of 4-17-2011: $6,590,004.71
Amount of Current Monthly Debt Service Payments: $40,147.96
List of All Reserves and Balances Thereof: Tax Escrow Balance of $44,467.76 and Reserve Escrow Balance of $3,291.22
Maturity Date: February 1, 2019

29) Featherock
Loan Documents
A) Mortgage Loan Documents
1) Mortgage and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) by Hometown Featherock, L.L.C. for the benefit of Wells Fargo Bank, National Association, dated June 1, 2007.
2) Promissory Note Secured by Mortgage by Hometown Featherock, L.L.C. to the order of Wells Fargo Bank, National Association, dated June 1, 2007.
3) Assignment of Leases and Rents by Hometown Featherock, L.L.C. to Mortgage Electronic Registration Systems, Inc., dated June 1, 2007.
4) Limited Guaranty by Hometown America, L.L.C. in favor of Wells Fargo Bank, National Association, dated June 1, 2007.
5) Hazardous Materials Indemnity Agreement by Hometown Featherock, L.L.C. and Hometown America, L.L.C. to Wells Fargo Bank, National Association, dated June 1, 2007.
6) Assignment of Management Contracts by Hometown Featherock, L.L.C. to Wells Fargo Bank, National Association, dated June 1, 2007.
7) Agreement Regarding Required Insurance by and between Hometown Featherock, L.L.C. and Wells Fargo Bank, National Association, dated June 1, 2007.
8) Borrower’s Certification by Hometown Featherock, L.L.C. to Wells Fargo Bank, National Association, dated June 1, 2007.
9) Certificate Concerning Financial Condition by Hometown Featherock, L.L.C. and Hometown America, L.L.C. to Wells Fargo Bank, National Association, dated June 1, 2007.
10) Letter regarding O&M Plan by Hometown Featherock, L.L.C. to Wells Fargo Bank, National Association, dated May 29, 2007.
11) Statement Required Under Rule Z by and between Hometown Featherock, L.L.C. and Wells Fargo Bank, National Association, dated June 1, 2007.
12) Post Closing Compliance Agreement by Hometown Featherock, L.L.C. and Hometown America, L.L.C. for the benefit of Wells Fargo Bank, National Association, dated June 1, 2007.
13) Payment Method Agreement by Hometown Featherock, L.L.C., dated June 1, 2007.
14) UCC Financing Statement (Delaware).
15) UCC Financing Statement (Florida).
B) Unsecured Loan Documents

1) Promissory Note by Hometown America Holdings, LLC, as Borrower, to Malco Industries, Inc., as Lender, dated June 1, 2007.
Principal Balance as of 4-20-2011: $21,000,000.00
Amount of Current Monthly Debt Service Payments: Interest only payment of $100,712.50 due 5-1-2011
List of All Reserves and Balances Thereof: Tax Escrow Balance of $234,337.10
Maturity Date: June 1, 2017

30) Sunshine Valley
Loan Documents
1) Deed of Trust Note by Sunshine Valley, Ltd., for the benefit of Bear, Stearns Funding, Inc., dated March 17, 1998
2) Deed of Trust, Security Agreement and Assignment of Leases and Rents by and among Sunshine Valley, Ltd. (Trustor), Lawyers Title of Arizona, Inc., (Trustee) and Bear, Stearns Funding, Inc. (Beneficiary) dated March 17, 1998
3) Replacement Reserve and Security Agreement by and between Sunshine Valley, Ltd. and Bear, Stearns Funding, Inc. dated March 17, 1998
4) Certificate of Borrower by Sunshine Valley, Ltd., for the benefit of Bear, Stearns Funding, Inc., dated March 17, 1998
5) Non Uniform financing Statement by Sunshine Valley, Ltd., for the benefit of Bear, Stearns Funding, Inc., dated March 17, 1998
6) Assignment of Leases and Rents by Sunshine Valley, Ltd., for the benefit of Bear, Stearns Funding, Inc., dated March 17, 1998
7) Assignment of Agreements, Permits and Contracts by Sunshine Valley, Ltd., for the benefit of Bear, Stearns Funding, Inc., dated March 17, 1998
8) Conditional Assignment of Management Agreement by Sunshine Valley, Ltd., for the benefit of Bear, Stearns Funding, Inc., dated March 17, 1998
9) Environmental Indemnity Agreement by Sunshine Valley, Ltd., for the benefit of Bear, Stearns Funding, Inc., dated March 17, 1998
Principal Balance as of 5-01-2011: $4,849,614.09
Amount of Current Monthly Debt Service Payments: $40,488.00
List of All Reserves and Balances Thereof: Tax Escrow Balance of $149,300.20, Property Ins. Escrow Balance of $76,326.68 and Other Escrow Balance of $37,280.22
Maturity Date: April 1, 2013

31) Li’l Wolf
Loan Documents
1) Acknowledgment of Property Manager by Hometown America Management, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
2) Assignment of Leases and Rents by Hometown Li’l Wolf, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
3) Environmental Indemnity Agreement by Hometown Li’l Wolf, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
4) Escrow Agreement for Reserves and Impounds by Hometown Li’l Wolf, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
5) Fixed Rate Note by Hometown Li’l Wolf, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
6) Guaranty by Hometown America, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
7) Open End Mortgage and Security Agreement by Hometown Li’l Wolf, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
8) UCC Financing Statements (2) naming Hometown Li’l Wolf, L.L.C. as Debtor
9) Insurance Impound Waiver by JPMorgan Chase Bank, dated April 22, 2003
10) Parking Space Certification by Hometown America Management, L.L.C. to JPMorgan Chase Bank, dated April 22, 2003
Principal Balance as of 4-2—2011: $8,649,752.69
Amount of Current Monthly Debt Service Payments: $52,694.96
List of All Reserves and Balances Thereof: Tax escrow balance of $117,160.00 and replacement reserve escrow balance of $24,687.68
Maturity Date: May 1, 2013

32) Lake Village
Loan Documents
1) Loan Agreement by and between Hometown Lake Village, L.P. and General Electric Capital Corporation, dated October 8, 2002
2) Amended, Restated and Renewal Promissory Note dated October 8, 2002, by Hometown Lake Village, L.P. to General Electric Capital Corporation
3) Assignment of Mortgage and Note by LaSalle Bank National Association to General Electric Capital Corporation, dated October 29, 2002
4) Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Hometown Lake Village, L.P. to General Electric Capital Corporation, dated October 8, 2002
5) Assignment of Leases and Rents by Hometown Lake Village, L.P. to General Electric Capital Corporation, dated October 8, 2002
6) UCC Financing Statement naming Hometown Lake Village, L.P. as Debtor
7) Undelivered Items Letter by Hometown Lake Village, L.P. to General Electric Capital Corporation, dated October 8, 2002
8) Anti-Coercion Letter by Hometown Lake Village, L.P., dated October 8, 2002
9) Hazardous Materials Indemnity Agreement by Hometown Lake Village, L.P. and Hometown America, L.L.C., to General Electric Capital Corporation, dated October 8, 2002
10) Acknowledgement of Property Manager by Hometown America Management, L.P., to General Electric Capital Corporation, dated October 8, 2002
Principal Balance as of 4-18-2011: $11,146,767.94
Amount of Current Monthly Debt Service Payments: $71,955.28
List of All Reserves and Balances Thereof: Real estate tax escrow balance of $163,539.53 and other escrow balance of $227,610.00
Maturity Date: November 1, 2012

EXHIBIT I
List of Defeasance Loans
A) That certain loan with an original principal balance of $51,386,995.00 made by JP Morgan Chase Bank, as original lender, to Hidden Valley SPE LLC, as evidenced by that certain Loan Agreement dated October 16, 2003 (also known as JP Morgan Pool 5).
Includes the following Properties:
1) Foxwood Farms

2) Hidden Valley

3) The Glen

4) Orange Lake

5) Regency Lakes

6) Rosemount Woods
B) That certain loan with an original principal balance of $80,571,735.00 made by JP Morgan Chase Bank, as original lender, to Emerald Lake SPE LLC, Long Field Woods SPE LLC, Palm Beach SPE LLC and Tara Woods SPE LLC, as evidenced by that certain Loan Agreement dated October 16, 2003 (also known as JP Morgan Pool 6);
Includes the following Properties:
1) Emerald Lake

2) Buena Vista

3) Clinton, Hometown

4) Palm Beach Colony
C) That certain loan with an original principal balance of $99,381,552.00 (reduced to $93,780,621.00 on March 1, 2007) made by JP Morgan Chase Bank, as original lender, to Parkwood Branch Terrace SPE LLC, Science City SPE LLC and Shady Lane SPE LLC, as evidenced by that certain Loan Agreement dated October 16, 2003, as amended by First Defeasance Amendment to Note and Loan Agreement dated March 1, 2007 (also known as JP Morgan Pool 7);
Includes the following Properties:
1) Lakeside Terrace

2) Parkwood Communities

3) Cranberry Lake

4) Lake in the Hills

5) Old Orchard

6) Shady Lane Oaks

7) Carefree Village

I-1

D) That certain loan with an original principal balance of $45,528,000.00 made by JP Morgan Chase Bank, as original lender, to Apache Westpark SPE LLC, East Lane Ranch Estates SPE LLC and Swan Creek SPE LLC, as evidenced by that certain Loan Agreement dated October 16, 2003 (also known as JP Morgan Pool 8);
Includes the following Properties:
1) Apache East

2) Westpark (related expansion parcel not to be defeased but to be sold with Westpark)

3) Royal Estates

4) Hillcrest

5) Swan Creek

6) Starlight Ranch
E) That certain loan with an original principal balance of $63,376,120.00 made by JP Morgan Chase Bank, as original lender, to Denali Park SPE LLC, Lakeland Junction SPE LLC and Timberton Ranch SPE LLC, as evidenced by that certain Loan Agreement dated October 16, 2003 (also known as JP Morgan Pool 9);
Includes the following Properties:
1) Denali Park

2) Lakeland Junction

3) Maple Grove Estates

4) Avon

I-2

EXHIBIT J
List of Unencumbered Properties

Property Name	Seller	Address / # of Sites
Cheron Village	Hometown Cheron, L.L.C.	13222 SW 9th Court Davie, FL 33325-4154 County of Broward 202 Sites

Chesterfield (a/k/a Hometown Chesterfield)	Hometown Chesterfield, L.L.C.	49900 Fairchild Road Chesterfield, MI 48051 County of Macomb 345 Sites

Coach Royale, ID	Forest Estates FSPE LLC	181 and 219 North Liberty Drive Boise, ID 83704 County of Ada 91 Sites

Covington Estates	Covington Estates MHC, L.L.C.	3942 Glenwick Drive St. Cloud, Florida 34772 Osceola County 241 Sites

Crystal Lake-Zephyrhills	Forest Estates FSPE LLC	4604 Lake Crystal Blvd. Zephyrhills, FL 33541-2141 County of Pasco 330 Sites

Grand Blanc	(i) Hometown Communities Limited Partnership, (ii) MH Financial Services, L.L.C., and (iii) Hometown America Management, L.L.C. [holder of Michigan Loan Documents]	8225 Embury Rd Grand Blanc, MI 48439 County of Genesee 478 Sites

Holly Hills	(i) Hometown Communities Limited Partnership, (ii) MH Financial Services, L.L.C., and (iii) Hometown America Management, L.L.C. [holder of Michigan Loan Documents]	16181 Lancaster Way Holly, MI 48442 County of Oakland 242 Sites

J-1

Property Name	Seller	Address / # of Sites
Kings and Queens	N’Tandem Properties, L.P.	2808 North Florida Avenue Lakeland, FL 33805 County of Polk 107 Sites

Macomb (a/k/a Hometown Macomb)	Hometown Macomb, L.L.C.	45301 Chateau Thierry Blvd. Macomb, MI 48044 County of Macomb 1427 Sites

Novi, Hometown	N’Tandem Properties, L.P.	41875 Carousel Street Novi, MI 48377 County of Oakland 725 Sites

Shady Lane Village	N’Tandem Properties, L.P.	15666 49th Street North Clearwater, FL 33762 County of Pinellas 155 Sites

Stonegate — Storage	Hometown Stonegate Storage, L.L.C.	1 self-storage facility located near Stonegate Manor

Stonegate Manor	Hometown Stonegate Manor, L.L.C.	1 Stonegate Drive North Windham, Connecticut 06256 Windham County 372 Sites [includes 1 on-site storage facility]

Tarpon Glen	Forest Estates FSPE LLC	1038 Sparrow Lane Tarpon Springs, FL 34689 County of Pinellas 170 Sites

Westbrook	Hometown Westbrook, L.L.C.	45013 Catalpa Blvd Macomb, MI 48044 County of Macomb 388 Sites

Note:	The properties referred to as Cloverleaf Expansion, Westpark Expansion and Woodlands Expansion are unencumbered but shall be considered part of the Properties known as Cloverleaf Farms MHC, Westpark MHC and The Woodlands MHC, respectively.

J-2

EXHIBIT O
Form of Assignment and Assumption of Ground Lease
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO
___________________________
___________________________
___________________________
Attn: _______________________

[Space Above for Recorder]
ASSIGNMENT AND ASSUMPTION AGREEMENT
(COLONY COVE GROUND LEASE)
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of [____________], 2011 (the “Effective Date”), by and between [__________________], a [__________________] (“Assignor”), and [_____________], a [______________] (“Assignee”). All initial capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement (as hereinafter defined).
RECITALS
     A. The entities listed on Exhibit A to the Purchase and Sale Agreement (each a “Seller” and collectively, “Sellers”) and [___________________], a [____________] (“Purchaser”) have entered into that certain Purchase and Sale Agreement dated as of [_________], 2011 (the “Purchase Agreement”), pursuant to which, among other things, Sellers have agreed to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser has agreed to purchase and accept from Sellers, all right, title and interest of Sellers as of each Closing in and to the Acquired Assets.
     B. Pursuant to the Purchase Agreement, Assignor has agreed to assign to Assignee all of Assignee’s right, title and interest in and to that certain [Ground Lease] dated as of [___________] by and between Assignor, as lessee, and [____________], as lessor, with respect to the property commonly known as [_______________] (the “Ground Lease”), and Assignee has agreed to assume such Ground Lease, as more particularly set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and set forth in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, subject to the terms and conditions set forth herein and in the

Purchase Agreement, hereby agree as follows:
1. Assignment. Upon the terms and subject to the conditions of the Purchase Agreement, and in reliance upon the representations, warranties, covenants and agreements set forth therein, effective as of the Effective Date, Assignor hereby sells, assigns, transfers, sets over and delivers unto Assignee, as lessee, all of Assignor’s right, title and interest in and to all of the Assignor’s leasehold estate and interest under the Ground Lease, together with all the right, interest and estate of Assignor in and to the premises demised by and described in the Ground Lease, and all Improvements and Appurtenances situated on or used, occupied and enjoyed in connection with the Ground Lease and the land thereby demised, and all other rights of the Assignor under the Ground Lease.
     TO HAVE AND TO HOLD the same unto Assignee, as aforesaid, for the unexpired residue of the term of the Ground Lease.
2. Assignor’s Covenants. Assignor does hereby covenant with the Assignee that Assignor is the owner of the leasehold estate interest under the Ground Lease; that the Ground Lease is in full force and effect in accordance with its terms and Assignor is not, to its knowledge, in default under the terms of the Ground Lease; that Assignor has good right to assign the same as herein set forth; that the Ground Lease is free and clear of liens and encumbrances made or suffered by the Assignor except with respect to that certain loan in the original principal amount of $59,000,000 evidenced by that certain Amended and Restated Mortgage Note dated November 1, 2010 by Colony Cove SPE LLC to the order of John Hancock Life Insurance Company (U.S.A.); and that Assignor will WARRANT AND DEFEND the title to the same unto Assignee against the lawful claims and demands of all persons, except as aforesaid.
3. Assumption. Upon the terms and subject to the conditions of the Purchase Agreement, and in reliance upon the representations, warranties, covenants and agreements set forth therein, effective as of the Effective Date, Assignee hereby accepts the assignment of the Ground Lease, and except as set forth in the Purchase Agreement, hereby assumes and agrees to perform the duties and obligations of Assignor under the Ground Lease, but only to the extent first arising on or after the Effective Date. Any claim, liability or obligation arising out of any breach of the Ground Lease by Assignor or any act or omission of Assignor that occurred prior to the Effective Date, and any amounts owed under the Ground Lease with respect to the period prior to the Effective Date, shall remain the sole responsibility of Assignor.
4. Indemnities. Assignor hereby agrees to defend, indemnify and hold harmless Assignee and its affiliates and their directors, officers, shareholders, members, managers, partners, employees and agents (each, an “Assignee Indemnified Party”), from and against all losses, damages, costs and expenses, including, without limitation, reasonable legal fees and disbursements, incurred by an Assignee Indemnified Party in connection with any claim, liability or obligation arising under the Ground Lease accruing prior to the Effective Date. Assignee hereby agrees to defend, indemnify and hold harmless Assignee and its affiliates and their directors, officers, shareholders, members, managers, partners, employees and agents (each, an “Assignor Indemnified Party”), from and against all losses, damages, costs and expenses, including, without limitation, reasonable legal fees and disbursements, incurred by an Assignor Indemnified Party in connection with any claim, liability or obligation arising under the Ground

Lease accruing from and after the Effective Date. Assignor’s indemnity under this Section 7 is subject to Sellers’ Indemnification Deductible and Sellers’ Indemnification Cap, and Assignee’s indemnity under this Section 7 is subject to Purchaser’s Indemnification Deductible and Purchaser’s Indemnification Cap.
5. Survival. The provisions of this Assignment shall survive the Closing.
6. Further Assurances. The parties hereto hereby agree and covenant that they will, at any time and from time to time after the date hereof, upon the reasonable request of the other party hereto, execute and deliver such further instruments or documents of assignment, conveyance and transfer as may be reasonably necessary to implement and effect the assignment and assumption of the Contracts contemplated by this Agreement and the Purchase Agreement.
7. Miscellaneous.
(a) This Agreement is subject in all respects to the provisions of the Purchase Agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and control.
(b) This Agreement may not be amended or modified other than by an instrument in writing signed by Assignor and Assignee.
(c) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give any person or entity, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.
(d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without giving effect to the choice of law principles thereof, including all matters of construction, validity and performance.
(e) For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed an original, and all such counterparts shall together constitute the same agreement.
[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above written.

ASSIGNOR:
[ a[	] ]
By:
Name:
Title:

ASSIGNEE:
[ a[	] ]
By:
Name:
Title:

ACKNOWLEDGEMENT

ACKNOWLEDGEMENT

EXHIBIT A

Legal Description

EXHIBIT P
Form of Ground Lessor Consent and Estoppel
GROUND LESSOR CONSENT AND ESTOPPEL
____________, 20[___]
________________________
________________________
________________________
________________________
Re: Colony Cove, 4313 Kings Drive, Ellenton FL (the “Premises”)
Ladies and Gentlemen:
     Reference is made to those certain leases listed on Exhibit A attached hereto (collectively, the “Leases”). Capitalized terms used herein and not defined shall have the meanings provided in the Leases. The undersigned acknowledges that it has been informed that __________ (“Seller”) and _________ (“Purchaser”) have entered in to a Purchase and Sale Agreement dated ___________, 2011, pursuant to which Purchaser or its assignee or designee has agreed to acquire, and Colony Cove SPE LLC (the “Tenant”) has agreed to transfer, all of Tenant’s right, title and interest in and to the Leases, and that in connection therewith you have asked us to make certain statements with respect to the Leases.
     Accordingly, the undersigned hereby warrants, represents and certifies as follows, as of the date hereof:
1.	Landlord owns and holds all of the right, title and interests as “Landlord” under the Leases covering the Premises. No other person or entity owns or holds any interest as “Landlord” under the Leases.

2.	The Leases are in full force and effect and have not been assigned, modified, supplemented or amended in any way whatsoever, except, if at all, as attached as Exhibit B hereto and made a part hereof. Except for the Notes, true, correct and complete copies of the documents constituting the Leases are attached as Exhibit B hereto. Except for the Notes, there are no other agreements, whether oral or written, between Tenant and Landlord concerning the Premises other than the Leases and the documents and agreements listed on Exhibit A hereto.

3.	The term of the SW Lease commenced on March 15, 1979. The term of the SE Lease commenced on May 31, 1977. The term of the Lakes Lease commenced on March 15, 1979. Each of the Leases expires on May 31, 2107.

4.	The current scheduled net monthly rent (the “Monthly Base Rent”) for the period May through July of 2011 for the Leases is $107,340.66 per month, consisting of: (i) for the SW Lease, a Monthly Base Rent of $32,293.87 (a gross payment of $42,348.41 less a debt service payment under the SW Note (as defined herein) of $10,054.54); (ii) for the SE Lease, a Monthly Base Rent of $44,626.23 (a gross payment of $59,455.92 less a debt service payment under the SE Note (as defined herein) of $14,829.69); and (iii) for the Lakes Lease, a Monthly Base Rent of $30,420.57 (a gross payment of $40,555.48 less a debt service payment under the Lakes Note (as defined herein) of $10,134.91). The Monthly Base Rent under the Leases has been paid in full through ______, 2011. All payments of Monthly Base Rent and additional rent, if any, payable under the Leases has been fully paid and is current. There are no provisions for, and Landlord has no rights with respect to, terminating the Leases or increasing the rent payable thereunder, except as expressly set forth in the Leases.

5.	Tenant has no outstanding construction obligations under the Leases. Tenant’s current use and operation of the Premises complies with any use covenants and operating requirements contained in the Leases.

6.	Landlord has not delivered or received any notices of default under the Leases alleging current defaults under the Leases. To the best knowledge of Landlord, there is no default by Tenant or Landlord under the Leases, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default thereunder. To the best knowledge of Landlord, Tenant has no defense, set-offs, basis for withholding rent, claims or counterclaims against Landlord for any failure of performance of any of the terms of the Leases. Landlord has no current offsets, charges, liens, claims, termination rights or defenses under the Leases.

7.	The termination right set forth in Section 22 of the Fifth Amendment is hereby waived by Landlord in its entirety and is of no further force or effect.

8.	Landlord is the record and beneficial owner of the Premises. Landlord has not assigned, conveyed, transferred, sold, encumbered or mortgaged its interest in the Lease or the Premises, and there are no mortgages, deeds of trust or other security interests encumbering Landlord’s fee interest in the Premises.

9.	Other than Tenant, no third party has any option or preferential right to purchase, acquire title to or lease all or any part of the Premises.

10.	Landlord has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against Landlord’s interest in the Premises.

11.	Tenant holds an option to purchase the Premises pursuant to Sections 5 and 7 of the Fifth Amendment (the “Purchase Option”). The Purchase Option is in full force and effect, and may be exercised by Tenant pursuant to the terms of Sections 5 and 7 of the Fifth Amendment and of the other terms and provisions of the Leases.

12.	The address for notices to be given to Landlord under Section 24 of the Fifth Amendment is current and accurate as of the date hereof.

13.	The undersigned hereby consents to the assignment and transfer of the Leases to Purchaser or its assignee or designee.

14.	Landlord is the obligor under the following: (i) Replacement Promissory Note (Southwest) dated as of October 3, 2003 made by Landlord for the benefit of Chateau Communities, Inc. (the “Lender”) in the original principal amount of $972,409.33 (the “SW Note”); (ii) Replacement Promissory Note (Southeast) dated as of October 3., 2003 made by Landlord for the benefit of Lender in the original principal amount of $1,351,067.94 (the “SE Note”); and (iii) Replacement Promissory Note (Lakes) dated as of October 3, 2003 made by Landlord for the benefit of Lender in the original principal amount of $980,181.48 (the “Lakes Note”, and together with the SW Note and the SE Note, the “Notes”). True, correct and complete copies of the Notes are attached as Exhibit C hereto.

15.	The SW Note has a maturity date of February 1, 2019. The SE Note has a maturity date of March 18, 2017. The Lakes Note has a maturity date of February 1, 2019.

16.	The Notes bear an interest rate of 9.5% per annum.

17.	As of ________, 2011, the outstanding principal balances on the Notes are as follows: (i) for the SW Note, [___________]; (ii) for the SE Note, [____________]; and (iii) for the Lakes Note, [_____________]. Payments of principal and interest under the Notes are to be made in equal monthly installments in the following amounts: (i) for the SW Note, $10,054.54 per month; (ii) for the SE Note, $14,829.69 per month; and (iii) for the Lakes Note, $10,134.91 per month.

18.	The current holder and payee of the Notes is Tenant, pursuant to the allonges dated as of October 16, 2003, true and correct copies of which are attached hereto as Exhibit D. Tenant is allowed to off-set amounts due to Landlord under the Leases with amounts due from Landlord under the Notes.

19.	Landlord has not delivered or received any notices alleging current defaults under the Notes, and there is no default by Tenant or Landlord under the Notes, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default thereunder. Landlord has no defense, set-offs, basis for withholding payment, claims or counterclaims against Tenant with respect to the Notes.

20.	The undersigned consents to the assignment of the Notes to the Purchaser, or its assignee or designee, and agrees to recognize the Purchaser, or its assignee or designee, as the holder of the Notes.

21.	The person or persons executing this certificate on behalf of Landlord have the power and authority to execute this certificate.
     The truth and accuracy of the certifications contained herein may be relied upon by the following parties (collectively, the “Reliance Parties”): (i) the addressee hereof, and the persons or entities comprising same, (ii) any current or future lender (hereinafter referred to as a “Lender”) holding a leasehold mortgage lien on the Premises, (iii) any current or future rating agency or trustee involved in a securitization of the loan made or to be made by a Lender (hereinafter referred to as a “Loan”), (iv) any servicer of the Loan, (v) the Tenant, (vi) the Seller, and (vii) each of the foregoing’s successors, participants, assigns, transferees, affiliates or subsidiaries. Said certifications shall be binding upon Landlord and its successors and assigns, and inure to the benefit of the Reliance Parties.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Dated as of ______________, 2011.

LANDLORD: ONEITA F. EDMONDS, as Trustee of the Edmonds Trust
By:
Name:
Title:

EXHIBIT A
DESCRIPTION OF LEASES
1. That certain Lease (the “Original SW Lease”) dated as of March 15, 1979, by and between McDay Corporation, a California corporation, as lessor (the “Original SW Lessor”), and Colony Mobile Home Communities, Inc., a Florida corporation, as lessee (the Original SW Lessee”), as evidenced by that certain Memorandum of Lease recorded in Book 940, Page 1491 of the Official Records of the Public Records of Manatee County, Florida (the “O.R.”). The Original SW Lease was amended by that certain (a) Modification of Lease dated February 6, 1980 (the “First SW Amendment”), (b) Amendment to Leases dated as of June 30, 1987 and recorded in O.R. Book 1193 Page 573 (the “Second SW Amendment”), (c) Release and Settlement Agreement dated August 31, 1990 (the “Settlement Agreement”), (d) Third Amendment to Lease Agreement effective as of January 14, 1994 (the “Third SW Amendment”), as evidenced by that certain Memorandum of Amendment to Lease Agreement recorded in O.R. Book 1426, Page 3657, (e) Fourth Amendment to Lease Agreement dated as of October 16, 2003 and recorded in O.R. Book 1876, Page 4826 (the “Fourth SW Amendment”), and (f) Fifth Amendment to Ground Leases dated as of September 27, 2010 (the “Fifth Amendment”), as evidenced by that certain Memorandum of Amendment to Leases which was recorded on or about September 27, 2010. The Original SW Lease, as amended by the First SW Amendment, the Second SW Amendment, the Settlement Agreement, the Third SW Amendment, the Fourth SW Amendment and the Fifth Amendment is sometimes hereinafter referred to as the “SW Lease”;
2. That certain Lease (the “Original SE Lease”) dated as of May 31, 1977, by and between Jesse W. Edmonds, Oneita F. Edmonds, Jesse Louis Edmonds, Ethel Lela Kinnard, and Dixie Jean Thinnes, as lessors (collectively, the “Original SE Lessor”), and Colony Mobile Home Communities, Inc., a Florida corporation, as lessee (the “Original SE Lessee”), as evidenced by that certain Memorandum of Lease recorded in O.R. Book 865, Page 407 and the Corrective Memorandum of Lease recorded in O.R. Book 870, Page 1. The Original SE Lease was amended by that certain (a) Amendment to Leases dated as of June 30, 1987 and recorded in O.R. Book 1193 Page 573 (the “First SE Amendment”), (b) Settlement Agreement, (c) Second Amendment to Lease Agreement effective as of January 14, 1994 (the “Second SE Amendment”), as evidenced by that certain Memorandum of Amendment to Lease Agreement recorded in O.R. Book 1426, Page 3676, (d) Third Amendment to Lease Agreement dated as of October 16, 2003 and recorded in O.R. Book 1876, Page 4840 (the “Third SE Amendment”), and (e) the Fifth Amendment, as evidenced by that certain Memorandum of Amendment to Leases which was recorded on or about September 27, 2010. The Original SE Amendment, as amended by the First SE Amendment, the Settlement Agreement, the Second SE Amendment, the Third SE Amendment and the Fifth Amendment is sometimes hereinafter referred to as the “SE Lease”; and
3. That certain Lease (the “Original Lakes Lease”) dated as of March 15, 1979, by and between McDay Corporation, a California corporation, as lessor (the “(Original Lakes Lessor”), and F & B Properties, Inc., a Florida corporation, as lessee (the “Original Lakes Lessee”), as evidenced by that certain Memorandum of Lease recorded in O.R. Book 940, Page 1582. The Original Lakes Lease was amended by that certain (a) Modification of Lease dated February 6,

1980 (the “First Lakes Amendment”), (b) Amendment to Leases dated as of June 30, 1987 and recorded in O.R. Book 1193 Page 573 (the “Second Lakes Amendment”), (c) Third Amendment to Lease Agreement effective as of January 14, 1994 (the “Third Lakes Amendment”), as evidenced by that certain Memorandum of Amendment to Lease Agreement recorded in O.R. Book 1426, Page 3667, (d) Fourth Amendment to Lease Agreement dated as of October 16, 2003 and recorded in O.R. Book 1876, Page 4854 (the “Fourth Lakes Amendment”), and (e) the Fifth Amendment, as evidenced by that certain Memorandum of Amendment to Leases which was recorded on or about September 27, 2010. The Original Lakes Lease, as amended by the First Lakes Amendment, the Second Lakes Amendment, the Third Lakes Amendment, the Fourth Lakes Amendment and the Fifth Amendment is sometimes herein referred to as the “Lakes Lease”.

EXHIBIT B
LEASE AND MODIFICATIONS
[COPY OF LEASE AND MODIFICATIONS TO BE ATTACHED]

EXHIBIT C
NOTES
[COPIES OF NOTES TO BE ATTACHED]

EXHIBIT D
ALLONGES
[COPIES OF ALLONGES TO BE ATTACHED]

EXHIBIT Q
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2011, is entered into by and between EQUITY LIFESTYLE PROPERTIES, INC., a Maryland corporation formerly known as Manufactured Home Communities, Inc. (the “Company”), and Hometown America, L.L.C., a Delaware limited liability company (the “Investor”).
RECITALS
     WHEREAS, pursuant to a Purchase and Sale Agreement dated May [•], 2011 by and among MHC Operating Limited Partnership, an Illinois limited partnership, the Investor and certain other entities listed on Exhibit A thereto, the Company will issue to the Investor shares of the common stock of the Company, par value $.01 per share (the “Common Stock”), and shares of Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock of the Company, par value $.01 per share (the “Series B Preferred Stock”), which are in turn exchangeable for either cash or, at the option of the Company, Common Stock; and
     WHEREAS, the Investor is willing to enter into the agreements contained herein as a condition to the Partnership’s issuance of the Common Stock and the Series B Preferred Stock to the Investor.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions.
     As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Agreement” shall have the meaning set forth in the preamble.
     “Closing Date” shall mean the first date on which any issuance of shares of Common Stock or Series B Preferred Stock to the Investor by the Company occurs.
     “Common Stock” shall have the meaning set forth in the preamble.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors or other parties who succeed to the Company’s obligations hereunder.
     “Covered Securities” shall have the meaning set forth in Section 4(d) hereof.
     “Cure Date” shall have the meaning set forth in Section 4(d) hereof.
     “Default Date” shall have the meaning set forth in Section 4(d) hereof.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.
     “Existing Shelf Registration Statement” shall mean the Company’s “automatic registration statement,” as defined under Rule 405 under the Exchange Act, on Form S-3ASR (No. 333-159014), including the related base prospectus, covering the registration of shares of preferred stock, shares of common stock, depositary shares representing preferred stock, warrants and rights under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 under the Securities Act and all amendments and supplements to such Existing Shelf Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Holder” shall mean (i) the Investor or (ii) any Person holding Registrable Securities as a result of a transfer or assignment of Registrable Securities to that Person other than pursuant to an effective Registration Statement or Rule 144 under the Securities Act, in each case where securities sold in such transaction may be resold in a public distribution without subsequent registration under the Securities Act, and together the entities described in clauses (i) and (ii) hereof shall be “Holders.”
     “Indemnified Party” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Party” shall have the meaning set forth in Section 5(c) hereof.
     “Investor” shall have the meaning set forth in the preamble.
     “New Registration Statement” shall have the meaning set forth in Section 2(b) hereof.
     “Person” shall mean an individual, partnership, corporation, trust, or unincorporated organization, or government or agency or political subdivision thereof.
     “Prospectus” shall mean any prospectus included in a Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement (including the Selling Stockholder Prospectus Supplement) with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
     “Registrable Securities” shall mean (i) the shares of Common Stock issued by the Company to the Investor, and (ii) any shares of Common Stock issued by the Company upon redemption of any shares of Series B Preferred Stock; provided, however, that the securities listed above shall cease to be Registrable Securities to the extent that (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and remains effective as provided herein, (ii) all such securities are eligible for resale in a public distribution pursuant to Rule 144 without holding periods or volume limitations, or (iii) such securities have been disposed of pursuant to such Registration Statement.
     “Registration Expenses” shall mean any and all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. (“FINRA”) registration, listing and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws, (iii) all expenses of the Company in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Securities on any securities exchange or the Nasdaq National Market pursuant to Section 3(k) hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, but excluding underwriting discounts and commission and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder, (vi) Securities Act liability insurance, if the Company so desires, and (vii) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, transfer agent or registrar, retained by the Company.
     “Registration Statement” shall mean a Registration Statement (including the Existing Shelf Registration Statement and, if necessary, a New Registration Statement) of the Company which covers all of the Registrable Securities on an appropriate form under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Sales Notice” shall have the meaning set forth in Section 4(d) hereof.
     “SEC” shall mean the Securities and Exchange Commission or any successor federal agency.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.
     “Selling Stockholder Prospectus Supplement” shall mean the prospectus supplement to be filed by the Company under the Existing Shelf Registration Statement in accordance with the provisions of Rules 430B and 424(b) under the Securities Act relating to the terms of the offering of the Registrable Securities.
     “Series B Preferred Stock” shall have the meaning set forth in the Recitals.
     “Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.
2. Registration Under the Securities Act.
     2.1 Filing of Selling Stockholder Resale Prospectus. The Company shall file on the Closing Date, a Selling Stockholder Prospectus Supplement providing for the resale of the Registrable Securities of the Holders. The Company agrees to use its best efforts to keep the Existing Shelf Registration Statement continuously effective until its expiration on May 6, 2012, or such shorter period which will terminate when all of the Registrable Securities covered by the Selling Stockholder Resale Prospectus have been sold. If the Existing Shelf Registration Statement ceases to be effective for any reason, or if the Registration Statement ceases to be an automatic shelf registration, the Company shall use commercially reasonable efforts to obtain withdrawal of any order suspending the effectiveness thereof and in any event within 30 days of the cessation of effectiveness either amend the Registration Statement in a manner reasonably expected to obtain the withdrawal of the stop order or file a new shelf Registration Statement as provided in Section 2(b). The Company further agrees, if necessary, to supplement or amend the Existing Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration.
     2.2 Filing of New Shelf Registration Statement. If, at the time the Existing Shelf Registration Statement expires, or if at any time the Existing Shelf Registration Statement cannot be amended to cause the withdrawal of a stop order, Registrable Securities still exist, the Company agrees to use its best efforts to file a new “shelf” Registration Statement (the “New Registration Statement”) and a new Selling Stockholder Prospectus Supplement providing for the sale of the remaining Registrable Securities of the Holders and to use its best efforts to keep such new shelf Registration Statement continuously effective until such date that is two (2) years following the Closing Date. The Company further agrees, if necessary, to supplement or amend the applicable Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration.
     2.3 Expenses. The Company shall pay all Registration Expenses in connection with any registration undertaken pursuant to Sections 2(a) and (b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Registration Statement.
3. Registration Procedures.
In connection with the obligations of the Company with respect to the Selling Stockholder Prospectus Supplement filed pursuant to Section 2(a) or, if necessary, Section 2(b) hereof and, if necessary, a Registration Statement filed pursuant to Section 2(b) hereof, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the resale of such Registrable Securities by the Holder in accordance with its intended method or methods of distribution, and the Company shall:
     3.1 prepare and file with the SEC, as specified in Section 2(a) or, if necessary, Section 2(b) hereof, the Selling Stockholder Prospectus Supplement which, together with the Existing Shelf Registration Statement or the New Registration Statement, as applicable, shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Existing Shelf Registration Statement or the New Registration Statement, as applicable, to become effective and remain effective in accordance with Section 2 hereof;
     3.2 subject to Section 3(j) hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holder thereof;

     3.3 furnish to the Holder of Registrable Securities without charge, as many copies of each Prospectus, including each summary prospectus or preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of any such Prospectus, including each preliminary Prospectus, by the Holder of Registrable Securities, if any, in connection with the offering and. sale of the Registrable Securities covered by any such Prospectus;
     3.4 use its best efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;
     3.5 notify the Holder of Registrable Securities promptly and, if requested by such Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, and (iii) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact, or omits to state any material fact, required to be stated therein or necessary to make the statements therein not misleading, and (iv) of the Company’s receipt of any notification of the suspension of the qualification of any Registrable Securities covered by a Registration Statement for sale in any jurisdiction; in the event the Company shall give notice as to the occurrence of any event described Sections 3(e)(ii), 3(e)(iii) or 3(e)(iv) hereof, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to the date the Company delivers notice that disposition may be made;
     3.6 furnish to the Holder of Registrable Securities copies of any request by the SEC or any state securities authority of amendments or supplements to a Registration Statement and Prospectus or for additional information;
     3.7 make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;
     3.8 provide to the Holders, at no cost to such Holders, a copy of each Registration Statement and any amendment thereto with respect to Registrable Securities, each Prospectus contained in such Registration Statement or post-effective amendment and any amendment or supplement thereto and such other documents as such Holders may reasonably request in order to facilitate the disposition of their Registrable Securities covered by such Registration Statement; the Company consents to the use of each such Prospectus and any supplement thereto by such Holders in connection with the offering and sale of their Registrable Securities covered by such Registration Statement or any amendment thereto;
     3.9 upon the occurrence of any event contemplated by Section 3(e)(iii) hereof, immediately notify all Holders of the Registrable Securities affected by such event of such event and prepare and provide to such Holders a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference and file any required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     3.10 make available for inspection by representatives of the Holder of the Registrable Securities and any special counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents and properties of the Company and, cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, special counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which the Company determines, in good faith, to be confidential and notifies such representatives, special counsel or accountants are confidential shall not be disclosed by the representatives, special counsel or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public;
     3.11 use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies (within the Company’s control) cited by such exchange or market in the Company’s listing application) to list all Registrable Securities on The New York Stock Exchange (unless the Company qualifies and chooses to list all Registrable Securities on the American Stock Exchange or The Nasdaq National Market in lieu of the New York Stock Exchange, in which event the Company shall use its best efforts to list all Registrable Securities on the American Stock Exchange or The Nasdaq National Market);
     3.12 provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement;
     3.13 use its commercially reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of the Registrable Securities to be sold pursuant to a Registration Statement, and, make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder;

     3.14 provide and cause to be maintained a transfer agent for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and
     3.15 cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing their Registrable Securities to be sold pursuant to a Registration Statement and not bearing any Securities Act legend; and enable certificates for such Registrable Securities be issued for such numbers of shares and registered in such names as such Holders may reasonably request at least two (2) business days prior to any sale of their Registrable Securities.
The Company may require the Holder of Registrable Securities to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with all laws, rules and regulations affecting the Registration Statement.
The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iii) hereof, such Holders will immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holders’ receipt of the copies of the supplemented or amended Prospectus and, if so directed by the Company, such Holders will deliver to the Company (at the expense of the Company) all copies in their possession, other than permanent file copies then in such Holders’ possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
4. Black-Out Period.
     4.1 Following the filing of the a Selling Stockholder Prospectus Supplement pursuant to Section 2(a) or, if necessary, Section 2(b) hereof (and the filings with any state securities commissions), the Company may direct the Holder to suspend sales of the Registrable Securities for such times as the Company reasonably may determine is necessary and advisable, including the following events: (i) an underwritten primary offering by the Company where the Company is advised by the underwriters for such offering that sale of Registrable Shares under the Registration Statement would have a material adverse effect on the primary offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event (x) that would require additional disclosure of material information by the Company in the Registration Statement (or such filings), (y) as to which the Company has a bona fide business purpose for preserving confidentiality or (z) which renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable.
     4.2 In the case of an event which causes the Company to suspend the effectiveness of a Registration Statement (a “Suspension Event”), the Company may give notice (a “Suspension Notice”) to the Holder to suspend sales of the Registrable Shares so that the Company may correct or update the Registration Statement (or such filings); provided, however, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing (a “Suspension Period”). The Holder agrees that it will not effect any sales of the

Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company. If so directed by the Company, the Holder will deliver to the Company all copies of the Prospectus covering the Registrable Shares held by them at the time of receipt of the Suspension Notice. The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company promptly following the conclusion of any Suspension Event and the effectiveness of any required amendment or supplement to the Registration Statement.
     4.3 Notwithstanding the provisions of Sections 4(a) and 4(b) hereof to the contrary: (i) no Holder shall be subject to the provisions of Sections 4(a) and 4(b) hereof for a period of time in excess of one hundred twenty (120) days; and (ii) no Suspension Notice may be given more than once in any twelve (12) month period. Moreover, notwithstanding Sections 2(a) and 2(b) hereof, if the Company shall give a Suspension Notice pursuant to this Section 4, the Company agrees it shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.
     4.4 During any Suspension Period or at any time the Company is in default of its obligations to register the Registrable Securities pursuant to Section 2 hereof, the Holder may notify the Company in writing (a “Sales Notice”) that it desires to sell a specified number of its Registrable Securities (each a “Covered Security” and, together, the “Covered Securities”). If the Company fails within 30 days following receipt of such Sales Notice to deliver the End of Suspension Notice or register the Registrable Securities pursuant to Section 2 hereof, as applicable, the Company shall begin to accrue on the day after such 30th day a cash payment amount equal to the product of: (i) the 30-day U.S. Treasury rate as reported in the Wall Street Journal on the 30th day after the Company’s receipt of the Sales Notice (the “Default Date”), or if such date is not a trading day, the most recent trading day immediately preceding such date; (ii) the last reported sale price per share of the Common Stock at the close of trading on the NYSE on the Default Date, or if such date is not a trading day, the most recent trading day immediately preceding such date; and (iii) the specified number of Covered Securities as set forth in the Sales Notice. This cash payment amount shall accrue, on a daily non-compounding basis until but excluding the day the Company delivers an End of Suspension Notice or complies with Section 2 hereof, as applicable (the “Cure Date”). The cash payment amount shall be payable two (2) business days after the Cure Date. Notwithstanding the foregoing, no Sales Notice may be given in respect of Registrable Securities that represent shares of Common Stock that may be issued in connection with a redemption of the Series B Preferred Stock unless and until such shares of common stock have been issued in satisfaction of a redemption request by the Holder in lieu of a cash redemption price. The accrual of the cash payment amount under this Section 4(d) shall be the Holder’s sole remedy for the Company’s failure to file a Selling Stockholder Prospectus Supplement or a New Registration Statement, as applicable, pursuant to its obligations under this Agreement.

5. Indemnification.
     5.1 The Company will indemnify each Holder, each such Holder’s officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus relating to such Holder’s Registrable Securities, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Company will not indemnify and will not be liable to any Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in conformity with and in reliance upon information furnished in writing to the Company by such Holder or by an underwriter for inclusion therein.
     5.2 Each Holder will indemnify the Company, each of its trustees and each of its officers who signs the Registration Statement, each underwriter, if any, of the Company’s securities covered by such Registration Statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, liabilities and expenses (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.
     5.3 Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. However, the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 5, except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel, which shall be chosen by the Indemnifying Party and shall be reasonably satisfactory to the Indemnified Party, and payment of expenses in connection with such defense. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall not have assumed the defense of such action within a reasonable period of time, or (iii) the Indemnified Party shall have been reasonably advised by its counsel that there may be defenses available to it or them which are different from or additional to those available to Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the

Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each such Indemnified Party of a release from all liability in respect to such claim or litigation.
     5.4 If the indemnification provided for in this Section 5 is unavailable to a party that would have been an Indemnified Party under this Section 5, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such claims, losses, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that fails to take account of the equitable considerations referred to above in this Section 5(d). For purposes of this Section 5(d), each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder and each trust manager of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.
     5.5 No person guilty of fraudulent misrepresentation (within the meaning of Section, 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     5.6 In no event shall any Holder be liable for any claims, losses, damages, liabilities or expenses pursuant to this Section 5 in excess of the net proceeds to such Holder for the sale of such Holder’s Registrable Securities pursuant to a Registration.
6. Miscellaneous.
     6.1 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Holders holding at least 51% of the total then outstanding (i) Registrable Securities and (ii) Series B Preferred Stock not theretofore exchanged for Common Stock, voting as one class for the purposes hereof.
     6.2 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier,

or any courier guaranteeing overnight delivery (i) if to the Investor, at the address or telecopier number set forth below its signature hereon, and thereafter at such other address or telecopier number, notice of which is given in accordance with the provisions of this Section 6(b), (ii) if to an assignee or transferee of the Investor, to such address or telecopier number such assignee or transferee shall have provided to the Company, and (iii) if to the Company, at:
c/o Equity Lifestyle Properties, Inc.
Two N. Riverside Plaza, Suite 800
Chicago, IL 60606
Attn: Chief Financial Officer
fax no. (312) 279-1710
with a copy to:
c/o Equity Lifestyle Properties, Inc.
Two N. Riverside Plaza, Suite 800
Chicago, IL 60606
Attn: General Counsel
fax no. (312) 279-1715
and:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attn: Larry P. Medvinsky, Esq.
and thereafter at such other address or telecopier number, notice of which is given in accordance with the provisions of this Section 6(b). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
     6.3 Successors. The rights and obligations of any Holder hereunder may be assigned to any other Holder and to any assignee of the Registrable Securities. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Holders.
     6.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     6.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     6.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     6.8 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement to accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.
     6.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.
     6.10 Attorneys’ Fees. If the Company or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including without limitation, reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.
     6.11 Authority; Binding Effect. Each party hereto represents and warrants that it has the fall legal right, power and authority to execute this Agreement, that this Agreement has been duly authorized, executed and delivered on behalf of such party and constitutes a valid and binding agreement of such party enforceable in accordance with its terms.
     6.12 Additional Shares. The parties agree that any Registration Statement may register shares that are not Registrable Securities but are equity securities of the Company held by others, or to be issued to others, provided the same shall not limit or affect the Company’s obligations to Holders with respect to Registrable Securities hereunder.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EQUITY LIFESTYLE PROPERTIES, INC.
By:
Name:
Title:

HOMETOWN AMERICA, L.L.C., a Delaware limited liability company

By: Hometown Residential Manager, L.L.C., a Delaware limited liability company, its manager

By:
Name:
Title:

Address: [•]
Telecopier: [•]

EXHIBIT R
Form of Holdings Joinder Guaranty Agreement
JOINDER GUARANTY AGREEMENT
     THIS JOINDER GUARANTY AGREEMENT, is executed as of ________________ __, ____ (this “Agreement”) by and among HOMETOWN AMERICA HOLDINGS, L.L.C., a Delaware limited liability company, (“Sellers’ Guarantor”) having an address at 150 North Wacker Drive, Suite 2800, Chicago, Illinois 60606, and MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership, and its assignees under the Park Agreement and the Home and Loan Agreement (as such terms are hereinafter defined) (“MHC OLP”), having an address at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, and REALTY SYSTEMS, INC., a Delaware corporation, and its assignees under the Home and Loan Agreement (“RSI”, and together with MHC OLP, individually or collectively as the context shall require, “Purchaser”) having an address at Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606.
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of [_____________] (the “Park Agreement”), MHC OLP, as purchaser, and the parties set forth in the Park Agreement each as a “Seller” and collectively as “Sellers,” as sellers (the “Park Sellers”), have entered into a transaction for the sale of certain “Properties” and related “Acquired Assets” as set forth therein (collectively, the “Park Assets”); and
     WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of [ ] (the “Home and Loan Agreement”), MHC OLP an RSI, as purchasers, and the parties set forth in the Home and Loan Agreement each as a “Seller” and collectively as “Sellers,” as sellers (the “Home and Loan Sellers” and together with the Park Sellers, individually a “Seller” and collectively the “Sellers”), have entered into a transaction for the sale of certain “Inventory Homes” and “Manufactured Home Loans” as set forth therein (collectively, the “Home and Loan Assets”); and
     WHEREAS, initial capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Park Agreement or the Home and Loan Agreement, as applicable; and
     WHEREAS, in order to induce MHC OLP to enter into the Park Agreement, the Park Sellers provide certain indemnities to MHC OLP as set forth in the Park Agreement and Sellers’ Guarantor desires to provide certain guarantees to MHC OLP as set forth in this Agreement; and
     WHEREAS, in order to induce MHC OLP and RSI to enter into the Home and Loan Agreement, the Home and Loan Sellers provide certain indemnities to MHC OLP and RSI as set forth in the Home and Loan Agreement and Sellers’ Guarantor desires to provide certain guarantees to MHC OLP and RSI as set forth in this Agreement.
     NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are

R-1

hereby acknowledged, the parties hereby agree as follows:
1. Definitions and Usage.
     1.1 The following terms shall have the following meanings:
          “Claim”: Any claim, liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, matured, conditional, asserted, vested or otherwise of any nature whatsoever, including the assertion of a right of offset.
          “Damages”: Any loss, liability, claim, damage, lawsuit, deficiency, cause of action, chose of action, right of recovery, right of set off of whatever kind or description against any person, or expense (including all costs and all amounts paid in investigating, defending and preparing or in settlement of any of the foregoing, and reasonable attorneys’ fees and expenses, including interest, penalties and additions, as such expenses are incurred) whether or not involving any Claim by a Third Party.
          “GAAP”: shall mean generally accepted accounting principles, consistently applied.
          “Guaranty Expiration Date”: shall mean the date that is twelve (12) months after the date of the Final Closing (as defined in the Park Agreement), provided, however, that in the event that any Purchaser, prior to the expiration of such twelve (12) month period, has notified a Seller and/or Sellers’ Guarantor of a claim (or potential claim) under the Park Agreement, the Home and Loan Agreement or this Agreement that would give rise to a Sellers’ Guaranteed Obligation, the Guaranty Expiration Date shall be extended until the date on which, either (x) a court of competent jurisdiction has delivered a final non-appealable order resolving such dispute or (y) the parties have entered into a written settlement agreement with respect to all such claims.
          “Net Worth”: shall mean, as of a given date, (x) the total assets of Sellers’ Guarantor as of such date less (y) Sellers’ Guarantor’s total liabilities as of such date, determined in accordance with GAAP.
          “Proceeding”: Any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any person, Governmental Authority or arbitrator, or any other dispute resolution mechanism.
          “Subsidiary”: shall mean any affiliate of Sellers’ Guarantor that is controlled by Sellers’ Guarantor.
          “Third Party”: any person which is not a party to this Agreement.
          In this Agreement, unless a clear contrary intention appears:
          1.1.1 the singular number includes the plural number and vice versa;
          1.1.2 reference to any “person” includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement;

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          1.1.3 reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;
          1.1.4 reference to any “law” means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;
          1.1.5 “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;
          1.1.6 “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
          1.1.7 “or” is used in the inclusive sense of “and/or”; and
          1.1.8 references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.
2. Representations and Warranties of Sellers’ Guarantor. Sellers’ Guarantor hereby represents and warrants to Purchaser, as of the date hereof and as of each Closing Date, as follows:
     2.1 Sellers’ Guarantor is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Sellers’ Guarantor has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
     2.2 This Agreement has been duly and validly authorized, executed and delivered by Sellers’ Guarantor, all requisite action by Sellers’ Guarantor has been taken in connection therewith, and this Agreement constitutes the legal, valid and binding obligation of Sellers’ Guarantor, enforceable against Sellers’ Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws of general application relating to the enforcement of creditors’ rights.
     2.3 No consent, waiver, approval, authorization or order of, registration, qualification or filing with, or notice to, any Governmental Authority is required under federal or state law for the execution and delivery by Sellers’ Guarantor of this Agreement, the performance by Sellers’ Guarantor of any of its obligations under this Agreement, or the consummation of any of the transactions contemplated hereby.
     2.4 The execution, delivery and performance of this Agreement by Sellers’ Guarantor does not and will not (i) conflict with any provision of its organizational documents, (ii) breach or constitute a default under any agreement, contract, instrument or indenture to which Sellers’

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Guarantor is a party or which is binding on it or any of its assets, or (iii) violate any law or order of any Governmental Authority having jurisdiction over Sellers’ Guarantor or its assets which violation would materially and adversely affect the ability Sellers’ Guarantor to perform its obligations under this Agreement.
     2.5 As of the date hereof, and after giving effect to this Agreement and the contingent obligation evidenced hereby, Sellers’ Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Sellers’ Guaranteed Obligations (defined below). Sellers’ Guarantor has a Net Worth in excess of One Hundred Fifty Million and NO/100 Dollars ($150,000,000.00).
     2.6 There is no material litigation now pending or, to the best of Sellers’ Guarantor’s knowledge threatened in writing, against Sellers’ Guarantor which, if adversely decided would materially impair the ability of Sellers’ Guarantor to pay and perform Sellers’ Guarantor’s obligations under this Agreement.
     2.7 The sale of the Park Assets to MHC OLP and the sale of the Home and Loan Assets to MHC OLP and RSI will constitute a material economic benefit to Sellers’ Guarantor.
     2.8 All representations and warranties made by Sellers’ Guarantor herein shall survive the execution and delivery hereof.
3. Covenants of Sellers’ Guarantor.
     3.1 Sellers’ Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Purchaser and its affiliates that take title to the Acquired Assets and the successors and assigns of MHC Operating Limited Partnership by merger, consolidation or operation of law, the payment and prompt performance of the post-Closing indemnification, payment and performance obligations of the Sellers under the Park Agreement and the Home and Loan Agreement (such obligations, collectively, the “Sellers’ Guaranteed Obligations”) when the same shall become due or shall be required to be performed under the Park Agreement or the Home and Loan Agreement, as applicable.
     3.2 Sellers’ Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for all of the Sellers’ Guaranteed Obligations as a primary obligor. This Agreement is a guaranty of performance and payment, and not of collection, of the Sellers’ Guaranteed Obligations and may not be discharged except by payment or performance in full of all of Sellers’ Guaranteed Obligations.
     3.3 Sellers’ Guarantor agrees that, upon demand, it will reimburse Purchaser for all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred by Purchaser in any action, case or proceeding brought by Purchaser to enforce (i) the obligations of the Sellers’ Guarantor under this Agreement and/or (ii) the obligations of the Sellers under the Park Agreement and the Home and Loan Agreement, as applicable.
     3.4 Sellers’ Guarantor agrees that Purchaser may (i) waive any default by the Sellers, (ii) fail to assert any rights against the Sellers, (iii) grant to the Sellers any other indulgence,

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concession or compromise with respect to any obligation of the Sellers under the Park Agreement, the Home and Loan Agreement or this Agreement, (iv) release, substitute or add any one or more guarantors, (v) take or fail to take any action of any type whatsoever, and (vi) generally deal with one or more of the Sellers and Sellers’ Guarantor independently. Sellers’ Guarantor agrees further that no such action, failure to act or course of dealing, and no change, impairment or suspension of any right or remedy of Purchaser shall terminate, release, reduce, diminish or in any way affect any of the obligations of Sellers’ Guarantor under this Agreement or give Sellers’ Guarantor any right, remedy, recourse or defense against Purchaser.
     3.5 The agreement of Sellers’ Guarantor to guarantee, as set forth in this Section 3 of this Agreement, constitutes an absolute, present, primary, continuing, irrevocable, unlimited and unconditional agreement of payment and performance and, without limitation, is not conditioned or contingent upon any effort to attempt to seek payment or performance from any other person (whether or not pursuant to this Agreement) or upon any other condition or contingency. Purchaser is not and shall not be required first to pursue any right or remedy against, or seek any redress from the Sellers, or any other person or take any other action whatsoever with respect thereto. Sellers’ Guarantor assumes full responsibility for being and staying informed as to the Sellers’ financial condition and as to all other facts and circumstances bearing upon the risk of non-performance by the Sellers of the obligations guaranteed hereunder, and Sellers’ Guarantor agrees that Purchaser shall have no obligation to advise Sellers’ Guarantor of information known to Purchaser regarding such condition or any other circumstance. Any payments received by Purchaser from the Sellers may be applied first to any obligations of the Sellers that are not related to the Sellers’ Guaranteed Obligations until all such obligations that are not Sellers’ Guaranteed Obligations are paid in full.
     3.6 Until the Guaranty Expiration Date, Sellers’ Guarantor (i) shall at all times maintain a Net Worth in excess of One Hundred Fifty Million and NO/100 Dollars ($150,000,000.00), (ii) shall deliver to Purchaser within five (5) Business Days of receipt, copies of any default notices received by Sellers’ Guarantor in respect of any indebtedness of Sellers’ Guarantor, (iii) deliver a quarterly balance sheet and income statement of Sellers’ Guarantor forty-five (45) days after the end of each calendar quarter and deliver annual audited financial statements of Sellers’ Guarantor one hundred twenty (120) days after the end of each calendar year; and (iv) shall deliver to Purchaser, concurrently with the delivery of each quarterly required to be delivered by Sellers’ Guarantor hereunder, a certificate of the chief financial officer or Chief Executive Officer of Sellers’ Guarantor certifying that Sellers’ Guarantor has a Net Worth in excess of One Hundred Fifty Million and NO/100 Dollars ($150,000,000.00).
     3.7 If a claim is ever made upon Purchaser for repayment or recovery of any amount or amounts received by it in payment or on account of any of the Sellers’ Guaranteed Obligations and Purchaser repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction or (b) any settlement or compromise of any such claim effected by Purchaser with any such claimant (including Sellers or Sellers’ Guarantor), then in such event Sellers’ Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Sellers’ Guarantor and Sellers’ Guarantor shall be and remain liable hereunder (but only to the extent of its liability hereunder) for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Purchaser.

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4. Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceeding involving Sellers’ Guarantor as a debtor, Purchaser shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Sellers’ Guarantor claims. Sellers’ Guarantor hereby assigns such dividends and payments to Purchaser.
5. Effective Time. This Agreement shall become effective on the date hereof.
6. Amendment of Park Agreement and Home and Loan Agreement. Sellers’ Guarantor agrees that the Park Agreement and/or the Home and Loan Agreement, or any of the terms or provisions thereof, may be amended, modified, or waived in accordance with the terms and provisions of the Park Agreement or the Home and Loan Agreement, as applicable, and Sellers’ Guarantor consents to any such amendment, modification or waiver. No such amendment, modification or waiver of the Park Agreement or the Home and Loan Agreement, as applicable, or of any of the terms or provisions thereof, shall terminate, release, reduce, diminish or in any way affect any of the obligations of Sellers’ Guarantor hereunder or give any party any recourse or defense against any other party.
7. Notices. Unless otherwise provided for herein, all notices and other communications required or desired to be given by any party hereto shall be in writing and shall be deemed to have been duly given when (a) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), (b) received by the addressee, when delivered by hand delivery (with written confirmation of receipt), or (c) when delivered by facsimile transmission (with written confirmation of delivery), provided a copy is sent next business day by a nationally recognized overnight delivery service (receipt requested) or by hand delivery (with written confirmation of receipt), in each case to the appropriate addresses and facsimile numbers set forth below (or at such other addresses or facsimile numbers as shall be specified by like notice):
          If to Sellers’ Guarantor:
Hometown America, L.L.C.
150 North Wacker Drive
Suite 2800
Chicago, Illinois 60606
Attention: Richard Cline
Facsimile:
with copies to:
Nancy Nagel, Esq., of counsel
Fox, Hefter, Swibel, Levin & Carroll, LLP
150 North Wacker Drive
Suite 2800
Chicago, Illinois 60606
Facsimile: (801) 409-4959

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          If to Purchaser:
MHC Operating Limited Partnership
Two North Riverside Plaza
Suite 800
Chicago, Illinois 60606
Attention:
Facsimile:
Realty Systems, Inc.
Two North Riverside Plaza
Suite 800
Chicago, Illinois 60606
Attention:
Facsimile:
with copies to:
Paul, Hastings, Janofsky & Walker, LLP
191 N. Wacker Drive, 30th Floor
Chicago, Illinois 60606
Attention: Daniel J. Perlman
Facsimile: (312) 499-6100
8. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited by law or which is held in an order to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, each party hereto waives any provision of law which prohibits or renders void or unenforceable any provision hereof.
9. Further Assurances. Each party agrees to execute and deliver such instruments and take such actions and provide such information as the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.
10. Remedies. Each party acknowledges and agrees that, anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement.
11. Governing Law. THIS AGREEMENT, AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF EACH PARTY HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY LAWS RELATING TO CONFLICTS OF LAWS.
12. Jurisdiction; Service of Process.

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     12.1 Any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereunder shall only be brought in the courts of the State of Illinois, County of Cook, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Illinois, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all Claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereunder in any other court or other forum or body. The parties agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to convenience of forum.
     12.2 Nothing in this Section 12 shall affect the right of any party hereto to serve process in any manner permitted by law or to enforce in any lawful manner a judgment obtained in Illinois in any other jurisdiction.
13. Benefit of Agreement.
          This Agreement shall inure to the benefit of Sellers’ Guarantor and Purchaser, and shall be binding upon Sellers’ Guarantor and Purchaser and their respective successors, legal representatives, and permitted assigns and nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.
14. Assignment. The rights and obligations of Sellers’ Guarantor under this Agreement shall not be assigned by Sellers’ Guarantor without the prior written consent of Purchaser, which consent may be given or withheld in such person’s sole and absolute discretion. No assignment, merger, consolidation or other business combination shall release Sellers’ Guarantor from its obligations hereunder.
15. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
16. Rights and Remedies Cumulative. The amount of liability of the parties and all rights, powers and remedies of the parties hereunder shall be cumulative and not alternative and shall be deemed to include all rights, powers and remedies given to the parties by law. Neither any failure nor any delay by any person in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

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17. Entire Agreement and Modification. This Agreement, together with the Park Agreement and the Home and Loan Agreement, supersedes all prior agreements, whether written or oral, of the parties with respect to the subject matter of such agreements, and together, constitute a complete and exclusive statement of the terms of the parties’ agreement with respect to such subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment. In the event of any conflict or contradiction between the provisions of this Agreement and the provisions of the Park Agreement or the Home and Loan Agreement, as applicable, the provisions of this Agreement shall control.
18. No Limitation on Remedies. It is understood and agreed that the provisions of the Park Agreement and the Home and Loan Agreement are not intended to impair the rights or limit the obligations of the parties. Notwithstanding any provision in the Park Agreement ,the Home and Loan Agreement and this Agreement to the contrary, the obligations of Sellers’ Guarantor under this Agreement shall be in addition to the obligations of Sellers’ Guarantor under the Park Agreement and the Home and Loan Agreement.
19. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise effect the meaning hereof.
20. Time of Essence. WITH REGARD TO ALL DATES AND TIME PERIODS SET FORTH OR REFERRED TO IN THIS AGREEMENT, TIME IS OF THE ESSENCE IN ALL EVENTS AND IN ALL CIRCUMSTANCES.
[SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the undersigned have caused their names to be signed by their respective duly authorized officers as of the date first above written.

PURCHASER: MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership
By:	MHC Trust, a Maryland real estate investment trust, its general partner

By:	Equity LifeStyle Properties, Inc., a Maryland corporation, its sole voting shareholder

By:
Name:
Title:

REALTY SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:

SELLERS’ GUARANTOR: HOMETOWN AMERICA HOLDINGS, L.L.C., a Delaware limited liability company
By:	Hometown Residential Manager, L.L.C., a Delaware limited liability company, its managing member

By:
Name:
Title:

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EXHIBIT S
Form of Articles Supplementary
EQUITY LIFESTYLE PROPERTIES, INC.
ARTICLES SUPPLEMENTARY
1,740,000 SHARES
SERIES B SUBORDINATED NON-VOTING CUMULATIVE
REDEEMABLE PREFERRED STOCK
     EQUITY LIFESTYLE PROPERTIES, INC. (the “Company”), a Maryland corporation formerly known as MANUFACTURED HOME COMMUNITIES, INC., hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company by Article V of the Articles of Amendment and Restatement of the Company filed with the Department on May 15, 2007 (the “Charter”) and Section 2-105 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Company (the “Board of Directors”), by resolutions duly adopted on [•], 2011, has re-classified 1,740,000 shares of the authorized but unissued preferred stock of the Company, par value $.01 per share (“Preferred Stock”), as a separate series of Preferred Stock, authorized the issuance of a maximum of 1,740,000 shares of such series of Preferred Stock, set certain of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and conversion and other terms and conditions of such series of Preferred Stock and determined the number of shares of such series of Preferred Stock (not in excess of the aforesaid maximum number) to be issued and the consideration and other terms and conditions upon which such shares of such series of Preferred Stock are to be issued.
     SECOND: The Board of Directors has unanimously adopted resolutions designating the aforesaid series of Preferred Stock as the “Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock,” approving the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, terms and conditions of redemption and conversion and other terms and conditions of such Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock and authorizing the issuance of up to 1,740,000 shares of Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock. The Company shall reserve 1,740,000 shares of Common Stock for possible issuance upon redemption of the Series B Preferred Stock.
     THIRD: The series of Preferred Stock of the Company created by the resolutions duly adopted by the Board of Directors and referred to in Articles FIRST and SECOND of these Articles

Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends and other distributions, qualifications, terms and conditions of redemption and conversion and other terms and conditions:
          Section 1. Designation and Number. A series of Preferred Stock, designated the “Series B Subordinated Non-Voting Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”) is hereby established. The number of shares of Series B Preferred Stock shall be 1,740,000.
          Section 2. Rank. The Series B Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock (as defined in the Charter) and to any other class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank junior to the Series B Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company to the Series B Preferred Stock (such Common Stock or other junior stock, collectively, “Junior Stock”); (ii) junior to all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank senior to the Series B Preferred Stock, including the 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock of the Company; and (iii) junior to all of the existing and future indebtedness of the Company. For purposes of these Articles Supplementary, the term “Parity Preferred Stock” shall be used to refer to any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series B Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company.
          Section 3. Distributions. Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of preferred stock ranking senior to the Series B Preferred Stock as to payment of distributions, holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount equal to the dividend declared, if any, on the Common Stock. All distributions shall be cumulative, shall accumulate from the original date of issuance and shall be payable (i) on each date that a dividend is paid on shares of the Company’s Common Stock and (ii) in the event of a redemption, on the redemption date (each such payment or redemption date, a “Series B Preferred Stock Distribution Payment Date”). If any date on which distributions are to be made on the Series B Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Stock will be made to the holders of record of the Series B Preferred Stock on the relevant record dates, which, unless otherwise provided by the Company with respect to any distribution, will be fifteen (15) Business Days prior to the relevant Series B Preferred Stock Distribution Payment Date (each a “Distribution Record Date”).
     The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.
          (a) Limitations on Distributions. No distributions on the Series B Preferred Stock shall be declared or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.
          (b) Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series B Preferred Stock will accumulate whether or not declared or authorized, whether or not the terms and provisions set forth herein at any time prohibit the current payment of distributions, whether or not the Company has earnings and whether or not there are funds legally available for the payment of such distributions and if not sooner paid will be paid upon redemption of the Series B Preferred Stock or upon liquidation of the Company, subject to the rights of holders of equity securities senior to the Class B Preferred Stock. Accumulated but unpaid distributions on the Series B Preferred Stock will accumulate from the original date of issuance or the last Series B Preferred Stock Distribution Payment Date on which all accumulated distributions were paid. Accumulated and unpaid distributions will not bear interest.
          (c) Priority as to Distributions. So long as any Series B Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Junior Stock, nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Junior Stock, unless, in each case, all distributions accumulated on all Series B Preferred Stock and all classes and series of outstanding Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) have been paid in full (or a sum sufficient for such full payment is irrevocably deposited in trust for immediate payment). The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into stock of the Company ranking junior to the Series B Preferred Stock as to distributions and upon liquidation, dissolution or winding up, (iii) purchase by the Company of such Series B Preferred Stock, Parity Preferred Stock or Junior Stock pursuant to Article VII of the Charter to the extent required to preserve the Company’s status as a real estate investment trust (“REIT”), (iv) any distributions by the Company necessary for it to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended (“Code”), or (v) the redemption, purchase or other acquisition of Junior Stock made for purposes of, and in compliance with, requirements of an employee incentive or benefit plan of the Company or any subsidiary of MHC Operating Limited Partnership (“Partnership”) or the Company.

               (i) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for immediate payment) upon the Series B Preferred Stock, all distributions authorized and declared on the Series B Preferred Stock and all classes or series of outstanding Parity Preferred Stock shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated distributions per share on the Series B Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock does not have cumulative distribution rights) bear to each other.
          (d) No Further Rights. Holders of Series B Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.
          Section 4. Liquidation Preference. Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and subject to holders of preferred stock ranking senior to the Series B Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Junior Stock, an amount equal to any accumulated and unpaid distributions thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series B Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding up of the Company, all payments of liquidating distributions on the Series B Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series B Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series B Preferred Stock and such Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock does not have cumulative distribution rights) upon liquidation, dissolution or winding up of the Company bear to each other.
          (a) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.
          (b) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Company.

          (c) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution, or winding up of the Company; provided, however, the Preferred Stock shall be exchangeable for preferred stock of the surviving entity with the same rights or preferences, adjusted for any changes in the capitalization if the Company is not the surviving entity.
          Section 5. Optional Redemption.
          (a) Right of Optional Redemption. Subject to the further provisions of this Section 5 and to the terms of any other agreement between the Company and the applicable holder of the Series B Preferred Stock (each a “Holder” and, collectively, the “Holders”), the Company hereby grants to each Holder the right, at any time and from time to time, upon not less than seven (7) days prior written notice (such notice, a “Redemption Notice”) to the Company, to redeem any or all of its shares of Series B Preferred Stock (“Redeemed Stock”) for cash. The redemption price per share of Redeemed Stock shall be equal to (i) the last reported sale price per share of the Common Stock at the close of the last trading day immediately preceding the Redemption Notice as reported in The Wall Street Journal (Midwest Edition) or such other reputable stock price reporting service as may be reasonably selected by the Company, plus (ii) accumulated and unpaid distributions, if any, and whether or not declared, to, but not including, the redemption date.
          (b) Redemption for Common Stock at Company’s Option. Notwithstanding the foregoing, the Company may, at its option, in lieu of paying such Holder the cash redemption price, exchange any or all of such Redeemed Stock for Common Stock, with one share of Series B Preferred Stock being exchangeable for one share of Common Stock, and with such exchange to be made within seven (7) days after the Company’s receipt of the Redemption Notice. In the event of any change in the outstanding Common Stock by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change (a "Recapitalization”), the number of shares of Series B Preferred Stock held by each Holder shall be proportionately adjusted so that one share of Series B Preferred Stock remains exchangeable for one share of Common Stock without dilution. In the event that, as a result of a Recapitalization, the Common Stock is changed into the same or a different number of shares of any other class or classes of stock (the “Successor Shares”) of the Company or of any other issuer that succeeds to the rights and obligations of the Company hereunder (a “Successor Issuer”), then each share of Series B Preferred Stock shall thereafter be exchangeable for the number (which may include fractional shares) of Successor Shares that were issued pursuant to the Recapitalization in exchange for one share of Common Stock.
          Section 6. Voting Rights. Holders of the Series B Preferred Stock will not have any voting rights, except that, so long as any Series B Preferred Stock remains outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the Series B Preferred Stock outstanding at the time amend, alter or repeal the provisions of these Articles Supplementary in such a way that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock or the holders thereof.
          Section 7. Ownership and Transfer Restrictions. The Series B Preferred Stock shall be subject to the provisions of Article VII of the Charter.
          Section 8. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Series B Preferred Stock.
          Section 9. No Preemptive Rights. No holders of the Series B Preferred Stock shall, as such holder, have any preemptive rights to purchase or subscribe for shares of stock of the Company or any other security of the Company that it may issue or sell.
     FOURTH: The Preferred Stock has been classified and designated by the Board of Directors under the authority contained in the Charter.
     FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
     SIXTH: These Articles Supplementary shall become effective at 9:00 a.m. (Eastern Time) on [•], 2011.
     SEVENTH: The undersigned Vice President — Tax and Accounting of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Vice President — Tax and Accounting acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by Martina Linders, Vice President — Tax and Accounting and attested to by Walter Jaccard, Vice President — Legal and Assistant Secretary, on this [•] day of [•], 2011.

EQUITY LIFESTYLE PROPERTIES, INC.
By:
	Name:	Martina Linders
	Title:	Vice President — Tax and Accounting

[SEAL]
ATTEST:
_____________________________________
Vice President — Legal and Assistant Secretary
The undersigned Martina Linders, Vice President — Tax and Accounting of Equity LifeStyle Properties, Inc., who executed on behalf of the corporation the Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles Supplementary to be the corporate act of said corporation and hereby certifies that the matter and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

By:
	Name:	Martina Linders
	Title:	Vice President — Tax and Accounting

EXHIBIT T
Form of Ground Lease Escrow Agreement
GROUND LEASE ESCROW AGREEMENT

Escrowee:	First American Title Insurance Company

Escrow Number:

Escrow Officer:	First American Title Insurance Company
30 N. LaSalle Street
Suite 2700
Chicago, IL 60602
Phone:
Email:

Seller:	Colony Cove SPE, LLC

Attorney for Seller:	Nancy Nagel, Esq., of counsel
Fox, Hefter, Swibel, Levin & Carroll, LLP
c/o Hometown America
150 N. Wacker Drive, Suite 2800
Chicago, IL 60606
nnagel@hometownamerica.net

Purchaser:	MHC Operating Limited Partnership

Attorney for Purchaser:	Daniel J. Perlman
Paul, Hastings, Janofsky & Walker LLP
191 N. Wacker Drive
30th Floor
Chicago, IL 60606
Phone: 312-499-6090
Email: danielperlman@paulhastings.com

Closing Date:	To be determined

Property:	The real property listed on Exhibit A (the
“Property”)
     This Ground Lease Escrow Agreement (the “Agreement”) is made and entered into on this ___ day of ____ 201_ by and among First American Title Insurance Company (“Escrowee”), Colony Cove SPE LLC, as Seller (“Seller”), and MHC Operating Limited Partnership, as Purchaser (“Purchaser”).

     Escrowee has agreed to serve as escrow agent in connection with the escrow (the “Escrow”) described in Section 2(D) of that certain Purchase and Sale Agreement by and among Seller, and certain of its affiliates, and Purchaser dated ____________, 2011 (the “Purchase Agreement”). This Agreement sets forth the agreements of Escrowee to administer and effectuate the agreement of Seller and Purchaser with respect to the creation and maintenance of the Escrow.
          1. Receipt of Deposit Amount. Pursuant to Section 2(D) of the Purchase Agreement, Seller has delivered to Escrowee One Hundred Thirteen Thousand Seven Hundred Ninety Three (113,793) shares of preferred stock of Equity Lifestyle Properties, Inc. (“ELS”), valued at Fifty-Eight Dollars ($58.00) per share, with a total value of Six Million Six Hundred Thousand Dollars ($6,600,000.00) (the “Escrow Shares”), to be held in the Escrow. The Escrow Shares shall be held in escrow and used to fund the disbursements described in paragraphs 3 and 4 hereof. Escrowee shall hold, keep custody of, and dispose of the Escrow Shares, and invest and distribute cash deposited into the Escrow or earned on the Escrow Shares, if any (such funds, the “Escrow Funds”), in accordance with the terms and conditions of this Agreement.
          2. Investment of Escrow Funds. Any Escrow Funds held in this Escrow may be invested on behalf of Seller; provided, that any direction to Escrowee for such investment shall be expressed in writing by Seller to Escrowee, and also provided Escrowee is in receipt of Seller’s taxpayer identification number and investment forms as required. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment. Except as to funds for which Escrowee has received express written direction concerning investment or other handling, the parties hereto agree that Escrowee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; provided, however, nothing herein shall diminish Escrowee’s obligation to apply the full amount of the deposits in accordance with the terms of this Agreement. Seller shall receive all of the interest earned on the Escrow Funds, if any.
          3. Incremental Disbursements. On the first business day of the first full calendar quarter after the date of this Agreement, and on the first business day of each calendar quarter thereafter until the Escrow Shares and Escrow Funds are depleted (each such date, a “Quarterly Disbursement Date”), Escrowee, without the need of any further written direction, shall make a disbursement (each, a “Quarterly Disbursement”) to Purchaser from the Escrow equal to the aggregate amount set forth as the “Distribution Amount,” as shown on Exhibit B, for the prior calendar quarter. Each such Quarterly Disbursement shall be paid to Purchaser in the form of Escrow Shares which are equal in value to the Distribution Amount, which number of Escrow Shares shall be determined, in each instance, by dividing the applicable Distribution Amount by Fifty-Eight Dollars ($58.00) per share. For the avoidance of doubt, the parties hereby acknowledge that, as set forth in Exhibit B, there will be no Quarterly Disbursements pursuant to this paragraph 3 before April 1, 2013.
          4. Final Disbursement. From and after the date of this Agreement and for so long as this Agreement remains in effect, if Purchaser or Seller receives a notice under the ground leases for the Property that triggers the right of the ground lessee thereunder to exercise the option to purchase the fee interest in the Property, or which evidences ground lessor’s election to “put” the Property to the ground lessee, such party shall provide the other party and Escrowee with a copy of such notice within five (5) business days after such party’s receipt thereof, together with a calculation of the earliest date upon which the purchase of the fee interest in the Property could be consummated pursuant to the terms of the ground leases (such date, the “Deemed Closing Date”, such notice, the “Final Disbursement Notice”), and containing a calculation of the amount of the final disbursement payable to Purchaser and Seller (the “Final Disbursement”) such calculation to be made in accordance with Exhibit B and the Purchase Agreement, based on the Deemed Closing Date and the most recent Quarterly Disbursement Date, prorated to account for the Deemed Closing Date occurring on any day other than the first day of a month). If the party receiving the Final Disbursement Notice does not object to the calculation in the Final Disbursement Notice by written notice to Escrowee and the notifying party within ten (10) days after receipt of the Final Disbursement Notice, Escrowee, without the need for any further written direction, shall promptly thereafter make the Final Disbursement from the Escrow to Purchaser in an amount equal to the amount set forth in the Final Disbursement Notice. The Final Disbursement shall be in the form of Escrow Shares which are equal in value to the amount of the Final Disbursement, which number of Escrow Shares shall be determined by dividing the Final Disbursement by Fifty-Eight Dollars ($58.00) per share. Immediately thereafter, the Escrowee shall distribute to the Seller all Escrow Shares and Escrow Funds then remaining in the Escrow, if any, and the Escrow shall thereafter automatically terminate and the parties hereto shall have no further obligations hereunder.
          5. Full Payment. Escrowee acknowledges that it has received full payment for the costs and related fees necessary to perform all services required of Escrowee hereunder.
          6. Choice of Law. This Agreement shall be governed by and interpreted according to the laws of the State of Illinois.
          7. Duties of Escrowee. Escrowee shall be obligated only for the performance of such duties as are specifically set forth herein and may rely on and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.
          8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original.
          9. Entire Agreement. This Agreement constitutes the entire agreement among Seller, Purchaser and Escrowee with respect to the matters described herein, and may not be modified except upon the express written consent of the Seller (or the Attorney for Seller on behalf of Seller), Purchaser (or the Attorney for Purchaser on behalf of Purchaser), and Escrowee. In the event of a conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of this Agreement shall control.
          10. Deposits. All shares and funds deposited hereunder, together with any interest accrued thereon, less the withdrawals, if any, pursuant to this Agreement, shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purposes set forth herein.
          11. Assignment. The Purchaser may assign its rights hereunder to any designee, including the right to receive disbursement of the Escrow Shares and Escrow Funds from the

Escrow; provided, however, that in the event of any such assignment: (i) Purchaser shall be required to assign all of its rights and obligations under the Purchase Agreement insofar as they relate to the Property; (ii) a true, correct and complete copy of such assignment shall be provided to Seller, complete with the assignee’s address for notice purposes; and (iii) the assignee shall agree in writing to be bound by all of the terms of this Agreement and the Purchase Agreement insofar as it pertains to the Escrow Shares and the Escrow Funds. In the event that Purchaser assigns its rights hereunder to a designee and satisfies the foregoing requirements, Purchaser shall provide written notice thereof to Seller and to Escrowee, and Escrowee shall thereafter recognize the designee as Purchaser for all purposes hereunder.
     12. Seller’s Liability Capped. The parties hereby acknowledge that Seller’s liability with respect to the funding of the Ground Lease Escrow shall be limited to the amount of the Escrow Shares that Seller has deposited into the Escrow under this Agreement and any Escrow Funds earned therefrom, if any.
     13. Business Days. Wherever, under the terms and provisions of this Agreement, the time for performance of a condition falls upon a Saturday, Sunday, or holiday, such time for performance shall be extended to the next business day.
     14. Conflicting Demands. If conflicting demands are made upon Escrowee or legal action is taken in connection with the Escrow, and Seller (or the Attorney for Seller on behalf of Seller) and Purchaser (or the Attorney for Purchaser on behalf of Purchaser) fail to resolve such conflict and make consistent demands after written notice from Escrowee, then except as set forth in Section 1 above, Escrowee may withhold and stop all further proceedings without liability therefore, or Escrowee may file suit in interpleader or for declaratory relief.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

ESCROWEE: FIRST AMERICAN TITLE INSURANCE COMPANY
By:
Name:
Title:

SELLER: COLONY COVE SPE LLC, a Delaware limited liability company
By:
Name:
Title:

PURCHASER: MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership
By:	MHC Trust, a Maryland real estate investment trust, its general partner

By:	Equity LifeStyle Properties, Inc., a Maryland corporation, its sole voting shareholder

By:
Name:
Title:

EXHIBIT A
REAL PROPERTY
(Legal Description of Ground Leased Property)

EXHIBIT B
DISTRIBUTION SCHEDULE
See Attached

Colony Cove Ground Lease Purchase Option
Draw down of escrow balance is from ground lease payment + purchase price Δ ( a + b )

		(b)
	(a)	Ground		Monthly	Monthly			(a) + (b)
	Ground	Lease	Cumulative	Beginning	Ending		Purchase	Escrow
	Lease	Purchase	(a) + (b)	Purchase	Purchase	Per Day	Option	Distribution
Month	Payment	Price Δ	Cumulative	Price	Price	Increase	Escrow	Amount
Jun-11				30,520,548	30,643,836	4,109.59	6,600,000	0
Jul-11	107,341	127,397	234,738	30,643,836	30,771,233	4,109.59	6,600,000	0
Aug-11	108,682	127,397	470,818	30,771,233	30,898,630	4,109.59	6,600,000	0
Sep-11	108,682	123,288	702,788	30,898,630	31,021,918	4,109.59	6,600,000	0
Oct-11	108,682	127,397	938,867	31,021,918	31,149,315	4,109.59	6,600,000	0
Nov-11	110,041	123,288	1,172,196	31,149,315	31,272,603	4,109.59	6,600,000	0
Dec-11	110,041	127,397	1,409,634	31,272,603	31,400,000	4,109.59	6,600,000	0
Jan-12	110,041	169,399	1,689,074	31,400,000	31,569,399	5,464.48	6,600,000	0
Feb-12	111,416	158,470	1,958,960	31,569,399	31,727,869	5,464.48	6,600,000	0
Mar-12	111,416	169,399	2,239,776	31,727,869	31,897,268	5,464.48	6,600,000	0
Apr-12	111,416	163,934	2,515,127	31,897,268	32,061,202	5,464.48	6,600,000	0
May-12	112,809	169,399	2,797,335	32,061,202	32,230,601	5,464.48	6,600,000	0
Jun-12	112,809	163,934	3,074,078	32,230,601	32,394,536	5,464.48	6,600,000	0
Jul-12	112,809	169,399	3,356,286	32,394,536	32,563,934	5,464.48	6,600,000	0
Aug-12	114,219	169,399	3,639,905	32,563,934	32,733,333	5,464.48	6,600,000	0
Sep-12	114,219	163,934	3,918,058	32,733,333	32,897,268	5,464.48	6,600,000	0
Oct-12	114,219	169,399	4,201,677	32,897,268	33,066,667	5,464.48	6,600,000	0
Nov-12	115,647	163,934	4,481,258	33,066,667	33,230,601	5,464.48	6,600,000	0
Dec-12	115,647	169,399	4,766,304	33,230,601	33,400,000	5,464.48	6,600,000	0
Jan-13	115,647	178,356	5,060,307	33,400,000	33,578,356	5,753.42	6,305,997	294,003
Feb-13	117,093	161,096	5,338,496	33,578,356	33,739,452	5,753.42	6,027,808	278,189
Mar-13	117,093	178,356	5,633,944	33,739,452	33,917,808	5,753.42	5,732,360	295,449
Apr-13	117,093	172,603	5,923,640	33,917,808	34,090,411	5,753.42	5,442,664	289,695
May-13	118,556	178,356	6,220,552	34,090,411	34,268,767	5,753.42	5,145,752	296,912
Jun-13	118,556	172,603	6,511,711	34,268,767	34,441,370	5,753.42	4,854,593	291,159
Jul-13	118,556	178,356	6,808,624	34,441,370	34,619,726	5,753.42	4,557,680	296,912
Aug-13	120,038	178,356	7,107,018	34,619,726	34,798,082	5,753.42	4,259,286	298,394
Sep-13	120,038	172,603	7,399,659	34,798,082	34,970,685	5,753.42	3,966,645	292,641
Oct-13	120,038	178,356	7,698,053	34,970,685	35,149,041	5,753.42	3,668,251	298,394
Nov-13	121,539	172,603	7,992,195	35,149,041	35,321,644	5,753.42	3,374,109	294,141
Dec-13	121,539	178,356	8,292,090	35,321,644	35,500,000	5,753.42	3,074,214	299,895
Jan-14	121,539	195,342	8,608,971	35,500,000	35,695,342	6,301.37	2,757,333	316,881
Feb-14	123,058	176,438	8,908,467	35,695,342	35,871,781	6,301.37	2,457,837	299,496
Mar-14	123,058	195,342	9,226,867	35,871,781	36,067,123	6,301.37	2,139,436	318,400
Apr-14	123,058	189,041	9,538,967	36,067,123	36,256,164	6,301.37	1,827,337	312,099
May-14	124,596	195,342	9,858,905	36,256,164	36,451,507	6,301.37	1,507,399	319,939
Jun-14	124,596	189,041	10,172,542	36,451,507	36,640,548	6,301.37	1,193,762	313,637
Jul-14	124,596	195,342	10,492,481	36,640,548	36,835,890	6,301.37	873,823	319,939
Aug-14	126,154	195,342	10,813,977	36,835,890	37,031,233	6,301.37	552,327	321,496
Sep-14	126,154	189,041	11,129,172	37,031,233	37,220,274	6,301.37	237,132	315,195
Oct-14	126,154	195,342	11,450,668	37,220,274	37,415,616	6,301.37	0	237,132
Nov-14	127,731	189,041	11,767,440	37,415,616	37,604,658	6,301.37	0	0
Dec-14	127,731	195,342	12,090,513	37,604,658	37,800,000	6,301.37	0	0
Jan-15	127,731	212,329	12,430,572	37,800,000	38,012,329	6,849.32	0	0
Feb-15	129,327	191,781	12,751,680	38,012,329	38,204,110	6,849.32	0	0
Mar-15	129,327	212,329	13,093,336	38,204,110	38,416,438	6,849.32	0	0

		(b)
	(a)	Ground		Monthly	Monthly			(a) + (b)
	Ground	Lease	Cumulative	Beginning	Ending		Purchase	Escrow
	Lease	Purchase	(a) + (b)	Purchase	Purchase	Per Day	Option	Distribution
Month	Payment	Price Δ	Cumulative	Price	Price	Increase	Escrow	Amount
Apr-15	129,327	205,479	13,428,142	38,416,438	38,621,918	6,849.32	0	0
May-15	130,944	212,329	13,771,415	38,621,918	38,834,247	6,849.32	0	0
Jun-15	130,944	205,479	14,107,838	38,834,247	39,039,726	6,849.32	0	0
Jul-15	130,944	212,329	14,451,111	39,039,726	39,252,055	6,849.32	0	0
Aug-15	132,581	212,329	14,796,020	39,252,055	39,464,384	6,849.32	0	0
Sep-15	132,581	205,479	15,134,080	39,464,384	39,669,863	6,849.32	0	0
Oct-15	132,581	212,329	15,478,989	39,669,863	39,882,192	6,849.32	0	0
Nov-15	134,238	205,479	15,818,706	39,882,192	40,087,671	6,849.32	0	0
Dec-15	134,238	212,329	16,165,273	40,087,671	40,300,000	6,849.32	0	0
Jan-16	134,238	220,219	16,519,729	40,300,000	40,520,219	7,103.83	0	0
Feb-16	135,916	206,011	16,861,656	40,520,219	40,726,230	7,103.83	0	0
Mar-16	135,916	220,219	17,217,790	40,726,230	40,946,448	7,103.83	0	0
Apr-16	135,916	213,115	17,566,821	40,946,448	41,159,563	7,103.83	0	0
May-16	137,615	220,219	17,924,654	41,159,563	41,379,781	7,103.83	0	0
Jun-16	137,615	213,115	18,275,384	41,379,781	41,592,896	7,103.83	0	0
Jul-16	137,615	220,219	18,633,217	41,592,896	41,813,115	7,103.83	0	0
Aug-16	139,335	220,219	18,992,771	41,813,115	42,033,333	7,103.83	0	0
Sep-16	139,335	213,115	19,345,220	42,033,333	42,246,448	7,103.83	0	0
Oct-16	139,335	220,219	19,704,774	42,246,448	42,466,667	7,103.83	0	0
Nov-16	141,077	213,115	20,058,965	42,466,667	42,679,781	7,103.83	0	0
Dec-16	141,077	220,219	20,420,260	42,679,781	42,900,000	7,103.83	0	0
Jan-17	141,077	246,301	20,807,638	42,900,000	43,146,301	7,945.21	0	0
Feb-17	142,840	222,466	21,172,944	43,146,301	43,368,767	7,945.21	0	0
Mar-17	142,840	246,301	21,562,085	43,368,767	43,615,068	7,945.21	0	0
Apr-17	142,840	238,356	21,943,282	43,615,068	43,853,425	7,945.21	0	0
May-17	159,453	246,301	22,349,036	43,853,425	44,099,726	7,945.21	0	0
Jun-17	159,453	238,356	22,746,846	44,099,726	44,338,082	7,945.21	0	0
Jul-17	159,453	246,301	23,152,601	44,338,082	44,584,384	7,945.21	0	0
Aug-17	161,257	246,301	23,560,160	44,584,384	44,830,685	7,945.21	0	0
Sep-17	161,257	238,356	23,959,773	44,830,685	45,069,041	7,945.21	0	0
Oct-17	161,257	246,301	24,367,332	45,069,041	45,315,342	7,945.21	0	0
Nov-17	163,082	238,356	24,768,770	45,315,342	45,553,699	7,945.21	0	0
Dec-17	163,082	246,301	25,178,154	45,553,699	45,800,000	7,945.21	0	0
Jan-18	163,082	254,795	25,596,031	45,800,000	46,054,795	8,219.18	0	0
Feb-18	164,928	230,137	25,991,096	46,054,795	46,284,932	8,219.18	0	0
Mar-18	164,928	254,795	26,410,818	46,284,932	46,539,726	8,219.18	0	0
Apr-18	164,928	246,575	26,822,321	46,539,726	46,786,301	8,219.18	0	0
May-18	166,795	254,795	27,243,910	46,786,301	47,041,096	8,219.18	0	0
Jun-18	166,795	246,575	27,657,280	47,041,096	47,287,671	8,219.18	0	0
Jul-18	166,795	254,795	28,078,870	47,287,671	47,542,466	8,219.18	0	0
Aug-18	168,683	254,795	28,502,347	47,542,466	47,797,260	8,219.18	0	0
Sep-18	168,683	246,575	28,917,605	47,797,260	48,043,836	8,219.18	0	0
Oct-18	168,683	254,795	29,341,082	48,043,836	48,298,630	8,219.18	0	0
Nov-18	170,593	246,575	29,758,250	48,298,630	48,545,205	8,219.18	0	0
Dec-18	170,593	254,795	30,183,638	48,545,205	48,800,000	8,219.18	0	0
Jan-19	170,593	280,274	30,634,504	48,800,000	49,080,274	9,041.10	0	0
Feb-19	172,524	253,151	31,060,179	49,080,274	49,333,425	9,041.10	0	0
Mar-19	192,714	280,274	31,533,167	49,333,425	49,613,699	9,041.10	0	0
Apr-19	192,714	271,233	31,997,114	49,613,699	49,884,932	9,041.10	0	0
May-19	194,665	280,274	32,472,053	49,884,932	50,165,205	9,041.10	0	0
Jun-19	194,665	271,233	32,937,951	50,165,205	50,436,438	9,041.10	0	0
Jul-19	194,665	280,274	33,412,890	50,436,438	50,716,712	9,041.10	0	0
Aug-19	196,636	280,274	33,889,800	50,716,712	50,996,986	9,041.10	0	0
Sep-19	196,636	271,233	34,357,669	50,996,986	51,268,219	9,041.10	0	0
Oct-19	196,636	280,274	34,834,579	51,268,219	51,548,493	9,041.10	0	0
Nov-19	198,627	271,233	35,304,439	51,548,493	51,819,726	9,041.10	0	0
Dec-19	198,627	280,274	35,783,340	51,819,726	52,100,000	9,041.10	0	0

EXHIBIT T-1
Form of Ground Lease Note Escrow Agreement
GROUND LEASE NOTE ESCROW AGREEMENT

Escrowee:	First American Title Insurance Company

Escrow Number:

Escrow Officer:	First American Title Insurance Company 30 N. LaSalle Street Suite 2700 Chicago, IL 60602 Phone: Email:

Seller:	Colony Cove SPE, LLC

Attorney for Seller:	Nancy Nagel, Esq., of counsel Fox, Hefter, Swibel, Levin & Carroll, LLP c/o Hometown America 150 N. Wacker Drive, Suite 2800 Chicago, IL 60606 nnagel@hometownamerica.net

Purchaser:	MHC Operating Limited Partnership

Attorney for Purchaser:	Daniel J. Perlman Paul, Hastings, Janofsky & Walker LLP 191 N. Wacker Drive 30th Floor Chicago, IL 60606 Phone: 312-499-6090 Email: danielperlman@paulhastings.com

Closing Date:	To be determined

Property:	The real property listed on Exhibit A (the “Property”)
     This Ground Lease Note Escrow Agreement (the “Agreement”) is made and entered into on this ___ day of ____ 201_ by and among First American Title Insurance Company (“Escrowee”), Colony Cove SPE LLC, as Seller (“Seller”), and MHC Operating Limited

T-1-1

Partnership, as Purchaser (“Purchaser”).
     Escrowee has agreed to serve as escrow agent in connection with the escrow (the “Escrow”) described in Section 2(__) of that certain Purchase and Sale Agreement by and among Seller, and certain of its affiliates, and Purchaser dated ____________, 2011 (the “Purchase Agreement”). This Agreement sets forth the agreements of Escrowee to administer and effectuate the agreement of Seller and Purchaser with respect to the creation and maintenance of the Escrow.
          1. Receipt of Deposit Amount. Pursuant to Section 2(__) of the Purchase Agreement, Purchaser has delivered to Escrowee the sum of [____________] Dollars ($_________.00) [which will be equal to the outstanding principal balance together with accrued but unpaid interest due and owing pursuant to the Colony Cove Notes as of date of this Agreement] (the “Escrow Funds”) to be held in the Escrow. The Escrow Funds shall be held in escrow and used to fund the disbursements described in paragraphs 3 and 4 hereof. Escrowee shall hold, keep custody of, invest and distribute the Escrow Funds together with interest earned thereon in accordance with the terms and conditions of this Agreement.
          2. Investment of Escrow Funds. Deposits of funds made pursuant to this Agreement may be invested on behalf of Purchaser; provided, that any direction to Escrowee for such investment shall be expressed in writing by Purchaser to Escrowee, and also provided Escrowee is in receipt of Purchaser’s taxpayer identification number and investment forms as required. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment. Except as to deposits of funds for which Escrowee has received express written direction concerning investment or other handling, the parties hereto agree that Escrowee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; provided, however, nothing herein shall diminish Escrowee’s obligation to apply the full amount of the deposits in accordance with the terms of this Agreement. Purchaser shall receive all of the interest earned on the Escrow Funds.
          3. Incremental Disbursements. On the first business day of the first full calendar month after the date of this Agreement, and on the first business day of each calendar month thereafter until the Escrow Funds are depleted (each such date, a “Monthly Disbursement Date”), Escrowee, without the need of any further written direction, shall make a disbursement to Purchaser from the Escrow equal to the aggregate amount set forth as the “Distribution Amount,” as shown on Exhibit B, for the prior calendar month (such amount, the “Monthly Disbursement Amount”). Each such Monthly Disbursement Amount shall have added to it the aggregate amount of all interest earned on the Escrow Funds during the prior calendar month, if any.
          4. Final Disbursement. From and after the date of this Agreement and for so long as this Agreement remains in effect, if Purchaser or Seller receives a notice under the ground leases for the Property that triggers the right of the ground lessee thereunder to exercise the option to purchase the fee interest in the Property, or which evidences ground lessor’s election to “put” the Property to the ground lessee, such party shall provide the other party and Escrowee with a copy of such notice within five (5) business days after such party’s receipt thereof, together with a calculation of the earliest date upon which the purchase of the fee interest in the Property could be consummated pursuant to the terms of the ground leases (such

T-1-2

date, the “Deemed Closing Date”, such notice, the “Final Disbursement Notice”). If the party receiving the Final Disbursement Notice does not object to the calculation in the Deemed Closing Date by written notice to Escrowee and the notifying party within ten (10) days after receipt of the Final Disbursement Notice, Escrowee, without the need for any further written direction, shall on the Deemed Closing Date make a disbursement from the Escrow to the Seller in the amount of all funds then remaining in the Escrow, if any. Thereafter, the Escrow shall automatically terminate and the parties hereto shall have no further obligations hereunder. Notwithstanding anything set forth herein to the contrary, the Purchaser shall be entitled to receive all disbursements which accrue pursuant to Paragraph 3 hereof for all periods prior to the Deemed Closing Date.
          5. Full Payment. Escrowee acknowledges that it has received full payment for the costs and related fees necessary to perform all services required of Escrowee hereunder.
          6. Choice of Law. This Agreement shall be governed by and interpreted according to the laws of the State of Illinois.
          7. Duties of Escrowee. Escrowee shall be obligated only for the performance of such duties as are specifically set forth herein and may rely on and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.
          8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original.
          9. Entire Agreement. This Agreement constitutes the entire agreement among Seller, Purchaser and Escrowee with respect to the matters described herein, and may not be modified except upon the express written consent of the Seller (or the Attorney for Seller on behalf of Seller), Purchaser (or the Attorney for Purchaser on behalf of Purchaser), and Escrowee. In the event of a conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of this Agreement shall control.
          10. Deposit of Funds. All funds deposited hereunder, together with any interest accrued thereon, less the withdrawals, if any, pursuant to this Agreement, shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purposes set forth herein.
     11. Assignment. The parties hereto may assign their rights hereunder to any designee, including the right to receive disbursement of the Escrow Funds from the Escrow; provided, however, that in the event of any such assignment: (i) Purchaser shall be required to assign all of its rights and obligations under the Purchase Agreement insofar as they relate to the Property; (ii) a true, correct and complete copy of such assignment shall be provided to Seller, complete with the assignee’s address for notice purposes; and (iii) the assignee shall agree in writing to be bound by all of the terms of this Agreement and the Purchase Agreement insofar as it pertains to the Escrow Shares and the Escrow Funds. In the event that Purchaser assigns its rights hereunder to a designee and satisfies the foregoing requirements, Purchaser shall provide

T-1-3

written notice thereof to Seller and to Escrowee, and Escrowee shall thereafter recognize the designee as Purchaser for all purposes hereunder.
     12. Purchaser’s Liability Capped. The parties hereby acknowledge that Purchaser’s liability with respect to the funding of the Escrow shall be limited to the amount of Escrow Funds that Purchaser has deposited into the Escrow under this Agreement.
     13. Business Days. Wherever, under the terms and provisions of this Agreement, the time for performance of a condition falls upon a Saturday, Sunday, or holiday, such time for performance shall be extended to the next business day.
     14. Conflicting Demands. If conflicting demands are made upon Escrowee or legal action is taken in connection with the Escrow, and Seller (or the Attorney for Seller on behalf of Seller) and Purchaser (or the Attorney for Purchaser on behalf of Purchaser) fail to resolve such conflict and make consistent demands after written notice from Escrowee, then except as set forth in Section 1 above, Escrowee may withhold and stop all further proceedings without liability therefore, or Escrowee may file suit in interpleader or for declaratory relief.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

T-1-4

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

ESCROWEE: FIRST AMERICAN TITLE INSURANCE COMPANY
By:
Name:
Title:

SELLER: COLONY COVE SPE LLC, a Delaware limited liability company
By:
Name:
Title:

PURCHASER: MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership
By:	MHC Trust, a Maryland real estate investment trust, its general partner

By:	Equity LifeStyle Properties, Inc., a Maryland corporation, its sole voting shareholder

By:
Name:
Title:

T-1-5

EXHIBIT A
REAL PROPERTY
(Legal Description of Ground Leased Property)

T-1-6

EXHIBIT B
DISTRIBUTION SCHEDULE
(See attached)

T-1-7

Colony Cove Notes Balance

	Ground	Ground
	Lease	Lease	Avg.
	Notes	Notes	Daily
	Beginning	Ending	Amort
Month	Balance	Balance	Amount
Jun-11	2,128,453	2,110,284	605.63
Jul-11	2,110,284	2,091,972	590.73
Aug-11	2,091,972	2,073,514	595.41
Sep-11	2,073,514	2,054,910	620.13
Oct-11	2,054,910	2,036,159	604.87
Nov-11	2,036,159	2,017,260	629.98
Dec-11	2,017,260	1,998,210	614.49
Jan-12	1,998,210	1,979,010	619.35
Feb-12	1,979,010	1,959,659	667.31
Mar-12	1,959,659	1,940,153	629.20
Apr-12	1,940,153	1,920,494	655.32
May-12	1,920,494	1,900,679	639.20
Jun-12	1,900,679	1,880,706	665.74
Jul-12	1,880,706	1,860,576	649.36
Aug-12	1,860,576	1,840,287	654.50
Sep-12	1,840,287	1,819,836	681.67
Oct-12	1,819,836	1,799,224	664.91
Nov-12	1,799,224	1,778,449	692.51
Dec-12	1,778,449	1,757,509	675.48
Jan-13	1,757,509	1,736,404	680.82
Feb-13	1,736,404	1,715,131	759.74
Mar-13	1,715,131	1,693,690	691.65
Apr-13	1,693,690	1,672,079	720.36
May-13	1,672,079	1,650,298	702.64
Jun-13	1,650,298	1,628,343	731.81
Jul-13	1,628,343	1,606,215	713.81
Aug-13	1,606,215	1,583,912	719.46
Sep-13	1,583,912	1,561,432	749.33
Oct-13	1,561,432	1,538,774	730.90
Nov-13	1,538,774	1,515,937	761.24
Dec-13	1,515,937	1,492,919	742.52
Jan-14	1,492,919	1,469,719	748.39
Feb-14	1,469,719	1,446,335	835.14
Mar-14	1,446,335	1,422,766	760.29
Apr-14	1,422,766	1,399,011	791.85
May-14	1,399,011	1,375,067	772.38
Jun-14	1,375,067	1,350,934	804.44
Jul-14	1,350,934	1,326,609	784.65
Aug-14	1,326,609	1,302,093	790.86
Sep-14	1,302,093	1,277,382	823.70
Oct-14	1,277,382	1,252,475	803.44
Nov-14	1,252,475	1,227,372	836.79
Dec-14	1,227,372	1,202,069	816.21
Jan-15	1,202,069	1,176,566	822.67
Feb-15	1,176,566	1,150,862	918.02
Mar-15	1,150,862	1,124,954	835.75

T-1-8

	Ground	Ground
	Lease	Lease	Avg.
	Notes	Notes	Daily
	Beginning	Ending	Amort
Month	Balance	Balance	Amount
Apr-15	1,124,954	1,098,840	870.44
May-15	1,098,840	1,072,520	849.03
Jun-15	1,072,520	1,045,992	884.28
Jul-15	1,045,992	1,019,254	862.53
Aug-15	1,019,254	992,304	869.36
Sep-15	992,304	965,140	905.45
Oct-15	965,140	937,762	883.18
Nov-15	937,762	910,166	919.84
Dec-15	910,166	882,353	897.21
Jan-16	882,353	854,319	904.32
Feb-16	854,319	826,063	974.34
Mar-16	826,063	797,584	918.69
Apr-16	797,584	768,879	956.83
May-16	768,879	739,947	933.30
Jun-16	739,947	710,785	972.04
Jul-16	710,785	681,393	948.13
Aug-16	681,393	651,769	955.64
Sep-16	651,769	621,909	995.31
Oct-16	621,909	591,814	970.83
Nov-16	591,814	561,480	1,011.13
Dec-16	561,480	530,906	986.26
Jan-17	530,906	500,089	994.07
Feb-17	500,089	469,029	1,109.29
Mar-17	469,029	437,723	1,009.87
Apr-17	437,723	406,169	1,051.79
May-17	406,169	389,196	547.55
Jun-17	389,196	372,087	570.28
Jul-17	372,087	354,843	556.25
Aug-17	354,843	337,463	560.65
Sep-17	337,463	319,945	583.93
Oct-17	319,945	302,289	569.57
Nov-17	302,289	284,492	593.21
Dec-17	284,492	266,555	578.62
Jan-18	266,555	248,476	583.20
Feb-18	248,476	230,254	650.80
Mar-18	230,254	211,887	592.47
Apr-18	211,887	193,375	617.07
May-18	193,375	174,716	601.89
Jun-18	174,716	155,910	626.88
Jul-18	155,910	136,955	611.46
Aug-18	136,955	117,850	616.30
Sep-18	117,850	98,593	641.88
Oct-18	98,593	79,184	626.09
Nov-18	79,184	59,622	652.09
Dec-18	59,622	39,904	636.05
Jan-19	39,904	20,031	641.08
Feb-19	20,031	(0)	715.39
Mar-19	0	0	0.00
Apr-19	0	0	0.00
May-19	0	0	0.00
Jun-19	0	0	0.00
Jul-19	0	0	0.00
Aug-19	0	0	0.00
Sep-19	0	0	0.00
Oct-19	0	0	0.00
Nov-19	0	0	0.00
Dec-19	0	0	0.00

T-1-9

EXHIBIT U
Form of Master Escrow Agreement
MASTER CLOSING ESCROW AGREEMENT

Escrowee:	First American Title Insurance Company

Escrow Number:

Escrow Officer:

First American Title Insurance Company
30 N. LaSalle Street
Suite 2700
Chicago, IL 60602
Phone:
Email:

Sellers:	See Preamble

Attorney for Sellers:	Daniel J. Perlman
Paul, Hastings, Janofsky & Walker LLP
191 N. Wacker Drive
30th Floor
Chicago, IL 60606
Phone: 312-499-6090
Email: danielperlman@paulhastings.com

Purchasers:	See Preamble

Attorney for Purchasers:	Nancy Nagel
Fox, Hefter, Swibel, Levin & Carroll, LLP
c/o Hometown America, L.L.C.
150 North Wacker Drive
Suite 2800
Chicago, IL 60606
Phone: (312) 604-7570
Email: nnagel@hometownamerica.com

Closing Date:	July 1, 2011

Property:	All of the real property listed on Exhibit A (collectively, the “Properties”)

     This Master Closing Escrow Agreement (the “Agreement”) is made and entered into on this ___ day of _______, 2011, by and among First American Title Insurance Company (the “Escrowee”), MH Financial Services, L.L.C. (“MH Financial”), Hometown America Management, L.L.C. (“Hometown Management L.L.C.”), Hometown America Management, L.P. (“Hometown Management L.P.”), and Hometown America Management Corp. (“Hometown Management Corp.”) and the other entities listed as “Sellers” on the signature page to this Agreement (the “Selling Entities” and together with MH Financial, Hometown Management L.L.C., Hometown Management L.P. and Hometown Management Corp., collectively, the “Sellers”), and Realty Systems, Inc. and MHC Operating Limited Partnership (collectively, “Purchasers”).
     Escrowee has agreed to serve as escrow agent in connection with the closing (“Closing”) of the sale of the Properties and other assets by Sellers to Purchasers (collectively, the “Transaction”) pursuant to that certain Purchase and Sale Agreement dated May 31, 2011 by and among the Selling Entities and MHC Operating Limited Partnership (the “Park Agreement”) and pursuant to that certain Purchase and Sale Agreement [Homes and Home Loans] dated May 31, 2011 by and among MH Financial, L.L.C., Hometown America Management, L.L.C., Hometown America Management, L.P. and Hometown America Management Corp., as sellers, and Purchasers, as purchasers (the “Home and Loan Agreement”). Escrowee, Purchasers and Sellers acknowledge that the Transaction may proceed in multiple Closings each involving less than all of the Properties (as defined in the Park Agreement) and assets and that all Properties and assets may not be purchased by Purchasers.
     This Agreement sets forth the agreements of Escrowee to administer and effectuate the Closing of the Transaction and the agreement of Sellers and Purchasers with respect to the Closing of the Transaction:
     1. Receipt of Deposit Amount. Pursuant to Section 5(F) of the Park Agreement, Purchasers shall deposit with Escrowee not later than 5:00 p.m. (CST) on ________, 2011, the sum of Two Hundred Seventy Five Million Dollars ($275,000,000.00) (the “Escrow Funds”) to be held in the Escrow. The Escrow Agent shall hold, keep custody of, invest and dispose of the Escrow Funds in accordance with the terms and conditions of this Agreement.
     2. Investment of Escrow Funds. Deposits of funds made pursuant to this Agreement may be invested on behalf of the party depositing said funds; provided, that any direction to Escrowee for such investment shall be expressed in writing and contain the consent of all other parties to this Escrow (not to be unreasonably withheld or delayed), and also provided that the Escrowee is in receipt of the taxpayers identification numbers and investment forms as required. Escrowee will, upon request, furnish information concerning its procedures and fee schedules for investment. Except as to deposits of funds for which Escrowee has received express written direction concerning investment or other handling, the parties hereto agree that the Escrowee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; provided, however, nothing herein shall diminish Escrowee’s obligation to apply the full amount of the deposits in accordance with the terms of this Agreement. At Closing, Purchasers shall each receive the interest earned on the Escrow Funds.

     3. Deposit of Closing Documents. Escrowee hereby acknowledges that Sellers have delivered to Escrowee those executed and notarized deeds for each of the Properties (the “Deeds”) required to be delivered by Sellers in connection with the Closing pursuant to Section 5(B)(i)(a) and the assignments of the Michigan Loan Documents and the Lawsuit required to be delivered by Sellers in connection with the Closing pursuant to Section 5(B)(i)(ff) (the “Michigan Loan Assignments”), and Purchasers and Sellers have agreed, subject to the terms and conditions of the Park Agreement and the Home and Loan Agreement, to deliver to Escrowee, on or before the Closing Date, the remaining documents and deliveries required to be delivered by Sellers and Purchasers in connection with the Closing pursuant to Section 5(B) of the Park Agreement and Section 5(B) of the Home and Loan Agreement (collectively, the “Other Closing Documents”).
     (a) Escrowee confirms that each of the Deeds and the Michigan Loan Assignments, so delivered, has been fully signed, dated and witnessed and/or acknowledged by a notary public, that each Deed is in proper form for filing or recording in the jurisdictions in which each such Deed is to be filed or recorded, that all blank spaces in the Deeds and the Michigan Loan Assignments have been appropriately completed (or will be completed by Escrowee at the time of recordation or filing), that each of the Deeds and the Michigan Loan Assignments is complete, and that all required exhibits (including complete and accurate property descriptions, where applicable) and ancillary documents required for recording purposes are attached thereto.
     (b) Should Escrowee become aware that any Deeds do not meet the requirements for filing or recording in the jurisdictions in which each of such Deeds is to be filed or recorded, Escrowee is to notify Attorney for Sellers and Attorney for Purchasers as soon as possible in writing. All parties agree to use reasonable commercial efforts to correct such documents and effect recordation thereof as soon as practicable.
     4. Title Policies. Purchasers and Escrowee agree to continue to work toward completion of the policies of title insurance (the “Owner’s Policies”) to be issued to Purchasers on the Closing Date, insuring Purchasers’ fee or leasehold interest in the Properties, effective as of the Closing Date, and on the Closing Date Escrowee shall be irrevocably committed to issue to Purchasers the Owner’s Policies based upon, consistent and in accordance with its owner’s pro-form title insurance policies or marked title commitments approved by Purchasers (the “Pro-Forma Policies”) and consistent with the terms of the Park Agreement. By acceptance of these instructions Escrowee acknowledges and agrees that upon disbursement of the Escrow Funds, or any part thereof, all title insurance premiums and other sums due to Escrowee will be deemed paid in full and the Pro-Forma Policies shall be deemed actual title insurance policies, for the benefit of the respective insureds thereunder, effective as of the date of such disbursement (until delivery, in each case, of the applicable original title insurance policy).
     5. Pre-Closing Activities. In connection with the Closing, Escrowee, Purchasers and Sellers will proceed as follows (collectively, the “Closing Conditions”):
     (a) Escrowee will verify that it has received each and all of the Other Closing Documents, and all funds, other documents, certificates and instruments necessary to comply with the terms of this Agreement required to effect the Closing (collectively, the “Deposits”).
     (b) Purchasers and Sellers shall have approved the Closing Statement and authorized the same to be attached to this Agreement as Exhibit B.
     (c) Escrowee shall verify that it has received such additional funds from Purchasers as may be required to close the Transaction as provided in the Closing Statement to be attached hereto as Exhibit B. All such additional funds so provided by Purchasers shall be added to and included as part of the “Escrow Funds.”
If the Closing is not consummated for any reason by 1:00 p.m. (CST) on the Closing Date, then Escrowee shall, not later than 4:00 p.m. (CST) on the Closing Date (a) deliver the Escrow Funds and interest earned thereon to Purchasers by wire transfer of immediately available funds, (b) return all documents to the party depositing said documents with Escrowee, and (c) destroy all joint deposits. Sellers and Purchasers agree that in the event the Closing is not consummated for any reason by 1:00 p.m. (CST) on the Closing Date, Escrowee shall proceed without any further direction from Sellers or Purchasers, Sellers hereby waiving any and all right to object thereto or to prevent the Escrowee from proceeding as instructed in the immediately preceding sentence. Sellers and Purchasers are entering into this Agreement and after having received the benefit of legal counsel’s advice regarding the consequences of the terms of this provision.
     6. Full Payment. Prior to Closing, Escrowee will acknowledge that it has received: (i) full payment for the cost and related fees necessary to (a) record the Deeds, (b) issue the Owner’s Policies, and (c) otherwise perform all services required of Escrowee hereunder; and (ii) sufficient funds to pay all (a) transfer and leasehold taxes, and (b) recording fees.
     7. Closing Procedure. Escrowee acknowledges that Purchaser has the right under the Park Agreement and the Home and Loan Agreement to exclude certain Properties, Inventory Homes (as such term is defined in the Home and Loan Agreement) and Manufactured Home Loans (as such term is defined in the Home and Loan Agreement) from the Closing of the Transaction (all such Properties that are not excluded by Purchaser are referred to herein as the “Included Properties”; all such Included Properties together with all Inventory Homes and Manufactured Home Loans that are not excluded by Purchaser are referred to herein collectively as the “Included Assets”). At 9:00 a.m. (CST) on the Closing Date, provided that all of the Closing Conditions have been satisfied, Escrowee is then hereby authorized and directed to promptly proceed as follows with respect to only the Included Assets:
     (a) At Closing, issue to Purchasers marked and signed versions of the Pro-Forma Policies.
     (b) At Closing, disburse the Escrow Funds to those persons and in those amounts described in the Closing Statement attached hereto as Exhibit B and return any excess Escrow Funds to Purchaser.
     (c) Promptly after Closing, purchase and affix to each of the Deeds with respect to the Included Properties the appropriate transfer stamps.

     (d) Promptly after Closing record in the following order with the appropriate clerk of courts, county recorder or other appropriate real estate filing office each of the: (i) Deeds for the Included Properties, along with the state and/or local transfer tax declarations and withholding tax forms; (ii) all other documents as required with respect to the Included Assets.
     (e) Promptly after the completion of the recordings set forth in Section 7(D) hereof, deliver recorded copies of all Deeds to Attorney for Sellers and Attorney for Purchasers.
     (f) Promptly after the completion of the recordings set forth in Section 7(D) hereof, issue to Purchasers Owner’s Policies for each of the Included Properties in the form of the Pro-Forma Policies (as marked) with an effective date as of the recording of the Deeds.
     (g) Promptly after Closing deliver to the Purchasers and Sellers, as applicable, all original Michigan Loan Assignments and Other Closing Documents (or copies thereof if originals are not available) with respect to the Included Properties. Escrowee shall hold all other Other Closing Documents for future Closings unless directed by Sellers and Purchaser to do so otherwise.
     (h) Promptly after the completion of the recording of all applicable Deeds, provide to Attorney for Sellers and Attorney for Purchasers an accounting of all Escrow Funds.
     8. Choice of Law. This Agreement shall be governed by and interpreted according to the laws of the State of Illinois.
     9. Duties of Escrowee. The Escrowee shall be obligated only for the performance of such duties as are specifically set forth herein and may rely on and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.
     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to constitute an original.
     11. Entire Agreement. This Agreement, the Park Agreement and the Home and Loan Agreement constitute the entire agreements among Sellers, Purchasers and Escrowee with respect to the matters described herein. This Agreement may not be modified except upon the express written consent of the Sellers (or Attorney for Sellers on behalf of Sellers), Purchasers (or Attorney for Purchasers on behalf of Purchasers) and Escrowee. To the extent of any conflict between the terms of and conditions of this Agreement and the terms and conditions of the Park Agreement or the Home and Loan Agreement, as applicable, the terms and conditions of the Park Agreement or the Home and Loan Agreement, as applicable, shall control.
     12. Deposit of Funds. All funds deposited hereunder, together with any interest accrued thereon, less the withdrawals, if any, pursuant to this Agreement, shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purposes set forth herein.
     13. Time for Performance. Wherever, under the terms and provisions of this Agreement, the time for performance of a condition falls upon a Saturday, Sunday, or holiday, such time for performance shall be extended to the next business day.
     14. Conflicting Demands. If conflicting demands are made upon Escrowee or legal action is taken in connection with the Escrow, and Sellers (or Attorney for Sellers on behalf of Sellers) and Purchasers (or Attorney for Purchasers on behalf of Purchasers) fail to resolve such conflict and make consistent demands after written notice from Escrowee, then except as set forth in Section 1 above, Escrowee may withhold and stop all further proceedings without liability therefore, or Escrowee may file suit in interpleader or for declaratory relief.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

ESCROWEE: FIRST AMERICAN TITLE INSURANCE COMPANY
By:
Name:
Title:

SELLERS:
APACHE WESTPARK SPE LLC,
AUDUBON VILLAGE SPE LLC,
TIMBERTON RANCH SPE LLC,
HOMETOWN BEACON HILL COLONY, L.L.C.,
LONG FIELD WOODS SPE LLC,
SHADY LANE SPE LLC,
HOMETOWN CEDAR KNOLLS, L.L.C.,
HOMETOWN CHERON, L.L.C.,
HOMETOWN CHESTERFIELD, L.L.C.,
HOMETOWN CIMARRON, L.L.C.,
HOMETOWN CLOVERLEAF PHASE II, L.L.C.,
HOMETOWN CLOVERLEAF, L.L.C.,
FOREST ESTATES FSPE LLC,
COLONY COVE SPE LLC,
COVINGTON ESTATES MHC, L.L.C.,
DENALI PARK SPE LLC,
EMERALD LAKE SPE LLC,
HOMETOWN FEATHEROCK, L.L.C.,
HOMETOWN FERRAND, L.L.C.,
HOMETOWN HASELTON VILLAGE, L.L.C.,
HERON CAY MHC, L.L.C.,
HIDDEN VALLEY SPE LLC,
EAST LANE RANCH ESTATES SPE LLC,
HOMETOWN HOOSIER ESTATES, L.L.C.,
HOMETOWN LAKE WORTH, L.L.C.,
LAKELAND HARBOR SPE LLC,
LAKELAND JUNCTION SPE LLC,
PARKWOOD BRANCH TERRACE SPE LLC,
HOMETOWN LI’L WOLF, L.L.C.,
LOS RANCHOS FSPE LLC,
HOMETOWN MACOMB, L.L.C.,
MEADOW PARK SPE LLC,
HOMETOWN MOUNTAIN VIEW, L.L.C.,

HOMETOWN NORTH GLEN, L.L.C.,
PALM BEACH SPE LLC,
HOMETOWN PEPPERMINT WOODS, L.L.C.,
PINE RIDGE MHC, LLC,
HOMETOWN RIDGEWOOD, L.L.C.,
HOMETOWN ROCKFORD RIVERVIEW, L.L.C.,
HOMETOWN SHENANDOAH ESTATES, L.L.C.,
HOMETOWN STONEGATE STORAGE, L.L.C.,
HOMETOWN STONEGATE MANOR, L.L.C.,
HOMETOWN SUNSHINE VALLEY, L.L.C.,
SWAN CREEK SPE LLC,
VERO PALM MHC, L.L.C.,
HOMETOWN WEST MEADOW, L.L.C.,
HOMETOWN WESTBROOK, L.L.C.,
HOMETOWN WESTPARK EXPANSION, L.L.C.,
HOMETOWN WHISPERING PINES LARGO, L.L.C.,
HOMETOWN WILLIAMS ESTATES, LLC,
HOMETOWN WOODLANDS, L.L.C.,
HOMETOWN WOODLANDS PHASE II, L.L.C.,
MH FINANCIAL SERVICES, L.L.C., and
HOMETOWN AMERICA MANAGEMENT, L.L.C.

each a Delaware limited liability company

for each of the above entities

By:
Name:
Title:

CWS COMMUNITIES LP, a Delaware limited partnership
By:	Second Merger Sub, LLC, a Maryland limited liability company, its general partner

By:
Name:
Title:

HOMETOWN COMMUNITIES LIMITED PARTNERSHIP, a Maryland limited partnership
By:	Hometown Communities, LLC, a Maryland limited liability company, its general partner

By:
Name:
Title:

CWS GREENBRIAR LP, a Delaware limited partnership
By:	CWS Greenbriar LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

HOMETOWN LAKE VILLAGE, L.P., a Delaware limited partnership
By:	Hometown Lake Village GP, L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

N’TANDEM PROPERTIES, L.P., a Delaware limited partnership
By:	Keystone Properties LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

N’TANDEM REAL ESTATE HOLDINGS, LLC, a Maryland limited liability company
By:
Name:
Title:

MH FINANCIAL SERVICES, L.L.C., a Delaware limited liability company;

HOMETOWN AMERICA MANAGEMENT, L.L.C., a Delaware limited liability company;

HOMETOWN AMERICA MANAGEMENT CORP., a Delaware corporation

For each such entity above,

By:
Name:
Its:

HOMETOWN AMERICA MANAGEMENT, L.P., a Delaware limited partnership, BY: Hometown America Management Corp., its Sole General Partner;

By:
Name:
Its:
[Signatures Continue on Following Page]

PURCHASERS: MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership
By:	MHC Trust, a Maryland real estate investment trust, its general partner

By:	Equity LifeStyle Properties, Inc., a Maryland corporation, its sole voting shareholder

By:
Name:
Title:

REALTY SYSTEMS, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT A
PROPERTIES

Property Name	Street Address	City	State	Sellers	Purchasers	Proforma No.

EXHIBIT B
CLOSING STATEMENT
(See Attached)

EXHIBIT V
List of Michigan Loan Documents
1) Secured Note dated June 5, 2008 by Gideon Financial, LLC, to MH Financial Services, L.L.C.
2) Security Agreement dated June 5, 2008 by Gideon Financial, LLC, to MH Financial Services, L.L.C.
3) Loan Agreement dated June 5, 2008, by and between Grand Blanc SDM, LLC, Timber Heights SDM, LLC, Holly Hills SDM, LLC and Hometown Communities Limited Partnership
4) First Amendment to Loan Agreement dated effective as of February 9, 2009, by Deer Meadows SDM, LLC (f/k/a Grand Blanc SDM, LLC), Timber Heights SDM, LLC and Holly Hills SDM, LLC
5) Amended and Restated Promissory Note Secured by Mortgages by Deer Meadows SDM, LLC (f/k/a Grand Blanc SDM, LLC) and Holly Hills SDM, LLC, dated effective as of February 9, 2009
6) Reaffirmation of Guaranty dated effective as of February 9, 2009 by Stella Del Mar LLC in favor of Hometown Communities Limited Partnership
7) Escrow Agreement for Repairs dated June 5, 2008, by and between Grand Blanc SDM, LLC, Timber Heights SDM, LLC, Holly Hills SDM, LLC, for the benefit of Hometown Communities Limited partnership
8) Reaffirmation of Borrowers’ Closing Certificate dated effective as of February 9, 2009
9) Certificate of Manager of Stella Del Mar, LLC dated June 8, 2008 from Julius J. Szabo to Hometown Communities Limited Partnership.
10) Reaffirmation of Manager’s Certificate dated effective as of February 9, 2009 given by Julius J. Szabo for the benefit of Hometown Communities Limited Partnership in connection with a loan made to Deer Meadows SDM, LLC (f/k/a/ Grand Blanc SDM, LLC) and Holly Hills SDM, LLC.
11) Termination Agreement effective February 9, 2009 by and among Timberton Ranch SPE LLC, Forest Estates FSPE LLC, and Holly Heights L.L.C. as Seller, Hometown Communities Limited Partnership, as Lender, and Deer Meadows, SDM (f/k/a/ Grand Blanc SDM, LLC), Timber Heights SDM, LLC and Holly Hills SDM, LLC, as Purchasers.
12) Mortgage (Future Advance Mortgage) dated June 5, 2008, made by Grand Blanc SDM, LLC in favor of Hometown Communities Limited Partnership recorded August 12, 2008, as instrument number 200808120058787, in the official records of Genesee County, Michigan.

V-1

13) UCC Financing Statement filed January 20, 2008 with the Florida Secretary of State, naming Hometown Communities Limited Partnership Financial, as secured party and Deer Meadows SDM, LLC, as Debtor
14) UCC Financing Statement Amendment filed January 20, 2008 with the Florida Secretary of State, naming Deer Meadows SDM, LLC, as Debtor
15) UCC Financing Statement filed June 9, 2008 with the Florida Secretary of State, naming Hometown Communities Limited Partnership Financial, as secured party and Grand Blanc SDM, LLC, as Debtor
16) UCC Financing Statement filed January 21, 2009 with Genesee Secretary of State, naming Deer Meadows SDM, LLC, as Debtor
17) UCC Financing Statement Amendment filed January 21, 2009 with Genesee County, naming Deer Meadows SDM, LLC, as Debtor
18) UCC Financing Statement filed August 12, 2008 with Genesee County, naming Grand Blanc SDM, LLC, as Debtor
19) Assignment of Leases and Rents dated June 5, 2008 by Grand Blanc SDM, LLC in favor of Hometown Communities Limited Partnership
20) Manager’s Consent and Subordination of Management Agreement dated June 5, 2008, made by Grand Blanc SDM, LLC and Star Sun Management Inc., in favor of Hometown Communities Limited Partnership
21) Mortgage (Future Advance Mortgage) dated June 5, 2008, made by Holly Hills SDM, LLC in favor of Hometown Communities Limited Partnership recorded June 30, 2008, as instrument number 127357, in the official records of Oakland County, Michigan. Note: this mortgage contains a cross-collateralization rider which also causes the Grand Blanc mortgage to secure the obligations under the mortgages made by Grand Blanc SDM, LLC and Timber Heights SDM, LLC.
22) Assignment of Leases and Rents dated June 5, 2008 by Holly Hills SDM, LLC in favor of Hometown Communities Limited Partnership
23) Manager’s Consent and Subordination of Management Agreement dated June 5, 2008, made by Holly Hills SDM, LLC and Star Sun Management Inc., in favor of Hometown Communities Limited Partnership
24) UCC Financing Statement filed June 9, 2008 with the Florida Secretary of State, naming Hometown Communities Limited Partnership Financial, as secured party and Holly Hills SDM, LLC, as Debtor
25) UCC Financing Statement filed June 30, 2008 with Oakland County, Michigan the, naming

V-2-

Hometown Communities Limited Partnership Financial, as secured party and Holly Hills SDM, LLC, as Debtor
26) Reaffirmation of Borrowers’ Closing Certificate dated effective as of February 9, 2009 made by Holly Hills SDM, LLC, Deer Meadows SDM, LLC (f/k/a Grand Blanc SDM, LLC)

V-3-

SCHEDULE 2(D)
Ground Lease Distributions
(See Attached)

Schedule
2(D)-1

Colony Cove Ground Lease Purchase Option
Draw down of escrow balance is from ground lease payment + purchase price ∆ ( a + b )

		(b)
	(a)	Ground		Monthly	Monthly			(a) + (b)
	Ground	Lease	Cumulative	Beginning	Ending		Purchase	Escrow
	Lease	Purchase	(a) + (b)	Purchase	Purchase	Per Day	Option	Distribution
Month	Payment	Price ∆	Cumulative	Price	Price	Increase	Escrow	Amount
Jun-11				30,520,548	30,643,836	4,109.59	6,600,000	0
Jul-11	107,341	127,397	234,738	30,643,836	30,771,233	4,109.59	6,600,000	0
Aug-11	108,682	127,397	470,818	30,771,233	30,898,630	4,109.59	6,600,000	0
Sep-11	108,682	123,288	702,788	30,898,630	31,021,918	4,109.59	6,600,000	0
Oct-11	108,682	127,397	938,867	31,021,918	31,149,315	4,109.59	6,600,000	0
Nov-11	110,041	123,288	1,172,196	31,149,315	31,272,603	4,109.59	6,600,000	0
Dec-11	110,041	127,397	1,409,634	31,272,603	31,400,000	4,109.59	6,600,000	0
Jan-12	110,041	169,399	1,689,074	31,400,000	31,569,399	5,464.48	6,600,000	0
Feb-12	111,416	158,470	1,958,960	31,569,399	31,727,869	5,464.48	6,600,000	0
Mar-12	111,416	169,399	2,239,776	31,727,869	31,897,268	5,464.48	6,600,000	0
Apr-12	111,416	163,934	2,515,127	31,897,268	32,061,202	5,464.48	6,600,000	0
May-12	112,809	169,399	2,797,335	32,061,202	32,230,601	5,464.48	6,600,000	0
Jun-12	112,809	163,934	3,074,078	32,230,601	32,394,536	5,464.48	6,600,000	0
Jul-12	112,809	169,399	3,356,286	32,394,536	32,563,934	5,464.48	6,600,000	0
Aug-12	114,219	169,399	3,639,905	32,563,934	32,733,333	5,464.48	6,600,000	0
Sep-12	114,219	163,934	3,918,058	32,733,333	32,897,268	5,464.48	6,600,000	0
Oct-12	114,219	169,399	4,201,677	32,897,268	33,066,667	5,464.48	6,600,000	0
Nov-12	115,647	163,934	4,481,258	33,066,667	33,230,601	5,464.48	6,600,000	0
Dec-12	115,647	169,399	4,766,304	33,230,601	33,400,000	5,464.48	6,600,000	0
Jan-13	115,647	178,356	5,060,307	33,400,000	33,578,356	5,753.42	6,305,997	294,003
Feb-13	117,093	161,096	5,338,496	33,578,356	33,739,452	5,753.42	6,027,808	278,189
Mar-13	117,093	178,356	5,633,944	33,739,452	33,917,808	5,753.42	5,732,360	295,449
Apr-13	117,093	172,603	5,923,640	33,917,808	34,090,411	5,753.42	5,442,664	289,695
May-13	118,556	178,356	6,220,552	34,090,411	34,268,767	5,753.42	5,145,752	296,912
Jun-13	118,556	172,603	6,511,711	34,268,767	34,441,370	5,753.42	4,854,593	291,159
Jul-13	118,556	178,356	6,808,624	34,441,370	34,619,726	5,753.42	4,557,680	296,912
Aug-13	120,038	178,356	7,107,018	34,619,726	34,798,082	5,753.42	4,259,286	298,394
Sep-13	120,038	172,603	7,399,659	34,798,082	34,970,685	5,753.42	3,966,645	292,641
Oct-13	120,038	178,356	7,698,053	34,970,685	35,149,041	5,753.42	3,668,251	298,394
Nov-13	121,539	172,603	7,992,195	35,149,041	35,321,644	5,753.42	3,374,109	294,141
Dec-13	121,539	178,356	8,292,090	35,321,644	35,500,000	5,753.42	3,074,214	299,895
Jan-14	121,539	195,342	8,608,971	35,500,000	35,695,342	6,301.37	2,757,333	316,881
Feb-14	123,058	176,438	8,908,467	35,695,342	35,871,781	6,301.37	2,457,837	299,496
Mar-14	123,058	195,342	9,226,867	35,871,781	36,067,123	6,301.37	2,139,436	318,400
Apr-14	123,058	189,041	9,538,967	36,067,123	36,256,164	6,301.37	1,827,337	312,099
May-14	124,596	195,342	9,858,905	36,256,164	36,451,507	6,301.37	1,507,399	319,939
Jun-14	124,596	189,041	10,172,542	36,451,507	36,640,548	6,301.37	1,193,762	313,637
Jul-14	124,596	195,342	10,492,481	36,640,548	36,835,890	6,301.37	873,823	319,939
Aug-14	126,154	195,342	10,813,977	36,835,890	37,031,233	6,301.37	552,327	321,496
Sep-14	126,154	189,041	11,129,172	37,031,233	37,220,274	6,301.37	237,132	315,195
Oct-14	126,154	195,342	11,450,668	37,220,274	37,415,616	6,301.37	0	237,132
Nov-14	127,731	189,041	11,767,440	37,415,616	37,604,658	6,301.37	0	0
Dec-14	127,731	195,342	12,090,513	37,604,658	37,800,000	6,301.37	0	0
Jan-15	127,731	212,329	12,430,572	37,800,000	38,012,329	6,849.32	0	0
Feb-15	129,327	191,781	12,751,680	38,012,329	38,204,110	6,849.32	0	0
Mar-15	129,327	212,329	13,093,336	38,204,110	38,416,438	6,849.32	0	0

Schedule
2(D)-2-

		(b)
	(a)	Ground		Monthly	Monthly			(a) + (b)
	Ground	Lease	Cumulative	Beginning	Ending		Purchase	Escrow
	Lease	Purchase	(a) + (b)	Purchase	Purchase	Per Day	Option	Distribution
Month	Payment	Price Δ	Cumulative	Price	Price	Increase	Escrow	Amount
Apr-15	129,327	205,479	13,428,142	38,416,438	38,621,918	6,849.32	0	0
May-15	130,944	212,329	13,771,415	38,621,918	38,834,247	6,849.32	0	0
Jun-15	130,944	205,479	14,107,838	38,834,247	39,039,726	6,849.32	0	0
Jul-15	130,944	212,329	14,451,111	39,039,726	39,252,055	6,849.32	0	0
Aug-15	132,581	212,329	14,796,020	39,252,055	39,464,384	6,849.32	0	0
Sep-15	132,581	205,479	15,134,080	39,464,384	39,669,863	6,849.32	0	0
Oct-15	132,581	212,329	15,478,989	39,669,863	39,882,192	6,849.32	0	0
Nov-15	134,238	205,479	15,818,706	39,882,192	40,087,671	6,849.32	0	0
Dec-15	134,238	212,329	16,165,273	40,087,671	40,300,000	6,849.32	0	0
Jan-16	134,238	220,219	16,519,729	40,300,000	40,520,219	7,103.83	0	0
Feb-16	135,916	206,011	16,861,656	40,520,219	40,726,230	7,103.83	0	0
Mar-16	135,916	220,219	17,217,790	40,726,230	40,946,448	7,103.83	0	0
Apr-16	135,916	213,115	17,566,821	40,946,448	41,159,563	7,103.83	0	0
May-16	137,615	220,219	17,924,654	41,159,563	41,379,781	7,103.83	0	0
Jun-16	137,615	213,115	18,275,384	41,379,781	41,592,896	7,103.83	0	0
Jul-16	137,615	220,219	18,633,217	41,592,896	41,813,115	7,103.83	0	0
Aug-16	139,335	220,219	18,992,771	41,813,115	42,033,333	7,103.83	0	0
Sep-16	139,335	213,115	19,345,220	42,033,333	42,246,448	7,103.83	0	0
Oct-16	139,335	220,219	19,704,774	42,246,448	42,466,667	7,103.83	0	0
Nov-16	141,077	213,115	20,058,965	42,466,667	42,679,781	7,103.83	0	0
Dec-16	141,077	220,219	20,420,260	42,679,781	42,900,000	7,103.83	0	0
Jan-17	141,077	246,301	20,807,638	42,900,000	43,146,301	7,945.21	0	0
Feb-17	142,840	222,466	21,172,944	43,146,301	43,368,767	7,945.21	0	0
Mar-17	142,840	246,301	21,562,085	43,368,767	43,615,068	7,945.21	0	0
Apr-17	142,840	238,356	21,943,282	43,615,068	43,853,425	7,945.21	0	0
May-17	159,453	246,301	22,349,036	43,853,425	44,099,726	7,945.21	0	0
Jun-17	159,453	238,356	22,746,846	44,099,726	44,338,082	7,945.21	0	0
Jul-17	159,453	246,301	23,152,601	44,338,082	44,584,384	7,945.21	0	0
Aug-17	161,257	246,301	23,560,160	44,584,384	44,830,685	7,945.21	0	0
Sep-17	161,257	238,356	23,959,773	44,830,685	45,069,041	7,945.21	0	0
Oct-17	161,257	246,301	24,367,332	45,069,041	45,315,342	7,945.21	0	0
Nov-17	163,082	238,356	24,768,770	45,315,342	45,553,699	7,945.21	0	0
Dec-17	163,082	246,301	25,178,154	45,553,699	45,800,000	7,945.21	0	0
Jan-18	163,082	254,795	25,596,031	45,800,000	46,054,795	8,219.18	0	0
Feb-18	164,928	230,137	25,991,096	46,054,795	46,284,932	8,219.18	0	0
Mar-18	164,928	254,795	26,410,818	46,284,932	46,539,726	8,219.18	0	0
Apr-18	164,928	246,575	26,822,321	46,539,726	46,786,301	8,219.18	0	0
May-18	166,795	254,795	27,243,910	46,786,301	47,041,096	8,219.18	0	0
Jun-18	166,795	246,575	27,657,280	47,041,096	47,287,671	8,219.18	0	0
Jul-18	166,795	254,795	28,078,870	47,287,671	47,542,466	8,219.18	0	0
Aug-18	168,683	254,795	28,502,347	47,542,466	47,797,260	8,219.18	0	0
Sep-18	168,683	246,575	28,917,605	47,797,260	48,043,836	8,219.18	0	0
Oct-18	168,683	254,795	29,341,082	48,043,836	48,298,630	8,219.18	0	0
Nov-18	170,593	246,575	29,758,250	48,298,630	48,545,205	8,219.18	0	0
Dec-18	170,593	254,795	30,183,638	48,545,205	48,800,000	8,219.18	0	0
Jan-19	170,593	280,274	30,634,504	48,800,000	49,080,274	9,041.10	0	0
Feb-19	172,524	253,151	31,060,179	49,080,274	49,333,425	9,041.10	0	0
Mar-19	192,714	280,274	31,533,167	49,333,425	49,613,699	9,041.10	0	0
Apr-19	192,714	271,233	31,997,114	49,613,699	49,884,932	9,041.10	0	0
May-19	194,665	280,274	32,472,053	49,884,932	50,165,205	9,041.10	0	0
Jun-19	194,665	271,233	32,937,951	50,165,205	50,436,438	9,041.10	0	0
Jul-19	194,665	280,274	33,412,890	50,436,438	50,716,712	9,041.10	0	0
Aug-19	196,636	280,274	33,889,800	50,716,712	50,996,986	9,041.10	0	0
Sep-19	196,636	271,233	34,357,669	50,996,986	51,268,219	9,041.10	0	0
Oct-19	196,636	280,274	34,834,579	51,268,219	51,548,493	9,041.10	0	0
Nov-19	198,627	271,233	35,304,439	51,548,493	51,819,726	9,041.10	0	0
Dec-19	198,627	280,274	35,783,340	51,819,726	52,100,000	9,041.10	0	0

Schedule
2(D)-3-

SCHEDULE 3(A)
Due Diligence Materials
(1)	Current Rent Roll and true, correct and complete copies of the Leases.
(2)	List and description of all Service Contracts and true, correct and complete copies thereof.
(3)	List of tangible Personal Property and copies of the most recently filed personal property tax returns for each Property.
(4)	Schedule of all insurance policies and copies thereof.
(5)	Updated Title Commitment and underlying documents with the following endorsements:
(i)	Extended Coverage;

(ii)	Owner’s Comprehensive;

(iii)	Zoning 3.1 with parking; and

(vii)	Survey.
(6)	Existing Surveys/Updated Surveys.

(7)	Existing environmental, engineering, soil testing, termite inspection and appraisal reports, if any. Reliance Letters for foregoing.

(8)	Existing zoning reports.

(9)	New zoning letter/zoning reports.

(10)	New appraisal reports for the Properties.

(11)	Property marketing materials and site maps.

(12)	Evidence of compliance with Hart-Scott-Rodino Act.

(13)	Regulation S-X Compliance/Audit Letter.

(14)	Seller Searches:
(i)	UCC;

(ii)	Judgment Lien;

(iii)	Federal and State Tax Lien;

Schedule
3(A)-1

(iv)	Bankruptcy; and

(v)	Pending Litigation.
(15)	Copies of Certificates of Title to Manufactured Homes.

(16)	Copies of Seller financing documents for Manufactured Homes.

(17)	Copies of pending sales contracts for Manufactured Homes.

(18)	Licensing/Utility Issues (for acquired utility companies).

(19)	Existing Loan Documents.
(i)	Prepayment/Assumption provisions.
(20)	Copies of recent debt compliance.

(21)	Copies of all correspondences with lenders with respect to all loans secured by the Properties for the prior 2 years.

(22)	Current mortgage statements with respect to all loans secured by the Properties.

(23)	Evidence of compliance by Seller with the Mobile Home Sales Act, Florida Statutes Section 723.071, that the tenants’ rights under Section 723.071 have been extinguished. (Florida properties only).
(i)	Confirmation that annual filing fees have been paid to the Florida Department of Business and Professional Regulation (the “Department”).

(ii)	Confirmation of approval by the Department of all prospectuses utilized with respect to the Property, and identification of the lots to which each prospectus applies.

(iii)	Confirmation that the applicable prospectus was delivered to each tenant and completed with correct information for such tenant’s lot.

(iv)	Confirmation that Leases are signed and are in the file for the initial term of each tenant, as well as copies of Leases signed for subsequent terms, if any.

(v)	Confirmation that the approved prospectus(es), if approved prior to 1988, have been amended to conform to statutory changes made in 1986 and 1988.

(vi)	Confirmation that records of meetings with the tenants’ negotiation committee for any year in which the rent was contested include a written record of the “material factors” used in establishing the lot rental amount as disclosed to the committee, pursuant to Rule 7D-32.004, Fla. Admin. Code.

(vii)	Confirmation that records of security deposits, if any, are maintained in appropriate accounts pursuant to the requirements of Section 83.49, Florida Statutes. If there are deposits, provisions must be made to transfer those funds to Purchaser at the Closing.

Schedule
3(A)-2

(viii)	Copies of rental increase notices from May 1, 2010 to the present with confirmation of mailing within ninety-five (95) days of effective date.

(ix)	Confirmation that rental increase notices have been filed with the Department for the years 2010 to the present.

(x)	Confirmation that all advertising that has been used with respect to the Property since 2010 has been filed with the Department. A copy of all advertising used should be made available to Purchaser upon demand.

(xi)	Written confirmation that the homeowners association at the Property was incorporated in accordance with Section 723.075 — 723.079, Florida Statutes. There should be notification by the homeowners association of such incorporation by certified mail, return receipt requested.

(xii)	Written confirmation that any notices of changes in the Property’s rules or regulations, reductions in services or utilities or amendments to the Property’s prospectus(es) have been filed with Department.

(xiii)	Confirmation that Seller has complied with the notice provisions of Section 723.071(1) and (2), Florida Statutes.
(24)	Blueprints of existing as-builts, including grading, utilities, common area facilities, etc.

(25)	Schedule of all contracts relating to miscellaneous revenues (laundry, vending, cable television, etc.) (if different from Service Contracts).

(26)	Schedule of current employee titles, salaries and related benefits. Provide job responsibilities for each title.

(27)	Turnover report by manufactured home site and tenant for the prior two (2) years.

(28)	Copies of all real estate and personal property tax bills for the prior two (2) years and all correspondence relating to said real estate or personal property tax bills.

(29)	Schedule of all utility bills with vendor name, account number and payments for the prior two (2) years.

(30)	Copies of any annual reports filed with any governmental authority with respect to a utility plant servicing any Property.

(31)	Schedule of all current litigation related to the Property or its tenants and correspondence relating to any open litigation or zoning disputes relating to the Property.

(32)	Accounts receivable aging report and written description of current collection and late fee policies.

(33)	Paid bill files and check registers for review for the prior two (2) years.

(34)	Copies of all permits and licenses (front and back), including certificate(s) of occupancy.

Schedule 3(A)-3

(35)	Copies of all warranties still in effect.

(36)	Bank statements for the prior two (2) years for the account where rental revenues are deposited, including related enclosures.

(37)	Copies of all operating statements for the Property for any time during the period commencing with the first day of the second full calendar year preceding the date of this Agreement and ending on the Final Closing Date.

(38)	General ledger reports for the prior two (2) years.

(39)	Rent rolls for each of the prior two (2) years.

(40)	Copies of all paid repair and maintenance invoices over $500.00.

(41)	Copies of all paid administrative invoices over $500.00.

(42)	Tenant correspondence, including rent increase notices, advertisements, tenant applications, tenant reports, tenant work orders or maintenance requests, and security complaints (or security log, if this is the methodology for tracking security complaints/incidents).

(43)	Current-year operating and capital budget, if any.

(44)	Property personnel files.

(45)	Tenant profile report (if available) detailing age, occupation and employer, income, number of members of household, and length of residency.

(46)	Copies of state and local sales and/or use tax returns filed for the previous two years.

(47)	Internal audit reports on the Properties.

(48)	Copies of federal, state and/or local net income, gross income, gross receipt, excise, franchise or payroll tax returns for all entities that own the Properties (collectively, the “Property Owners” and individual, a “Property Owner”) for the prior 2 years.

(49)	Monthly occupancy reports for past 2 years.

(50)	Evidence of compliance with the Secure and Fair Enforcement for Mortgage Licensing Act of 2008.

(51)	Organizational charts showing the complete ownership structure of each Property and Property Owner.

(52)	A list of all members and/or partners (whether a limited partner or general partner), as applicable, of the Property Owners, including a description of the ownership percentage or percent interest of each member or partner, as applicable.

Schedule 3(A)-4

(53)	All partnership agreements, operating agreements and limited liability company agreements of each Property Owner, as applicable, and all amendments thereto.

(54)	Current certificates of formation or certificate of limited partnership, as applicable, for each Property Owner certified by the Secretary of State of the state of formation for such Property Owner.

(55)	Current certificates of good standing with respect to each Property Owner certified by the Secretary of State of the State of formation for such Property Owner and, in the event that such Property Owner was formed in a State other than the State where such Property Owner’s Property is located, a current certificate of authorization to transact business for such Property Owner (or similar authorization with respect to a foreign entity) certified by the Secretary of State of the State where the applicable Property is located, together with evidence of qualification and a certificate of good standing with respect to such Property Owner certified by the Secretary of State of the State were the Property is located.

(56)	Financial statements for each Property Owner which sets forth all of the assets and liabilities (including, without limitation, contingent liabilities) of such Property Owner.

(57)	Copies of any annual reports and similar reports filed with any governmental authority (including, without limitation, the Property Owner’s State of formation and the State, county and/or locality where the applicable Property is located) with respect to a Property Owner, as applicable.

(58)	A list of all bank accounts, escrow accounts, money market accounts, brokerage accounts and safety deposit accounts of each Property Owner, including, without limitation, the name, address and contact information of the financial institution and the names of all authorized signatories on such accounts.

Schedule 3(A)-5

SCHEDULE 7(B)(iii)
Purchaser Conflicts
None

Schedule
7(B)(iii)-1